Exhibit 10.2
Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SECOND AMENDMENT AGREEMENT, dated as of May 6, 2025 (this “Agreement”), relating to the Revolving Credit and Guaranty Agreement, dated as of June 8, 2021 (as amended by the Amendment Agreement, dated as of March 2, 2023, and as further supplemented or modified prior to the date hereof, the “Existing Credit Agreement”), among TOAST, INC., a Delaware corporation (the “Borrower”), the GUARANTORS party thereto, the LENDERS and ISSUING BANKS from time to time party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”) and Swing Line Lender.
WHEREAS, the Lenders party to the Existing Credit Agreement (collectively, the “Existing Revolving Lenders”) have agreed to extend credit to the Borrower under the Existing Credit Agreement on the terms and subject to the conditions set forth therein (the Commitments of the Existing Revolving Lenders under the Existing Credit Agreement as of the date hereof and prior to giving effect to this Agreement being referred to herein as the “Existing Revolving Commitments”);
WHEREAS, the Borrower desires to (a) obtain a new revolving facility in an aggregate principal amount of $350,000,000 (the “New Revolving Facility”) that will replace the existing $330,000,000 revolving facility made available under the Existing Credit Agreement and (b) amend and restate the Existing Credit Agreement (as so amended and restated, the “Restated Credit Agreement”) to (i) establish the New Revolving Facility on the terms and subject to the conditions set forth in the Restated Credit Agreement and (ii) effect certain modifications to the Existing Credit Agreement as set forth in the Restated Credit Agreement; and
WHEREAS, the Administrative Agent and each of the Lenders party hereto are willing to consent to the modifications to the Existing Credit Agreement on the terms and subjects to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preamble and the recitals hereto) have the meanings assigned to them in the Existing Credit Agreement or the Restated Credit Agreement, as the context requires.

SECTION 2. Amendment and Restatement of the Existing Credit Agreement. Effective as of the Restatement Effective Date:
(a) the Existing Credit Agreement is hereby amended and restated in the form attached as Exhibit A hereto;
(b) the Schedules to the Existing Credit Agreement are hereby amended and restated in their entirety in the form of the correspondingly numbered Schedules attached as Exhibit B hereto; and
(c) the Schedules included in the Disclosure Letter are hereby amended and restated in their entirety in the form of the correspondingly numbered Schedules attached as Exhibit C hereto; and
(d) the Exhibits to the Existing Credit Agreement are hereby amended and restated in their entirety in the form of the correspondingly lettered Exhibits attached as Exhibit D hereto.
SECTION 3. New Revolving Commitments.
(a) Subject to the terms and conditions set forth herein, each Person that has executed and delivered a signature page to this Agreement as a “New Revolving Lender” (each, a “New Revolving Lender”) hereby agrees, severally and not jointly, to provide to the Borrower on the Restatement Effective Date a commitment under the New Revolving Facility in the amount set forth opposite such Person’s name on Schedule 2.1 to the Restated Credit Agreement (each, a “New Commitment”) on the terms and subject to the conditions set forth herein and in the Restated Credit Agreement.
(b) By delivering a signature page to this Agreement, each New Revolving Lender shall be deemed to have agreed and consented to the amendment and restatement of the Existing Credit Agreement as contemplated by this Agreement and to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or any Lender on the Restatement Effective Date.
(c) Subject to the terms and conditions set forth herein, (i) upon the effectiveness of this Agreement, all Existing Revolving Commitments in effect under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement will be terminated and (ii) on the Restatement Effective Date, the Borrower shall pay to the Administrative Agent, for the respective accounts of the applicable Lenders, all unpaid interest, fees and other amounts accrued to the Restatement Effective Date with respect to (A) the Existing Revolving Commitments in effect immediately prior to the effectiveness of this Agreement and (B) any Revolving Loans and Swing Line Loans, in each case, outstanding immediately prior to the effectiveness of this Agreement. The Administrative Agent and each New Revolving Lender with Existing Revolving Commitments hereby waives the requirement that the Borrower provide advance notice of the termination of any Existing Revolving Commitments pursuant to Section 2.8(c) of the Existing Credit Agreement.
(d) Each Letter of Credit outstanding immediately prior to the effectiveness of this Agreement shall constitute a Letter of Credit issued pursuant to the Restated Credit Agreement and each New Revolving Lender shall be deemed to have acquired a participation in each such Letter of Credit as set forth in Section 2.4 of the Restated Credit Agreement.

SECTION 4. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and to each of the Lenders party hereto, as of the Restatement Effective Date, that:
(a) this Agreement has been duly authorized by all necessary corporate or other organizational and, if required, equity holder action of each Loan Party, and this Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(b) the representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents (including the Restated Credit Agreement) are true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct in all respects) on and as of the Restatement Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in such manner as of such earlier date; and
(c) on and as of the Restatement Effective Date, after giving effect to this Agreement and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing under the Restated Credit Agreement.
SECTION 5. Effectiveness. The amendment and restatement of the Existing Credit Agreement and the amendment and restatement of the applicable Exhibits and Schedules thereto as set forth in Section 2 hereof and the transactions set forth in Section 3 hereof shall become effective on the first date on which the following conditions shall have been satisfied (or waived in accordance with Section 10.2 of the Existing Credit Agreement) (such date, the “Restatement Effective Date”):
(a) The Administrative Agent shall have executed a counterpart hereto and it (or its counsel) shall have received from (i) the Borrower, (ii) each other Loan Party and (iii) each New Revolving Lender either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or e-mail transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b) The Administrative Agent shall have received a Revolving Loan Note executed by the Borrower in favor of each New Revolving Lender requesting a Revolving Loan Note to the extent requested at least two (2) Business Days prior to the Restatement Effective Date.
(c) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Issuing Banks and the New Revolving Lenders and dated the Restatement Effective Date) of Goodwin Procter LLP, counsel for the Loan Parties.

(d) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower attaching (i) certified copies of the resolutions of the board of directors (or similar governing body) of the Borrower and each other Loan Party approving the transactions contemplated by this Agreement and the execution and delivery of the Loan Documents to which it is a party to be delivered by the Borrower and the other Loan Parties on the Restatement Effective Date, and all documents evidencing other necessary corporate (or other applicable organizational) action and governmental approvals, if any, with respect to the Loan Documents and (ii) all other documents reasonably requested by the Administrative Agent relating to the organization, existence and good standing of each Loan Party and authorization of the transactions contemplated hereby.
(e) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party, to be delivered by each Loan Party on the Restatement Effective Date and the other documents to be delivered hereunder on the Restatement Effective Date.
(f) The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by a Responsible Officer of the Borrower confirming the accuracy of the representations and warranties set forth in Section 4 of this Agreement as of the Restatement Effective Date.
(g) The Administrative Agent shall have received the results of recent UCC, tax and judgment Lien searches with respect to each of the Loan Parties to the extent reasonably required by the Administrative Agent, and such results shall not reveal any material judgment or any Lien on any of the assets of the Loan Parties except for Liens permitted under Section 6.2 of the Restated Credit Agreement or Liens to be discharged on or prior to the Restatement Effective Date.
(h) (i) The Administrative Agent shall have received, at least five (5) Business Days prior to the Restatement Effective Date, all documentation and other information regarding the Borrower and the Guarantors requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower at least ten (10) Business Days prior to the Restatement Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Restatement Effective Date, any New Revolving Lender that has requested, in a written notice to the Borrower at least ten (10) Business Days prior to the Restatement Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification.
(i) Since December 31, 2024, no event, development or circumstance shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
(j) On the Restatement Effective Date, the Administrative Agent shall have received a Solvency Certificate executed by a Financial Officer of the Borrower in the form of Exhibit H to the Restated Credit Agreement.

(k) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced with reasonable detail at least two (2) Business Days prior to the Restatement Effective Date, payment or reimbursement of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be paid or reimbursed by any Loan Party under that certain Engagement Letter dated as of April 16, 2025 or any Loan Document (including, for the avoidance of doubt, any principal, interest, fees and expenses payable under Section 3 of this Agreement).
The Administrative Agent shall notify the Borrower and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding.
SECTION 6. Effect of Amendment and Restatement; No Novation Agreement.
(a) Except as expressly set forth herein and in the Restated Credit Agreement, this Agreement and the Restated Credit Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, the Issuing Banks, the Swing Line Lender or the Lenders under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which shall continue in full force and effect in accordance with the provisions thereof.
(b) Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Restated Credit Agreement or any other Loan Document in similar or different circumstances.
(c) On and after the Restatement Effective Date, each reference in the Restated Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, as used in the Restated Credit Agreement, shall refer to the Existing Credit Agreement as amended and restated in the form of the Restated Credit Agreement, and the term “Credit Agreement”, as used in any Loan Document, shall mean the Restated Credit Agreement.
(d) Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Existing Credit Agreement. Nothing expressed or implied in this Agreement, the Restated Credit Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrower under the Existing Credit Agreement or any Loan Party under any Loan Document (as defined in the Existing Credit Agreement) from any of its obligations and liabilities thereunder.
SECTION 7. Reaffirmation. Each of the Loan Parties hereby (a) reaffirms its obligations under the Restated Credit Agreement and each other Loan Document to which it is a party, in each case as modified by this Agreement, (b) agrees that, notwithstanding the effectiveness of this Agreement, the Security Documents continue to be in full force and effect and (c) reaffirms its guarantee of the Obligations (after giving effect to this Agreement) and the pledge of and/or grant of a security interest in its assets as Collateral to secure such Obligations (after giving effect to this Agreement), all as provided in the Security Documents as originally executed (and giving effect to this Agreement), and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, such Obligations under the Restated Credit Agreement and the other Loan Documents.

SECTION 8. Interpretation. This Agreement shall constitute a “Loan Document” for all purposes of the Restated Credit Agreement and the other Loan Documents.
SECTION 9. Governing Law; Jurisdiction; Consent to Service of Process.
(a) THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE UNDER, ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER BASED IN CONTRACT (AT LAW OR IN EQUITY), TORT OR ANY OTHER THEORY, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW.
(b) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party in a jurisdiction where Collateral is located or to enforce a judgment in the courts of any jurisdiction.
(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1 of the Restated Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 11. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by fax, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
SECTION 12. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TOAST, INC.

by	/s/ Elena Gomez
Name: Elena Gomez
Title: President and Chief Financial Officer

TOAST CAPITAL LLC

by	/s/ Michael Senno
Name: Michael Senno
Title: Treasurer

STRATEX HOLDCO, LLC

by	/s/ Michael Senno
Name: Michael Senno
Title: Treasurer

OAE SOFTWARE, LLC

by	/s/ Michael Senno
Name: Michael Senno
Title: Treasurer

STRATEGY EXECUTION PARTNERS LLC

by	/s/ Eric Bisceglia
Name: Eric Bisceglia
Title: Chief Executive Officer

[Signature Page to the Toast Amendment Agreement]

XTRA CHEF, LLC

by	/s/ Michael Senno
Name: Michael Senno
Title: Treasurer

SLING INC.

by	/s/ Michael Senno
Name: Michael Senno
Title: Treasurer

TOAST EMPLOYEE CLOUD, INC.

by	/s/ Michael Senno
Name: Michael Senno
Title: Treasurer

TOAST INTERNATIONAL, INC.

by	/s/ Michael Senno
Name: Michael Senno
Title: Treasurer

DELPHI DISPLAY SYSTEMS, INC.

by	/s/ Michael Senno
Name: Michael Senno
Title: Treasurer

[Signature Page to the Toast Amendment Agreement]

JPMORGAN CHASE BANK, N.A., individually, and as Administrative Agent and Issuing Bank

by	/s/ Inderjeet Aneja
Name: Inderjeet Aneja
Title: Managing Director

GOLDMAN SACHS LENDING PARTNERS LLC

by	/s/ Dan Starr
Name: Dan Starr
Title: Authorized Signatory

HSBC BANK USA, NATIONAL ASSOCIATION

by	/s/ Joanna London
Name: Joanna London
Title: Senior Vice President

[Signature Page to the Toast Amendment Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.

by	/s/ Michael King
Name: Michael King
Title: Vice President

BANK OF AMERICA, N.A.,

by	/s/ Patrick Martin
Name: Patrick Martin
Title: Managing Director

[Signature Page to the Toast Amendment Agreement]

[Execution Version]
EXHIBIT A

REVOLVING CREDIT AND GUARANTY AGREEMENT
dated as of June 8, 2021
as amended as of March 2, 2023
as further amended and restated as of May 6, 2025
among
TOAST, INC.,
the Guarantors party hereto,
the Lenders and Issuing Banks party hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A.,
GOLDMAN SACHS LENDING PARTNERS LLC
and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page
Section 1.1    Defined Terms.    1
Section 1.2    Classification of Loans and Borrowings    45
Section 1.3    Terms Generally    45
Section 1.4    Accounting Terms; GAAP; Certain Calculations    46
Section 1.5    Letter of Credit Amounts    47
Section 1.6    Divisions    47
Section 1.7    Interest Rates; Benchmark Notification    47
Section 1.8    Exchange Rates; Currency Equivalents    48
Section 1.9    Certain Calculations and Tests    48
ARTICLE II THE CREDITS    49
Section 2.1    Commitments    49
Section 2.2    Revolving Loans and Borrowings    50
Section 2.3    Swing Line Loans    50
Section 2.4    Issuance of Letters of Credit and Purchase of Participations Therein    52
Section 2.5    Requests for Borrowings    58
Section 2.6    Funding of Borrowings    59
Section 2.7    Interest Elections    60
Section 2.8    Termination and Reduction of Commitments    61
Section 2.9    Repayment of Loans; Evidence of Debt    62
Section 2.10    Prepayment of Loans    62
Section 2.11    Fees    63
Section 2.12    Interest    64
Section 2.13    Alternate Rate of Interest.    65
Section 2.14    Increased Costs    68
Section 2.15    Break Funding Payments    69
Section 2.16    Taxes    70
Section 2.17    Payments Generally; Pro Rata Treatment; Sharing of Set-offs    73
Section 2.18    Mitigation Obligations; Replacement of Lenders    74
Section 2.19    Incremental Facilities    75
Section 2.20    Extension of Maturity Date    79
Section 2.21    Defaulting Lenders    81
Section 2.22    Refinancing Facilities    83
ARTICLE III REPRESENTATIONS AND WARRANTIES    85
Section 3.1    Organization; Powers    85
Section 3.2    Authorization; Enforceability    85
Section 3.3    Governmental Approvals; No Conflicts    85
Section 3.4    Financial Condition; No Material Adverse Change    85

Section 3.5    Properties    86
Section 3.6    Litigation and Environmental Matters    86
Section 3.7    Compliance with Laws and Agreements    86
Section 3.8    Investment Company Status    86
Section 3.9    Taxes    87
Section 3.10    ERISA    87
Section 3.11    Disclosure    88
Section 3.12    Subsidiaries    88
Section 3.13    Anti-Terrorism Laws; USA Patriot Act    89
Section 3.14    Anti-Corruption Laws and Sanctions    89
Section 3.15    Margin Stock    89
Section 3.16    Solvency    89
Section 3.17    Affected Financial Institution    89
Section 3.18    Collateral Matters    89
Section 3.19    Outbound Investment Rules    90
ARTICLE IV CONDITIONS    90
Section 4.1    [Reserved]    90
Section 4.2    Each Credit Extension    90
ARTICLE V AFFIRMATIVE COVENANTS    91
Section 5.1    Financial Statements; Other Information    91
Section 5.2    Notices of Material Events    92
Section 5.3    Existence; Conduct of Business    93
Section 5.4    Payment of Taxes    93
Section 5.5    Maintenance of Properties; Insurance    93
Section 5.6    Books and Records; Inspection Rights    93
Section 5.7    ERISA-Related Information    94
Section 5.8    Compliance with Laws and Agreements    94
Section 5.9    Use of Proceeds    95
Section 5.10    Additional Guarantors    95
Section 5.11    Further Assurances    95
Section 5.12    Designation of Restricted and Unrestricted Subsidiaries    96
Section 5.13    Information Regarding Collateral    97
ARTICLE VI NEGATIVE COVENANTS    97
Section 6.1    Indebtedness    97
Section 6.2    Liens    99
Section 6.3    Fundamental Changes; Asset Sales    102
Section 6.4    Restricted Payments    104
Section 6.5    Restrictive Agreements    106
Section 6.6    Transactions with Affiliates    106
Section 6.7    Investments    107

Section 6.8    Financial Covenant    108
Section 6.9    Certain Payments of Indebtedness    108
Section 6.10    Outbound Investment Rules    109
ARTICLE VII GUARANTY    110
Section 7.1    Guaranty of the Obligations    110
Section 7.2    Payment by Guarantors    110
Section 7.3    Liability of Guarantors Absolute    110
Section 7.4    Waivers by Guarantors    112
Section 7.5    Guarantors’ Rights of Subrogation, Contribution, Etc    112
Section 7.6    Subordination of Other Obligations    113
Section 7.7    Continuing Guaranty    113
Section 7.8    Authority of Guarantors or the Borrower    113
Section 7.9    Financial Condition of the Borrower    113
Section 7.10    Bankruptcy, Etc    114
ARTICLE VIII EVENTS OF DEFAULT    114
ARTICLE IX THE ADMINISTRATIVE AGENT    117
ARTICLE X MISCELLANEOUS    123
Section 10.1    Notices    123
Section 10.2    Waivers; Amendments    125
Section 10.3    Expenses; Limitation of Liability; Indemnity    127
Section 10.4    Successors and Assigns    129
Section 10.5    Survival    133
Section 10.6    Counterparts; Integration; Effectiveness    134
Section 10.7    Severability    134
Section 10.8    Right of Setoff    134
Section 10.9    Governing Law; Jurisdiction; Consent to Service of Process    135
Section 10.10    WAIVER OF JURY TRIAL    135
Section 10.11    Headings    136
Section 10.12    Confidentiality    136
Section 10.13    Interest Rate Limitation    137
Section 10.14    No Advisory or Fiduciary Responsibility    137
Section 10.15    Electronic Execution    138
Section 10.16    Certain Notices    139
Section 10.17    Release of Liens and Guarantees    139
Section 10.18    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    140
Section 10.19    Acknowledgement Regarding Any Supported QFCs    141
Section 10.20    Collateral Matters    141
Section 10.21    Credit Bidding    142
Section 10.22    Certain ERISA Matters    143

SCHEDULES

Schedule 2.1	—	Commitments
Schedule 2.4	—	Existing Letters of Credit

EXHIBITS

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Issuance Notice
Exhibit C-1	—	Form of Revolving Loan Note
Exhibit C-2	—	Form of Swing Line Note
Exhibit D	—	Form of Compliance Certificate
Exhibit E	—	Form of Maturity Date Extension Request
Exhibit F	—	Form of Counterpart Agreement
Exhibit G	—	Form of Solvency Certificate
Exhibit H	—	Form of Portfolio Interest Certificates
Exhibit I	—	Form of Beneficial Ownership Certificate
Exhibit J	—	Form of Perfection Certificate

REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of June 8, 2021, as amended as of March 2, 2023, and as further amended and restated as of May 6, 2025, among TOAST, INC., as Borrower, the GUARANTORS party hereto, the LENDERS and ISSUING BANKS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Swing Line Lender.
The Borrower (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I), requested that the Lenders make Loans to the Borrower on a revolving credit basis and the Issuing Banks issue Letters of Credit at the request and for the account of the Borrower on and after the Restatement Effective Date and at any time and from time to time prior to the Commitment Termination Date.
The proceeds of borrowings and Letters of Credit hereunder are to be used for the purposes described in Section 5.9. The Lenders are willing to establish the credit facility referred to in the preceding paragraph upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.
“Acquisition” means any transaction or series of related transactions resulting in the acquisition by the Borrower or any of its Restricted Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person.
“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to the Daily Simple RFR for Sterling and (ii) with respect to any RFR Borrowing determined in dollars, an interest rate per annum equal to the Daily Simple RFR for dollars; provided that if the Adjusted Daily Simple RFR as so determined would be less than 0%, such rate shall be deemed to be equal to 0% for purposes of this Agreement.
“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than 0%, such rate shall be deemed to equal 0% for purposes of this Agreement.

“Administrative Agent” means JPMCB, in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent. Where the context requires, references herein to the Administrative Agent shall also include JPMCB acting in its capacity as Collateral Agent under each of the Security Documents.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent to the Borrower or any Lender, as the context requires.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent-Related Person” has the meaning assigned to it in Section 10.3(d).
“Agreed Currency” means Dollars and each Alternative Currency.
“Agreement” means this Revolving Credit and Guaranty Agreement, as the same may hereafter be modified, supplemented, extended, amended, restated or amended and restated from time to time.
“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1% and (c)  Term SOFR for an Interest Period of one month as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the NYFRB Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, then the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or Term SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until any Benchmark Replacement has become effective pursuant to Section 2.13(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, the Alternate Base Rate shall at no time be less than 1.00% per annum.

“Alternative Currency” means Sterling, Euros and any additional currencies determined after the Restatement Effective Date by mutual agreement of the Borrower, each of the Lenders, each of the Issuing Banks and the Administrative Agent; provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into dollars.
“Amendment Agreement” means the Second Amendment Agreement dated as of May 6, 2025, among the Borrower, the Guarantors party thereto, the Lenders and Issuing Banks party thereto and the Administrative Agent.
“Ancillary Document” has the meaning assigned to it in Section 10.15.
“Anti-Corruption Laws” means all applicable laws, rules and regulations concerning or relating to bribery, corruption or kickback, including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and the UK Bribery Act 2010.
“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that if any Defaulting Lender exists at such time, the Applicable Percentage shall be calculated disregarding such Defaulting Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Applicable Rate” means, for any day, (a) with respect to any Term Benchmark Loan or RFR Loan, 1.50% per annum, and (b) with respect to any ABR Loan, 0.50% per annum.
“Applicable Time” means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Application” means an application, in a form as the applicable Issuing Bank may specify as the form for use by its customers from time to time, executed and delivered by the Borrower to the Administrative Agent and the applicable Issuing Bank, requesting such Issuing Bank to issue a Letter of Credit.
“Approved Borrower Portal” has the meaning assigned to it in Section 10.1(d).
“Approved Fund” has the meaning set forth in Section 10.4.
“Arrangers” means JPMCB, Goldman Sachs Lending Partners LLC and Morgan Stanley Senior Funding Inc., in their capacities as joint lead arrangers and joint bookrunners, and any successors thereto.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.
“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.4(a).
“Availability Period” means the period from and including the Restatement Effective Date to but excluding the Commitment Termination Date.
“Available Incremental Amount” has the meaning set forth in Section 2.19(a)(ii).
“Available Revolving Commitments” means, as of any date, the aggregate amount of Commitments then in effect minus the aggregate amount of Revolving Exposure then outstanding.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.13.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.
“Basket” means any financial test or ratio (including by reference to the Total Net Leverage Ratio, Consolidated Total Assets or Liquidity) or any amount, threshold, value or availability, in each case prescribed or required with respect to any Limited Condition Transaction.

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan in any Agreed Currency, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and its related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.13.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:
(1)in the case of any Loan denominated in dollars, the Adjusted Daily Simple RFR for dollars;
(2)the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time;

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, and/or any Term Benchmark Loan denominated in dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines, in consultation with the Borrower, that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to the then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, substantially in the form of Exhibit I.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Beneficiary” means the Administrative Agent, each Issuing Bank and each Lender.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Board of Directors” means the board of directors or comparable governing body of the Borrower or any committee thereof duly authorized to act on its behalf.
“Borrower” means Toast, Inc., a Delaware corporation.
“Borrowing” means (a) Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect or (b) a Swing Line Loan.
“Borrowing Minimum” means (a) in the case of a Borrowing denominated in dollars, US$5,000,000, (b) in the case of a Borrowing denominated in Euro, €5,000,000 and (c) in the case of a Borrowing denominated in Sterling, £5,000,000.
“Borrowing Multiple” means (a) in the case of a Borrowing denominated in dollars, US$1,000,000, (b) in the case of a Borrowing denominated in Euro, €1,000,000 and (c) in the case of a Borrowing denominated in Sterling, £1,000,000.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.5, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Borrower.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, in addition to the foregoing, a Business Day shall be (a) when used in relation to such Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (b) when used in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the Applicable Currency of such RFR Loan, any such day that is only a RFR Business Day and (c) when used in relation to Loans referencing Term SOFR and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing Term SOFR or any other dealing of such Loans referencing Term SOFR, any such day that is a U.S. Government Securities Business Day.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that, all obligations that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of the Loan Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the financial statements to be delivered pursuant to the Loan Documents.
“Capital Products” means any capital advances, loans and other credit products offered to customers by the Borrower or any of its Subsidiaries in the ordinary course of business (including any pilot of any such product).
“Captive Insurance Subsidiary” means any Subsidiary that is subject to regulation as an insurance company (or any Subsidiary thereof).
“Cash Equivalents” means
(1)United States dollars, or money in other currencies received in the ordinary course of business,
(2)U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding one year from the date of acquisition,
(3)(i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any State thereof having capital, surplus and undivided profits in excess of $500 million whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s,
(4)repurchase obligations with a term of not more than thirty days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,
(5)commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing within one year after the date of acquisition,
(6)securities with maturities of one year or less from the date of acquisition which (or the issuer of which) are rated at least A or A-1 by S&P or A2 or P-1 by Moody’s,

(7)money market funds at least 90% of the assets of which consist of investments of the type described in clauses (1) through (6) above;
(8)in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes; and
(9)solely with respect to any Captive Insurance Subsidiary, any investment that the Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law.
“Cash Management Services” means cash management, treasury management and related services provided to the Borrower or any Restricted Subsidiary, including treasury, depository, foreign exchange, return items, overdraft, controlled disbursement, cash sweeps, zero balance arrangements, temporary advances, merchant stored value cards, e-payables, electronic funds transfer, interstate depository network and automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) services and credit cards, credit card processing services, credit and debit card payment processing services, debit cards, stored value cards, virtual cards (including single use virtual card accounts) and commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”) arrangements.
“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.
“CBR Spread” means, with respect to any CBR Loan at any time, the Applicable Rate applicable at such time to such Loan that is replaced by a CBR Loan in accordance herewith.
“Central Bank Rate” means the greater of (a) (i) (A) for any Loan denominated in Sterling, the “Bank Rate” of the Bank of England (or any successor thereto) as published by the Bank of England (or any successor thereto) from time to time, (B) for any Loan denominated in Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (C) for any Loan denominated in any other Alternative Currency determined after the Restatement Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion; plus (ii) the Central Bank Rate Adjustment and (b) zero.

“Central Bank Rate Adjustment” means, for any day, (a) for any Loan denominated in Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) for any Loan denominated in Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which Adjusted Daily Simple RFR for Sterling Borrowings was available (excluding, from such averaging, the highest and the lowest Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period and (c) for any Loan denominated in any other Alternative Currency determined after the Restatement Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the Central Bank Rate shall be determined disregarding clause (a)(ii) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Euro for a maturity of one month.
“CFC” means (a) each Subsidiary that is a “controlled foreign corporation” (within the meaning of Section 957) and (b) each Subsidiary of any such controlled foreign corporation described in clause (a) above. For purposes of this definition, all Section references are to the Code.
“CFC Holdco” means each Subsidiary substantially all the assets of which consist of Equity Interests in (or Equity Interests in and Indebtedness of) (i) one or more CFCs or (ii) a Subsidiary that otherwise constitutes a CFC Holdco.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act and the rules of the Securities and Exchange Commission thereunder), other than the Permitted Holders, individually or in the aggregate, of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower; or (b) persons who were (i) directors of the Borrower on the date hereof, (ii) nominated by the Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by the Board of Directors at any time before such persons actually commenced their service as directors or (iii) appointed by directors that were directors of the Borrower or directors nominated as provided in the preceding clause (ii), ceasing to occupy a majority of the seats (excluding vacant seats) on the Board of Directors.

“Change in Law” means the occurrence, after the Restatement Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Class” when used in reference to any Commitment, refers to whether such Commitment is a Commitment to make Revolving Loans (other than under an Incremental Revolving Commitment Tranche) or a commitment under an Incremental Revolving Commitment Tranche.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“Collateral” means all property and interests in property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted to the Administrative Agent, the Collateral Agent or any Lender under any of the Security Documents.
“Collateral Agent” means JPMCB, in its capacity as collateral agent for the Secured Parties and any successor thereto in such capacity.
“Collateral Agreement” means the Collateral Agreement among the Borrower, the other Loan Parties and the Collateral Agent, dated the Original Effective Date, together with all supplements thereto.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)the Collateral Agent shall have received from the Borrower and each Designated Subsidiary either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Subsidiary after the Original Effective Date, (A) a supplement to the Collateral Agreement, in a form reasonably acceptable to the Administrative Agent and (B) a Counterpart Agreement, in each case duly executed and delivered on behalf of such Designated Subsidiary, together with documents and opinions of the type referred to in Section 5(c) and (d) of the Amendment Agreement with respect to such Designated Subsidiary within 60 days of such Person becoming a Designated Subsidiary (or such longer period as the Administrative Agent may, in its reasonable discretion, agree to in writing);
(b)(i) all Equity Interests (other than any Excluded Assets) in any Subsidiary owned by or on behalf of any Loan Party shall have been pledged in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Collateral Agreement and (ii) the Collateral Agent shall, to the extent required by the Collateral Agreement, have received any certificates or other instruments representing such Equity Interests (to the extent then in existence), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;
(c)(i) all Indebtedness of the Borrower and its Restricted Subsidiaries and (ii) all Indebtedness of any other Person in a principal amount of $2,500,000 or more, in each case, that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement, and the Collateral Agent shall have received all such promissory notes in a principal amount of $2,500,000 or more, together with undated instruments of transfer with respect thereto endorsed in blank;
(d)Uniform Commercial Code financing statements to be filed in the jurisdiction of formation of each Loan Party and intellectual property security agreements with respect to the Intellectual Property of each Loan Party, to be filed in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording; and
(e)the Collateral Agent shall have received a counterpart, duly executed and delivered by the applicable Loan Party and the applicable depositary bank of a Control Agreement with respect to each deposit account (other than any deposit account constituting Excluded Assets) maintained by any Loan Party with any depositary bank; provided that no such Control Agreements shall be required at any time that the primary operating accounts of the Borrower and the other Loan Parties are maintained with a Lender or an Affiliate thereof.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the Guaranty provided by any Guarantor, if, and for so long as the Administrative Agent, in consultation with the Borrower, determines in its reasonable discretion that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such legal opinions or other deliverables in respect of such assets, or incurring such Guaranty (taking into account any adverse tax consequences to the Borrower and its Subsidiaries (including the imposition of withholding or other material Taxes)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents, (c) except as required pursuant to clause (e) above, in no event shall control agreements or other control or similar arrangements be required with respect to deposit accounts, securities accounts, commodities accounts or other assets specifically requiring perfection by control agreements (other than certificated securities) so long as, in the case of deposit accounts, the primary operating accounts of the Loan Parties are maintained at any Lender or an affiliate thereof, (d) no perfection actions shall be required with respect to (x) vehicles and other assets subject to certificates of title or (y) real property, (e) no perfection actions shall be required with respect to promissory notes evidencing Indebtedness for borrowed money in a principal amount of less than $2,500,000, (f) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States (including any Equity Interests of Foreign Subsidiaries and any foreign Intellectual Property) or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction), (g) no actions shall be required to perfect a security interest in letter of credit rights or commercial tort claims (other than the filing of UCC financing statements), (h) no Loan Party shall be required to deliver or obtain any landlord lien waivers, estoppel certificates or collateral access agreements or letters or similar agreements, (i) in no event shall the Collateral include any Excluded Assets and (j) without limitation of any of the foregoing, no perfection actions shall be required except as set forth in items (a) through (e) in the preceding paragraph. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of legal opinions or other deliverables with respect to particular assets or the Guarantee by any Subsidiary (including extensions beyond the Restatement Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Original Effective Date) where it, in consultation with the Borrower, determines in its sole discretion that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder and to acquire participations in Letters of Credit and Swing Line Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.8, (b) increased from time to time pursuant to Section 2.19 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.20 or Section 10.4. The initial amount of each Lender’s Commitment as of the Restatement Effective Date is set forth on Schedule 2.1. The initial aggregate amount of the Lenders’ Commitments as of the Restatement Effective Date is $350,000,000.
“Commitment Increase” has the meaning set forth in Section 2.19(a).
“Commitment Termination Date” means the earliest to occur of (a) the Maturity Date, (b) the date the Commitments are permanently reduced to zero pursuant to Section 2.8, and (c) the date of the termination of the Commitments pursuant to Article VIII.
“Common Stock” means the common stock of the Borrower.
“Competitors” has the meaning set forth in the definition of “Disqualified Lender”.
“Consenting Lender” has the meaning set forth in Section 2.20(a).
“Consolidated Credit EBITDA” means, for any period, Consolidated Net Income for such period plus, all as determined on a consolidated basis, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of: (a) consolidated tax expense based on income, profits or capital, including state, franchise, capital and similar taxes and withholding taxes paid or accrued during such period, (b) total interest expense, and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of gains on such hedging obligations or such derivative instruments, and financial institution and letter of credit fees and costs of surety bonds in connection with financing activities plus expenses associated with the equity component of, and any mark to market losses with respect to, convertible debt instruments, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill), (e) extraordinary, unusual or non-recurring costs, fees, charges and other expenses, including fees, charges and expenses incurred that are (or are expected to be within one year of the end of such period with a deduction in the subsequent period to the extent not so reimbursed or paid) reimbursed or actually paid by a third party or under indemnification or reimbursement provisions, (f) costs or expenses reasonably identified by the Borrower as incurred in connection with entry into or expansion of new markets, strategic initiatives and contracts, software development and new systems design, new product offerings, project start-up costs, and related integration and systems establishment costs, including any on-going operating losses in respect thereof for a period of no more than 24 months after commencement of such operations or expansion, (g) non-cash equity-based compensation expenses and payroll tax expense related to equity-based compensation expenses, (h) any other non-cash charges, non-cash expenses or non-cash losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period); provided, however that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period) shall be subtracted from Consolidated Net Income in calculating Consolidated Credit EBITDA in the period when such payments are made, (i) transition, integration, business optimization and similar fees, charges and expenses related to acquisitions, business combinations, dispositions and exiting lines of business, (j) restructuring, severance, discontinued operations or similar charges, (k) pro forma “run rate” cost savings, operating expense reductions and synergies (including expected revenue enhancements) relating to Acquisitions, business combinations, dispositions and other initiatives that are reasonably identifiable and projected in good faith by the Borrower to result from actions that have been taken or with respect to which substantial steps have been taken or initiated or are expected to be taken with the first eight full fiscal quarters after such event, (l) accruals or expenses related to settlements or payment of legal claims, (m) transaction costs associated with this Agreement and the transactions contemplated hereby and with any actual, proposed or contemplated issuance of Equity Interests (including any expense relating to enhanced accounting functions or other costs associated with becoming a public company), the making of any Investment, Acquisition, Joint Venture or disposition, or the issuance or incurrence of Indebtedness (including Incremental Equivalent Debt, Permitted Convertible Indebtedness and any Permitted Call Spread Transactions) or refinancings, (n) in connection with Acquisitions of foreign Subsidiaries, expenses recognized on conversion from IFRS to GAAP for items capitalized under IFRS but expensed under GAAP and (o) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated Credit EBITDA pursuant to clause (iii) below for any previous period and not added back; provided that, for any period, the aggregate amount added pursuant to clauses (f), (i), (j) and (k) shall not exceed 25% of Consolidated Credit EBITDA for the applicable period (calculated after giving effect to such addbacks); and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of: (i) interest income, (ii) any extraordinary income or gains determined in accordance with GAAP and (iii) any other non-cash income other than accrual of revenue in the ordinary course of business (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (h) above).

“Consolidated Net Income” means for any period, the net income (loss) of the Borrower and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP; provided, however, that there will not be included in the determination of Consolidated Net Income the effect of: (a) with respect to any Subsidiary that is not a Wholly-Owned Subsidiary but whose net income is consolidated in whole or in part with the net income of the Borrower, the income of such Subsidiary solely to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its organizational documents or any law applicable to such Subsidiary; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid by such Subsidiary to the Borrower or any other Subsidiary; (b) any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations (including pursuant to any sale and leaseback) which is not sold or otherwise disposed of in the ordinary course of business; (c) the cumulative effect of a change in accounting principles; and (d) any recapitalization or purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements, as a result of any consummated Acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development). In addition, proceeds from any business interruption insurance received in such period or which is reasonably expected to be received in a subsequent period and within one year of the underlying loss shall be added to Consolidated Net Income; provided, that if not so received within such one-year period, such amount shall be subtracted in the subsequent calculation period.
“Consolidated Total Assets” means, at any date of determination, the total amount of assets of the Borrower and its Restricted Subsidiaries (or of any Subsidiary of the Borrower and its Restricted Subsidiaries, as the context requires), as set forth on the most recent financial statements delivered pursuant to Sections 5.1(a) and (b).
“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Indebtedness for borrowed money, Capital Lease Obligations and purchase money Indebtedness; provided, Consolidated Total Indebtedness will not include Indebtedness of a Securitization Subsidiary that is non-recourse to the Borrower or any other Restricted Subsidiaries (other than Standard Securitization Undertakings), undrawn amounts under revolving credit facilities and Indebtedness in respect of (1) letter of credit, bank guarantees and performance or similar bonds, except to the extent of obligations in respect of drawn standby letters of credit which have not been reimbursed within three (3) Business Days, (2) any purchase price adjustments, earnouts, holdbacks and other similar deferred consideration payable in connection with Permitted Acquisitions to the extent contingent, not fixed or less than 10 Business Days past due and (3) obligations under Swap Agreements. The dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Swap Agreements for currency exchange risks with respect to the applicable currency in effect on the date of determination of the dollar-equivalent principal amount of such Indebtedness.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Agreement” means, with respect to any deposit account (other than any deposit account constituting Excluded Assets) maintained by any Loan Party, a control agreement in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by such Loan Party and the depositary bank with which such account is maintained.
“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.
“Corresponding Tenor” means, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit F delivered by a Loan Party pursuant to Section 5.10.
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 10.19.
“Credit Extension” has the meaning set forth in Section 4.2.
“Credit Product Programs” means programs under which loans (whether revolving or term loans), credit cards and other credit products are made available to customers of the Borrower and its Restricted Subsidiaries (including, for the avoidance of doubt, the program existing on the Restatement Effective Date involving WebBank pursuant to the WebBank Agreements, and a forward flow purchaser and any extension, renewal or replacement of such program or any other Credit Product Program established from time to time).

“Customary Bridge Loans” means customary bridge loans (as determined by the Borrower in good faith) with a final scheduled maturity date of not more than one year; provided that, where the term Customary Bridge Loans is used in the context of any exception to any requirement as to the Weighted Average Life to Maturity or the final scheduled maturity date of any Indebtedness, any Indebtedness that is to be exchanged for or otherwise to replace such bridge loans, or into which such bridge loans are to be converted, shall be used for purposes of determining whether such requirement is satisfied.
“Customer CMS Programs” means programs making cash management, treasury management and related services available to customers of the Borrower and its Restricted Subsidiaries, including treasury, depository, foreign exchange, return items, merchant stored value cards, e-payables, electronic funds transfer, interstate depository network and automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) services and payment processing services, debit cards, and stored value cards arrangements.
“Daily Simple RFR” means, for any day, an interest rate per annum equal to, for any RFR Loan denominated in (i) Sterling, Daily Simple SONIA or (ii) dollars, Daily Simple SOFR.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website.
“Daily Simple SONIA” means, for any day (a “SONIA Interest Day”), an interest rate per annum equal to the higher of (a) SONIA for the day that is five RFR Business Days prior to (i) if such SONIA Interest Day is an RFR Business Day, such SONIA Interest Day or (ii) if such SONIA Interest Day is not a RFR Business Day, the RFR Business Day immediately preceding such SONIA Interest Day and (b) zero. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to any Borrower.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Declining Lender” has the meaning set forth in Section 2.20(a).
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.21(c), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, (ii) fund any portion of its participations in Letters of Credit or Swing Line Loans or (iii) pay to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to such funding or payment (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower, any Issuing Bank, Swing Line Lender or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent, any Issuing Bank or the Borrower, to confirm in writing to the Administrative Agent, the Issuing Banks and the Borrower that it will comply with its prospective funding obligations and participations in then outstanding Letters of Credit and Swing Line Loans hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, the Issuing Banks and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) become the subject of a Bail-In Action or (iii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(c)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, the Swing Line Lender and each Lender.
“Designated Subsidiary” means, at any time of determination, each Wholly Owned Subsidiary of the Borrower that is a Restricted Subsidiary and is not an Excluded Subsidiary.
“Direct Borrower Obligations” means any Obligations of the Borrower in its capacity as the Borrower under this Agreement.

“Disbursement Date” has the meaning set forth in Section 2.4(d).
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.6 to the Disclosure Letter.
“Disclosure Letter” means the disclosure letter, dated as of the Restatement Effective Date, delivered by the Borrower to the Administrative Agent and the Lenders.
“Disposition” has the meaning assigned to it in Section 6.3(b).
“Disqualified Equity Interest” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests and the payment in cash in lieu of the issuance of fractional shares of such Equity Interests), in whole or in part, or (iii) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 181 days after the latest Maturity Date then in effect; provided that (a) Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the date that is 181 days after the latest Maturity Date then in effect if the payment upon such redemption or repurchase is contractually subordinated in right of payment to the Obligations and (b) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Disqualified Institutions” has the meaning set forth in the definition of “Disqualified Lender”.

“Disqualified Lender” means, collectively, (a) any Person (other than bona fide commercial banks) that is a competitor or potential competitor of the Borrower and its Subsidiaries or any investor in any such competitor or potential competitor, in each case as determined in good faith by the Borrower and to the extent identified by the Borrower to the Administrative Agent and the Lenders (including after the Restatement Effective Date which may be delivered in a form of a list provided to the Administrative Agent) by name in writing from time to time (“Competitors”), (b) those banks, financial institutions and other Persons separately identified by name by the Borrower to the Administrative Agent in writing on or before the Restatement Effective Date, (c) any Person (other than (x) any Affiliates of Lenders as of the Restatement Effective Date or (y) any Affiliate of a Lender approved by the Borrower and the Administrative Agent (such approval, in each case, not to be unreasonably withheld, delayed or conditioned)) with a long term unsecured credit rating of less than BBB- by S&P or Fitch Ratings Ltd. (or any successor thereto) or less than Baa3 by Moody’s, (d) any Person (including an Affiliate or Approved Fund of a Lender) whose primary activity is the trading or acquisition of distressed debt; provided that, for purposes of Section 10.12, senior employees of Lenders or their Affiliates who are required, in accordance with industry regulations or the Lenders’ internal policies and procedures to act in a supervisory capacity and the Lenders’ internal legal, compliance, risk management, credit or investment committee members shall not constitute Disqualified Lenders as a result of this clause (d) (those banks, financial institutions and other Persons under clauses (b) through (d) are collectively referred to as the “Disqualified Institutions”) and (e) any Subsidiary of a Competitor or a Disqualified Institution, other than bona fide debt funds that would not be a Competitor or a Disqualified Institution but for this clause (e), that are (x) identified in writing by the Borrower to the Administrative Agent and the Lenders (including after the Restatement Effective Date which may be delivered in a form of a list provided to the Administrative Agent) by name in writing from time to time or (y) clearly identifiable as affiliates solely on the basis of the similarity of its name (provided that neither the Administrative Agent nor any Lender shall have any obligation to carry out due diligence in order to identify such affiliates); provided that the foregoing clauses (c) and (d) shall be inapplicable during any time that an Event of Default has occurred and is continuing. The identification of any Competitor or Disqualified Institution after the Restatement Effective Date shall become effective three Business Days after delivery to the Administrative Agent and the Lenders (including by delivering a list provided to the Administrative Agent), and shall not apply retroactively to disqualify the assignment, participation or other transfer of an interest in Commitments or Loans that was effective prior to the effective date of such supplement (but such Person shall not be able to increase its Commitments or participations hereunder); provided that, for the avoidance of doubt, such Person shall thereafter be considered a Disqualified Lender. The Disqualified Lenders shall be identified to the Lenders by the Administrative Agent (which may be in the form of notice posted to the Platform).

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in dollars, such amount and (b) if such amount is expressed in a Permitted Foreign Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Permitted Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Permitted Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion).
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary that is incorporated or organized under the laws of the United States, any state thereof or in the District of Columbia (other than a Subsidiary that is a CFC Holdco).
“DQ List” has the meaning set forth in Section 10.4(e).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, use, handling, transportation, storage, treatment, disposal, management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation, reclamation or remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) compliance or noncompliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence, release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest; provided that Equity Interests shall not include (a) any debt securities that are convertible into or exchangeable for any combination of Equity Interests and/or cash and (b) Permitted Call Spread Transactions.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a single employer or otherwise aggregated with a Loan Party or a Subsidiary under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
“ERISA Event” means any one or more of the following: (a) any reportable event, as defined in Section 4043 of ERISA, with respect to a Plan; (b) the termination of any Plan under Section 4041 of ERISA; (c) the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (d) the failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; (e) any Loan Party, or any ERISA Affiliate requests a minimum funding waiver or fails to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA (whether or not waived); (f) a determination that any Plan is, or is reasonably expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (g) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to a Plan; (h) the complete or partial withdrawal of any Loan Party, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan; or (i) a determination that any Multiemployer Plan is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA or is, or is expected to be, “insolvent” within the meaning of Section 4245 of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euro and for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period.
“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of such rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters published at approximately 11:00 a.m., Brussels time on such date of determination. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.
“Euro” and “€” means the single currency of Participating Member States of the European Union.
“Event of Default” has the meaning set forth in Article VIII.
“Excluded Assets” means each of the following:
(a)any asset the grant of a security interest in which would (i) be prohibited by any enforceable anti-assignment provision set forth in any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement or (ii) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement (in the case of clause (i) above and this clause (ii), after giving effect to any applicable anti-assignment provision of the UCC or other requirements of applicable law); it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any contract described in this clause (a) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other requirement of applicable law notwithstanding the relevant prohibition, violation or termination right,
(b)(i) the Equity Interests of any not-for-profit or special purpose subsidiary, and/or (ii) Equity Interests representing in excess of 65% of the Equity Interests of any CFC or CFC Holdco,
(c)any intent-to-use (or similar) Trademark application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” notice and/or filing with respect thereto,

(d)any asset, the grant of a security interest in which would (i) require any governmental consent, approval, license or authorization that has not been obtained, (ii) be prohibited by requirements of applicable law, except, in each case of clause (i) above and this clause (ii), to the extent such requirement or prohibition would be rendered ineffective under the UCC or any other applicable law notwithstanding such requirement or prohibition; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in clause (d)(i) or clause (d)(ii) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other requirement of applicable law notwithstanding the relevant requirement or prohibition or (iii) result in material adverse tax consequences to the Borrower or any of its Subsidiaries as reasonably determined by the Borrower in consultation with the Administrative Agent, including as a result of the operation of Section 956 of the Code,
(e)(i) any leasehold real property interests and (ii) any fee owned real property,
(f)any Margin Stock,
(g)any interest in any partnership, joint venture or non-Wholly-Owned Subsidiary which cannot be pledged without (i) the consent of one or more third parties other than the Borrower or any of its Subsidiaries under the organizational documents (and/or shareholders’ or similar agreement) of such partnership, joint venture or non-Wholly-Owned Subsidiary or (ii) giving rise to a “right of first refusal”, a “right of first offer” or a similar right permitted or otherwise not prohibited by the terms of this Agreement that may be exercised by any third party other than the Borrower or any of its Subsidiaries in accordance with the organizational documents (and/or shareholders’ or similar agreement) of such partnership, joint venture or non-Wholly-Owned Subsidiary,
(h)(i) motor vehicles, aircraft, aircraft engines and other assets subject to certificates of title, (ii) letter-of-credit rights not constituting supporting obligations of other Collateral and (iii) Commercial Tort Claims with a value (as reasonably estimated by the Borrower) of less than $2,500,000, except, in each case of clauses (i)-(iii), to the extent a security interest therein can be perfected solely by the filing of a UCC financing statement (including a Transmitting Utility filing),
(i)any lease, license or agreement or any asset subject thereto (including pursuant to a purchase money security interest, Capital Lease Obligation or similar arrangement) that is, in each case, permitted by this Agreement to the extent that the grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money, Capital Lease Obligation or similar arrangement or trigger a right of termination in favor of any other party thereto (other than the Borrower or any of its Subsidiaries) after giving effect to the applicable anti-assignment provisions of the UCC or any other applicable Law; it being understood that the term “Excluded Asset” shall not include any proceeds or receivables arising out of any asset described in this clause (i) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other applicable Law notwithstanding the relevant requirement or prohibition,
(j)any asset with respect to which the Administrative Agent in consultation with the Borrower has reasonably determined that the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the relevant Secured Parties afforded thereby, which determination is evidenced in writing, and

(k)any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, except to the extent such prohibition or restriction would be rendered ineffective under the UCC or any other applicable law notwithstanding such prohibition or restriction).
“Excluded Subsidiary” means (a) any Subsidiary that is prohibited by law, regulation or any contractual obligation existing from guaranteeing the Obligations or that would require a governmental (including regulatory) consent, approval, license or authorization in order to provide such guaranty unless such consent, approval, license or authorization has been received or would, contemporaneous with the Restatement Effective Date, be received (it being understood and agreed that no Loan Party shall have any obligation to obtain such consent, approval, license or authorization) (provided that (i) with respect to any Subsidiary existing on the Restatement Effective Date, any such contractual obligation containing such a prohibition was in existence on the Restatement Effective Date and (ii) with respect to any Subsidiaries acquired or created after the Restatement Effective Date, such prohibition is not the result of a contractual obligation that arose solely in contemplation of such Subsidiary satisfying this definition); (b) any Unrestricted Subsidiary; (c) any Immaterial Subsidiary; (d) any Foreign Subsidiary; (e) any Captive Insurance Subsidiary and (f) any Securitization Subsidiary (other than, in the case of this clause (f), Toast Capital LLC).
“Excluded Swap Obligations” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guaranty provided by such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving pro forma effect to any applicable keep well, support, or other agreement for the benefit of such Guarantor and any and all applicable guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty provided by such Guarantor becomes or would become effective with respect to such Swap Obligation or such Swap Obligation becomes secured by such security interest or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the Guaranty provided by (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and the counterparty to any Swap Agreement applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the swap for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to any Recipient with respect to any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on (or measured by) its net income or gross profit, franchise Taxes, and branch profits Taxes, in each case (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any United States withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a), (c) or (d), (c) withholding Taxes imposed under FATCA, and (d) any Taxes attributable to such Recipient’s failure to comply with Section 2.16(e).
“Existing Letter of Credit” means each letter of credit issued prior to the Restatement Effective Date by a Person that shall be an Issuing Bank and listed on Schedule 2.4.
“Existing Maturity Date” has the meaning set forth in Section 2.20(a).
“Extension Effective Date” has the meaning set forth in Section 2.20(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the Restatement Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or any published intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreement.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as shall be set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.
“Financial Officer” means the chief financial officer, treasurer, chief accounting officer, head of finance, vice president of finance, vice president of treasury or corporate controller of the Borrower.
“Fixed Incremental Basket” has the meaning set forth in Section 2.19(a).
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the Restatement Effective Date, the modification, amendment or renewal of this Agreement or otherwise) with respect to the then-applicable Benchmark.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means (a) any Subsidiary that is not a Domestic Subsidiary, (b) any Subsidiary that is a Subsidiary of a CFC or a Subsidiary of a CFC Holdco and (c) any Subsidiary whose provision of a Guarantee would reasonably be expected to result in an investment in “United States property” (within the meaning of Section 956 of the Code) or would otherwise reasonably be expected to result in a material adverse tax consequence to the Borrower or any of its Affiliates, as reasonably determined by Borrower.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, or customary indemnification obligations entered into in connection with any Acquisition or disposition of assets or of other entities (other than to the extent that the primary obligations that are the subject of such indemnification obligation would be considered Indebtedness hereunder). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligation” has the meaning set forth in Section 7.1.
“Guarantor” means each Wholly-Owned Subsidiary of the Borrower (other than an Excluded Subsidiary or a CFC Holdco) that shall have become a party hereto as a “Guarantor” and shall have provided a Guaranty by executing and delivering to the Administrative Agent a signature page hereto or to a Counterpart Agreement; provided that for purposes of Article VII, the term “Guarantors” shall also include the Borrower (except with respect to the Direct Borrower Obligations).
“Guaranty” means the guaranty of each Guarantor set forth in Article VII.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“IFRS” means international financial reporting standards within the meaning of IAS Regulation 1606/2002.
“Immaterial Subsidiary” means, at any time of determination, each Restricted Subsidiary (a) whose Consolidated Total Assets as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.1(a) or (b) or Section 3.4(a) were less than 5.0% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries at such date and (b) whose consolidated gross revenues (after intercompany eliminations) for the most recent period of four fiscal quarters in respect of which financial statements have been delivered pursuant to Section 5.1(a) or (b) or Section 3.4(a) were less than 5.0% of the consolidated gross revenues of the Borrower and its Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, as of the most recent date or period referred to in clause (a) or (b) above, the combined Consolidated Total Assets or the combined consolidated gross revenues of all Restricted Subsidiaries that would constitute Immaterial Subsidiaries in accordance with clause (a) and (b) above shall have exceeded 15.0% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries at such date or 15.0% of consolidated gross revenues of the Borrower and its Restricted Subsidiaries for such period, the Borrower shall, promptly following the date on which financial statements for such quarter are delivered pursuant to this Agreement, designate in writing to the Administrative Agent which of such Restricted Subsidiaries shall no longer constitute “Immaterial Subsidiaries” until this proviso is no longer applicable; provided, further, if no such designation is made by the Borrower, then one or more of such Restricted Subsidiaries that would otherwise be an Immaterial Subsidiary shall for all purposes of this Agreement automatically be deemed to not be an Immaterial Subsidiary in descending order based on the amounts of their Consolidated Total Assets or consolidated gross revenues, as the case may be, until such excess shall have been eliminated.
“Increase Date” has the meaning set forth in Section 2.19(a).

“Incremental Equivalent Debt” has the meaning set forth in Section 2.19(d).
“Incremental Facility” has the meaning set forth in Section 2.19(a).
“Incremental Lender” has the meaning set forth in Section 2.19(a).
“Incremental Revolving Commitment Tranche” has the meaning set forth in Section 2.19(a).
“Incremental Supplement” has the meaning set forth in Section 2.19(b).
“Incremental Term Facility” has the meaning set forth in Section 2.19(a).

“Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than (i) accounts payable incurred in the ordinary course of business and (ii) deferred or equity compensation arrangements payable to directors, officers, employees, advisors, consultants or other providers of services), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of bankers’ acceptances, letters of credit, surety bonds or similar arrangements, (g) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, and (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned or acquired by such Person, whether or not such Person has assumed or become liable for the payment of such obligation. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For all purposes hereof, the Indebtedness of the Borrower and its Restricted Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness. “Indebtedness” shall not include (a) obligations or liabilities of any Person to pay rent or other amounts with respect to any lease of office space (or other arrangement conveying the right to use office space) or other operating lease, which obligations (x) would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of the ASU (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the financial statements to be delivered pursuant to the Loan Documents, or (y) would be required to be classified and accounted for as a capital lease at any time due to build-to-suit accounting rules, “failed” sale and leaseback accounting rules, other lease classification rules or other similar rules so long as such obligations are not entered into for a financing purpose, are unsecured (other than the provision of any letters of credit required to support such obligations), and do not otherwise constitute “Indebtedness” pursuant to clauses (a), (b), (c) or (d) above and (b) Specified Indemnification Obligations arising under Customer CMS Programs.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning set forth in Section 10.3(c).

“Information Documents” means at any time any memorandum, lender’s presentation or other written information, in each case as then supplemented or amended and including any documents attached thereto or incorporated by reference therein, prepared by the Arrangers with the assistance of the Borrower and given to any Lender in connection with the Transactions.
“Intellectual Property” means all Patents, Trademarks, Copyrights and any other intellectual property.
“Interest Election Request” has the meaning set forth in Section 2.7(b).
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swing Line Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date, (c) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day and in each calendar month that is one month after the date of the borrowing of, or conversion to, such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date, (d) with respect to any Swing Line Loan, the day such Loan is required to be repaid and the Maturity Date.
“Interest Period” means, with respect to any Term Benchmark Borrowing denominated in dollars or Euros, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.13(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Investment” means any loan, advance (other than advances to employees or other providers of services for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), extension of credit (by way of Guarantee or otherwise) or capital contributions by the Borrower or any of its Restricted Subsidiaries to any other Person (other than any Loan Party); provided that Investment shall not include any Capital Products.

“IP Security Agreements” has the meaning assigned to such term in the Collateral Agreement.
“IRS” means the U.S. Internal Revenue Service.
“ISP 98” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be acceptable to the applicable Issuing Bank and in effect at the time of issuance of such Letter of Credit).
“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit B.
“Issuing Bank” means (a) each of JPMCB, Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc. and (b) each Lender that shall have become an Issuing Bank hereunder as provided in Section 2.4(i) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.4(h)), each in its capacity as an issuer of Letters of Credit hereunder and together with its permitted successors and assigns in such capacity. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.4 with respect to such Letters of Credit).
“Issuing Bank Sublimit” means, at any time, (a) with respect to JPMCB in its capacity as Issuing Bank, $27,500,000, (b) with respect to Goldman Sachs Bank USA in its capacity as Issuing Bank, $27,500,000, (c) with respect to Morgan Stanley Senior Funding, Inc. in its capacity as Issuing Bank, $20,000,000, and (d) with respect to any Lender that shall have become an Issuing Bank hereunder as provided in Section 2.4(i), such amount as set forth in the agreement referred to in Section 2.4(i) evidencing the appointment of such Lender (or its designated Affiliate) as an Issuing Bank.
“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, in no event shall any corporate subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.
“JPMCB” means JPMorgan Chase Bank, N.A.
“Junior Financing” means any Indebtedness for borrowed money (other than any permitted intercompany Indebtedness for borrowed money owing to the Borrower or any Restricted Subsidiary) of the Borrower or any Subsidiary in a principal amount exceeding $120,000,000 that is (i) contractually subordinated in right of payment to the Obligations or (ii) secured by a Lien on all or any part of the Collateral that is contractually subordinated to any Lien securing the Obligations; provided that a Permitted Call Spread Transaction shall not constitute a Junior Financing.
“Lender-Related Person” has the meaning assigned to it in Section 10.3(b).

“Lenders” means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, a Refinancing Agreement or pursuant to Section 2.19, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender.
“Letter of Credit” means (a) any standby letter of credit issued or to be issued by an Issuing Bank pursuant to this Agreement in a form and substance approved by such Issuing Bank and (b) any Existing Letter of Credit.
“Letter of Credit Sublimit” means the lesser of (a) $75,000,000 and (b) the aggregate unused amount of the total Commitments then in effect.
“Letter of Credit Usage” means, as at any date of determination, the sum of (a) the sum of the aggregate maximum amounts which are, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding and (b) the sum of the aggregate amounts of all drawings under Letters of Credit honored by the Issuing Banks and not theretofore reimbursed by or on behalf of the Borrower. The Letter of Credit Usage of any Lender at any time shall be its Applicable Percentage of the total Letter of Credit Usage at such time, adjusted to give effect to any reallocation under Section 2.21 of the Letter of Credit Usage of Defaulting Lenders in effect at such time.
“Leverage Increase Limitations” has the meaning assigned to it in Section 6.8.
“Leverage Ratio Increase Election” has the meaning assigned to it in Section 6.8.
“Leverage Ratio Increase Period” has the meaning assigned to it in Section 6.8.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Limited Condition Transaction” means any repayment of Indebtedness or any Acquisition or any Investment by one or more of the Borrower and its Restricted Subsidiaries, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

“Liquidity” means, at any time, the sum of (a) Unrestricted cash and Cash Equivalents held by the Borrower and its Restricted Subsidiaries plus (b) Marketable Securities plus (c) so long as the conditions to borrowing set forth in clauses (b) and (c) of Section 4.2 are satisfied at such time, the Available Revolving Commitments plus (d) Investments held in any Restricted Subsidiary that is a Massachusetts securities corporation.
“Loan Documents” means this Agreement (including any amendment hereto or waiver hereunder), the Notes (if any), any Security Document, any Counterpart Agreement and any agreements, documents or certificates executed by the Borrower in favor of any Issuing Bank relating to Letters of Credit and any other written agreement designated by the terms thereof as a “Loan Document”.
“Loan Parties” means the Borrower and the other Guarantors.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement (including any loan made pursuant to a Commitment Increase).
“Margin Stock” has the meaning assigned to such term in Regulation U of the Board as in effect from time to time.
“Marketable Securities” means, without duplication of any of the items described in the definition of Cash Equivalents, investments permitted pursuant to the Borrower’s investment policy as approved by the Board of Directors (or a committee thereof) from time to time.
“Material Acquisition” means any Acquisition (including by way of merger or other similar transaction) consummated by the Borrower or any Restricted Subsidiary for aggregate consideration (including the amount of any Indebtedness assumed in connection therewith) in excess of $250,000,000.
“Material Adverse Effect” means a material adverse effect on (a) the business, property, financial condition or results of operations of the Borrower and its Restricted Subsidiaries taken as a whole or (b) the rights and remedies of the Lenders, the Issuing Banks or the Administrative Agent under this Agreement or of the Administrative Agent, any Issuing Bank or any Lender under the Loan Documents.
“Material Indebtedness” means Indebtedness (other than any Indebtedness under the Loan Documents) or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in a principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time; provided that a Permitted Call Spread Transaction shall not constitute Material Indebtedness.

“Maturity Date” means (a) May 6, 2030; provided that if on any date prior to May 6, 2030 (any such date, a “Reference Date”), an aggregate principal amount in excess of $200,000,000 of Permitted Convertible Indebtedness is outstanding and scheduled to mature prior to the date that is ninety-one (91) days after the Reference Date, the Maturity Date shall instead be the Reference Date, (b) with respect to the Commitments of Consenting Lenders, as such date may be extended pursuant to Section 2.20 or (c) with respect to any other facility, the final scheduled maturity with respect to such facility as set forth in the applicable Incremental Supplement or Refinancing Agreement, as the context requires.
“Maturity Date Extension Request” means a request by the Borrower, in the form of Exhibit E hereto or such other form as shall be approved by the Administrative Agent, for the extension of the Maturity Date pursuant to Section 2.20.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or could be an obligation to contribute of) a Loan Party or an ERISA Affiliate, and each such plan for the five- year period immediately following the latest date on which a Loan Party or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.2 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-U.S. Plan” means any plan, fund (including any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by the Borrower or one or more Subsidiaries, primarily for the benefit of employees of the Borrower or such Subsidiaries or any Loan Party residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.
“Note” means a Revolving Loan Note or a Swing Line Note.
“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means all amounts owing by any Loan Party to the Administrative Agent, any Issuing Bank or any Lender pursuant to the terms of this Agreement or any other Loan Document (including reimbursement of amounts drawn under Letters of Credit and all interest which accrues after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable).
“Obligee Guarantor” has the meaning set forth in Section 7.6.
“OFAC” means the United States Treasury Department Office of Foreign Assets Control.
“Original Effective Date” means June 8, 2021.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Loan Document, or sold or assigned an interest in this Agreement or any other Loan Document).
“Other Taxes” means any and all present or future stamp, court or documentary Taxes or any other excise, property, intangible, recording, filing or similar Taxes which arise from any payment made, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and the other Loan Documents; excluding, however, such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than such Taxes imposed with respect to an assignment that occurs as a result of the Borrower’s request pursuant to Section 2.18(b)).
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent of the Issuing Banks, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning set forth in Section 10.4(c)(i).
“Participant Register” has the meaning assigned to such term in Section 10.4(c)(iii).
“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all licenses of the foregoing whether as licensee or licensor; (e) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (f) all rights to sue for past, present, and future infringements thereof; and (g) all rights corresponding to any of the foregoing throughout the world.
“Payment” has the meaning set forth in Article IX.
“Payment Notice” has the meaning set forth in Article IX.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to (or obligated to be contributed) in whole or in part by any Loan Party or any ERISA Affiliate or with respect to which any of the Borrower, any Loan Party or any ERISA Affiliate has actual or contingent liability or had any such liability for the five-year period immediately following the latest date on which a Loan Party or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.
“Perfection Certificate” means a certificate in a form substantially consistent with Exhibit J.

“Permitted Acquisition” means any Acquisition by the Borrower or any Restricted Subsidiary so long as (i) the Borrower is in compliance with the financial covenant set forth in Section 6.8 hereof on a Pro Forma Basis and (ii) no Event of Default listed in clause (a), (b), (h) or (i) of Article VIII has occurred and is continuing or would result therefrom.
“Permitted Call Spread Transaction” means (a) any call or capped call option (or substantively equivalent derivative transaction) relating to the Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock) purchased by the Borrower in connection with the issuance of any Permitted Convertible Indebtedness, or (b) any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock) sold by the Borrower substantially concurrently with any purchase by the Borrower of a Permitted Call Spread Transaction described in clause (a); provided that the terms, conditions and covenants of each such transaction described in clause (a) or clause (b) shall be such as are customary for transactions of such type (as determined in good faith by the board of directors of the Borrower, or a committee thereof, senior management of the Borrower or a Financial Officer).
“Permitted Convertible Indebtedness” means unsecured Indebtedness of the Borrower that is (i) either (x) convertible into shares of Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Stock or such other securities or property), and cash in lieu of fractional shares of Common Stock or (y) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Stock or such other securities or property), and cash in lieu of fractional shares of Common Stock; provided that the terms, conditions and covenants of such Permitted Convertible Indebtedness shall be such as are customary for transactions of such type (as determined in good faith by the Board of Directors, or a committee thereof, senior management of the Borrower or a Financial Officer).
“Permitted Encumbrances” means:
(a)Liens imposed by law for taxes, assessments or governmental charges or levies that are not yet due or are being contested in compliance with Section 5.4;
(b)carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, supplier’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.4;

(c)Liens incurred or pledges and deposits made in the ordinary course of business (i) in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or employment laws or to secure other public, statutory or regulatory obligations or (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instrument for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary or otherwise supporting the payment of items set forth in the foregoing clause (i);
(d)Liens incurred or pledges and deposits to secure the performance of bids, trade and commercial contracts (other than for the payment of Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with past practice;
(e)Liens securing, or otherwise arising from, judgments and deposits to secure obligations under appeal bonds or letters of credit in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII;
(f)Uniform Commercial Code financing statements filed (or similar filings under applicable law) solely as a precautionary measure in connection with operating leases;
(g)easements, zoning restrictions, rights-of-way, encroachments and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the conduct of business of the Borrower or any Subsidiary;
(h)rights of recapture of unused real property in favor of the seller of such property set forth in customary purchase or lease agreements and related arrangements;
(i)to the extent constituting a Lien, Permitted IP Transfers;
(j)rights of setoff, banker’s lien, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments;
(k)Liens arising from the right of distress enjoyed by landlords or Liens otherwise granted to landlords, in either case, to secure the payment of arrears of rent or performance of other obligations in respect of leased properties, so long as such Liens are not exercised or except where the exercise of such Liens would not reasonably be expected to have a Material Adverse Effect;
(l)Liens or security given to public utilities or to any municipality or Governmental Authority when required by the utility, municipality or Governmental Authority in connection with the supply of services or utilities to the Borrower and any other Restricted Subsidiaries;

(m)servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements pertaining to the use or development of any of the assets of the Borrower or any of its Subsidiaries, in each case that do not secure any obligations for money borrowed and do not materially detract from the value of the affected property or interfere with the conduct of business of the Borrower or any Subsidiary; and
(n)Liens on any assets securing any obligation in favor of a Governmental Authority, including any such Lien securing amounts owing for wages, vacation pay, severance pay, employee deductions, sales tax, excise tax, other Taxes, workers compensation, governmental royalties or pension fund obligations.
“Permitted Foreign Currency” means, with respect to any Letter of Credit, any foreign currency that is reasonably requested by the Borrower from time to time and that has been agreed to by the applicable Issuing Bank.
“Permitted Holders” means (a) any Person listed on Schedule 1.1 to the Disclosure Letter, (b)  any trust or partnership created solely for the benefit of any natural person listed on Schedule 1.1 to the Disclosure Letter and/or members of the family of any natural person listed on Schedule 1.1 to the Disclosure Letter and (c) any Person which is an Affiliate of any of the foregoing.
“Permitted IP Transfer” means (a) non-exclusive licenses of Intellectual Property, (b) sales, dispositions, transfers or exclusive licenses of Intellectual Property that is not material to the business of the Borrower and the Restricted Subsidiaries, taken as a whole (it being understood that the foregoing shall specifically permit exclusive licenses (I) with respect to specific geographic areas outside of the United States, (II) for specific fields of use outside the existing platform of the Borrower and its Restricted Subsidiaries, (III) for specific business fields not interfering in any material respect with the existing business of the Borrower and its Restricted Subsidiaries, taken as a whole and (IV) of Intellectual Property conceived, developed or reduced to practice in connection with a specific commercial relationship), (c) sales, dispositions, transfers or exclusive licenses made pursuant to the Borrower or a Guarantor’s existing buy-in license agreements, research and development cost sharing agreements and related agreements, as amended or restated from time to time, or comparable agreements with any Excluded Subsidiary (or other transactions where assets or rights of any Excluded Subsidiary are transferred to the Borrower, any Guarantor or another Excluded Subsidiary and then subsequently transferred to another Excluded Subsidiary); provided that such amended, restated or comparable agreement would not have a material adverse effect on the assets of the Borrower and the Restricted Subsidiaries, taken as a whole, (d) sales, dispositions, transfers or exclusive licenses that are treated as a disposition of assets for U.S. Federal income tax purposes by any entity that is not a Loan Party or (e) storing, holding, transferring, processing, operating or managing data or information outside the U.S., including for regulatory, tax or operational purposes.
“Person” means any natural person, corporation, limited liability company, trust, Joint Venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) which is maintained or contributed to (or obligated to be contributed) in whole or in part by the Borrower or any Loan Party or with respect to which any of the Borrower or any Loan Party has actual or contingent liability.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Platform” has the meaning set forth in Section 10.1.
“Portfolio Interest Certificate” has the meaning set forth in Section 2.16(e)(iii)(C).
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Pro Forma Basis” means, with respect to the calculation of Consolidated Total Assets, Liquidity, Senior Net Leverage Ratio or Total Net Leverage Ratio as of any date, that such calculation shall give pro forma effect to all Acquisitions, all issuances, incurrences or assumptions of Indebtedness, all Restricted Payments, all Investments and all sales, transfers or other dispositions of Equity Interests in a Subsidiary or assets of a Subsidiary or division or line of business of a Subsidiary outside the ordinary course of business (and any related prepayments or repayments of Indebtedness) that have occurred during the applicable fiscal period of the Borrower (or subsequent to such fiscal period of the Borrower and prior to or simultaneously with the event for which such calculation is being calculated) as if they occurred on the first day of such applicable period of the Borrower.
“Pro Rata Share” means, with respect to any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders.
“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 10.19.
“Qualified Equity Interests” means Equity Interests other than Disqualified Equity Interests.
“Receivables Financing Transaction” means any transaction or series of transactions (including financing terms, covenants, termination events and other provisions) entered into by the Borrower or any Restricted Subsidiary pursuant to which such party sells Securitization Assets to a non-related third party on market terms (as determined in good faith by the Borrower); provided that such Receivables Financing Transaction is (i) non-recourse to the Borrower and its Restricted Subsidiaries and their assets, other than any recourse solely attributable to Standard Securitization Undertakings and (ii) consummated pursuant to customary contracts, arrangements or agreements entered into with respect to the “true sale” of Securitization Assets on market terms for similar transactions (as determined in good faith by the Borrower).
“Recipient” means the Administrative Agent, any Lender and any Issuing Bank, or any combination thereof (as the context requires).
“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is Term SOFR, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (b) if such Benchmark is the EURIBOR Rate, 11:00 a.m., Brussels time, two TARGET Days preceding the date of such setting, (c) if the RFR for such Benchmark is SONIA, then four RFR Business Days preceding the date of such setting, (d) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting and (e) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, SONIA or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refinancing Agreement” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower and the other Loan Parties, (b) the Administrative Agent, and, as applicable, each Issuing Bank and the Swing Line Lender and (c) one or more Lenders providing a Refinancing Facility.
“Refinancing Commitment” has the meaning set forth in Section 2.22(a).
“Refinancing Facility” means a single Class of Refinancing Commitments and Refinancing Loans and other extensions of credit thereunder.
“Refinancing Lender” has the meaning set forth in Section 2.22(a).
“Refinancing Loans” has the meaning set forth in Section 2.22(a).
“Register” has the meaning set forth in Section 10.4.
“Reimbursement Date” has the meaning set forth in Section 2.4(d).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in dollars, the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (c) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (d) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing denominated in dollars, Term SOFR, (b) with respect to any Term Benchmark Borrowing denominated in Euro, the EURIBOR Rate and (c) with respect to any RFR Borrowing denominated in Sterling or dollars, the applicable Daily Simple RFR, in each case, as applicable.
“Relevant Screen Rate” means (a) with respect to any Term Benchmark Borrowing denominated in dollars, the Term SOFR Reference Rate or (b) with respect to any Term Benchmark Borrowing denominated in Euro, the EURIBOR Screen Rate, as applicable.

“Required Lenders” means, subject to Section 2.21, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Article VIII or all Commitments terminating or expiring, Lenders having Revolving Exposures and Unfunded Commitments representing more than 50% of the sum of the Total Utilization of Commitments and Unfunded Commitments at such time; provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Article VIII, the Unfunded Commitment of each Lender shall be deemed to be zero; and (b) for all purposes after the Loans become due and payable pursuant to Article VIII or all Commitments expire or terminate, Lenders having Revolving Exposures representing more than 50% of the sum of the Total Utilization of Commitments at such time; provided that, in the case of clauses (a) and (b) above, the Revolving Exposure of any Lender that is a Swing Line Lender shall be deemed to exclude any amount of its Swing Line Exposure in excess of its Applicable Percentage of all outstanding Swing Line Loans, adjusted to give effect to any reallocation under Section 2.21 of the Swing Line Exposures of Defaulting Lenders in effect at such time, and the Unfunded Commitment of such Lender shall be determined on the basis of its Revolving Exposure excluding such excess amount.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means any of the president, chief executive officer, vice president or Financial Officer of the applicable Loan Party, or any person designated by any such Loan Party in writing to the Administrative Agent from time to time, acting singly.
“Restatement Effective Date” means May 6, 2025.
“Restricted” means, when referring to cash or Cash Equivalents of the Borrower and its Restricted Subsidiaries, that such cash or Cash Equivalents (a) appear (or would be required to appear) as “restricted” on the consolidated balance sheet of the Borrower, (b) are subject to any Lien in favor of any Person (other than a Lien permitted under Section 6.2(k) or pursuant to any Security Document) or (c) are not otherwise generally available for use by the Borrower or any Restricted Subsidiary so long as such Restricted Subsidiary is not prohibited by applicable law, contractual obligation or otherwise from transferring such cash or Cash Equivalents to the Borrower.
“Restricted Debt Payment” has the meaning assigned to it in Section 6.9(a).
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund, similar deposit or withholding of shares for tax purposes, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any such Subsidiary. The conversion of, or payment for (including, without limitation, payments of principal and payments upon redemption or repurchase), or paying any interest with respect to, any debt securities that are convertible into or exchangeable for any combination of Equity Interests and/or cash shall not constitute a Restricted Payment.
“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Reuters” means Thomson Reuters Corporation, a corporation incorporated under and governed by the Business Corporations Act (Ontario), Canada, or a successor thereto.
“Revaluation Date” means (a) with respect to any Loan denominated in any Alternative Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (b) with respect to any Letter of Credit denominated in a Permitted Foreign Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month, (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof and (iv) on the Reimbursement Date in respect of such Letter of Credit.
“Revolving Exposure” means, with respect to any Lender as of any date of determination, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) the Letter of Credit Usage of that Lender and (c) the Swing Line Exposure of that Lender.
“Revolving Loan” means a Loan made by a Lender to the Borrower pursuant to Section 2.1 and/or Section 2.19.
“Revolving Loan Note” means a promissory note in the form of Exhibit C-1, as it may be amended, restated, supplemented or otherwise modified from time to time.
“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA and (b) dollars (solely following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate), Daily Simple SOFR.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) dollars, a U.S. Government Securities Business Day.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any comprehensive Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, any Person that is the subject or target of any applicable Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by OFAC and the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, the Hong Kong Monetary Authority or other relevant sanctions authority, (b) any Person organized or ordinarily resident in a Sanctioned Country or (c) any Person owned 50% or more or otherwise controlled by (as relevant under Sanctions) any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means all economic or financial sanctions or trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, the Hong Kong Monetary Authority or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.
“Secured Cash Management Obligations” means the due and punctual payment and performance of any and all obligations of the Borrower and each Restricted Subsidiary (whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of Cash Management Services that (a) are owed to the Administrative Agent, an Arranger or an Affiliate of any of the foregoing, or to any Person that, at the time such obligations were incurred, was the Administrative Agent, an Arranger or an Affiliate of any of the foregoing, (b) are owed on the Restatement Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Restatement Effective Date or (c) are owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred.
“Secured Obligations” means, collectively, (a) all the Obligations, (b) all the Secured Cash Management Obligations and (c) all the Secured Swap Obligations.
“Secured Parties” means, collectively, (a) the Lenders, (b) the Administrative Agent, (c) the Arrangers, (d) each Issuing Bank, (e) each provider of Cash Management Services the obligations under which constitute Secured Cash Management Obligations, (f) each counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under this Agreement or any other Loan Document and (h) the permitted successors and assigns of each of the foregoing.

“Secured Swap Obligations” means the due and punctual payment and performance of any and all obligations of the Borrower and each Restricted Subsidiary arising under each Swap Agreement that (a) is with a counterparty that is the Administrative Agent, an Arranger or an Affiliate of any of the foregoing, or any Person that, at the time such Swap Agreement was entered into, was the Administrative Agent, an Arranger or an Affiliate of any of the foregoing, (b) is in effect on the Restatement Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Restatement Effective Date or (c) is entered into after the Restatement Effective Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into. Notwithstanding the foregoing, “Secured Swap Obligations” shall not include Excluded Swap Obligations.
“Securitization Assets” means accounts receivable, royalties, licensing fees, whole loans (or interests therein) or other revenue streams, other rights to payment, including with respect to rights of payment pursuant to the terms of joint ventures (in each case, whether now existing or arising in the future), and any assets related thereto, including all lockbox accounts and records, all collateral securing any of the foregoing, all contracts and all guarantees or other obligations in respect of any of the foregoing, proceeds of any of the foregoing and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with non-recourse, asset securitization or receivables sale or financing transactions.
“Securitization Facility” means any transaction or series of transactions that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which the Borrower or any such Restricted Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to a Securitization Subsidiary that (i) in turn sells such Securitization Assets to a person that is not the Borrower or a Restricted Subsidiary, (ii) may grant a security interest in any Securitization Assets of the Borrower or any of its Restricted Subsidiaries, and/or (iii) may finance such Securitization Assets; provided that the sale, conveyance or transfer to the Securitization Subsidiary is (i) non-recourse to the Borrower and the Restricted Subsidiaries and their assets, other than any recourse solely attributable to Standard Securitization Undertakings and (ii) consummated pursuant to customary contracts, arrangements or agreements entered into with respect to the “true sale” or “true contribution” of Securitization Assets on market terms for similar transactions (as determined in good faith by the Borrower).
“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a person that is not a Securitization Subsidiary in connection with any Securitization Facility or Receivables Financing Transaction.
“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Securitization Facilities and other activities reasonably related thereto whose organizational documents contain restrictions on its purpose and activities and impose requirements intended to preserve its separateness from the Borrower and its Subsidiaries.

“Security Documents” means the Collateral Agreement, the IP Security Agreements, each Control Agreement, if any, and each other security agreement or other instrument or document executed and delivered pursuant thereto or pursuant to Section 5.10 or 5.11 to secure any of the Secured Obligations.
“Senior Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness outstanding on such date excluding any such Indebtedness that is junior to the Obligations (whether unsecured or structurally or contractually subordinated) minus the aggregate amount of Unrestricted cash and Cash Equivalents and Marketable Securities of the Borrower and its Restricted Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP, to (b) Consolidated Credit EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Solvency Certificate” means a Solvency Certificate of a Financial Officer substantially in the form of Exhibit G.

“Solvent” means, with respect to the Borrower and its Restricted Subsidiaries on a particular date, that on such date (a) the fair value of the present assets of the Borrower and its Restricted Subsidiaries, taken as a whole, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the present fair saleable value of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liability of the Borrower and its Restricted Subsidiaries, taken as a whole, on their debts as they become absolute and matured, (c) the Borrower and its Restricted Subsidiaries, taken as a whole, do not intend to, and do not believe that they will, incur debts or liabilities (including current obligations and contingent liabilities) beyond their ability to pay such debts and liabilities as they mature in the ordinary course of business and (d) the Borrower and its Restricted Subsidiaries, taken as a whole, are not engaged in business or a transaction, and are not about to engage in business or a transaction, in relation to which their property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Specified Indemnity Obligations” means customary indemnities, including any obligations having the economic effect of a customary indemnification obligation, arising under customary documentation for any Customer CMS Program.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into or undertaken by the Borrower or any of its Subsidiaries that are customary in non-recourse securitization or receivables financings or monetization whether effected through a Securitization Subsidiary or otherwise.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Sterling” means British Sterling or any successor currency in the United Kingdom.
“Subsidiary” means any subsidiary of the Borrower.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity (including by value) or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the partnership interests are, as of such date, owned (directly or indirectly), controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and which is required by GAAP to be consolidated in the consolidated financial statements of the parent.
“Supported QFC” has the meaning assigned to it in Section 10.19.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or other providers of services of the Borrower or the Restricted Subsidiaries shall be a Swap Agreement.
“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of §1a(47) of the Commodity Exchange Act.

“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the aggregate principal amount of all Swing Line Loans outstanding at such time (excluding, in the case of any Lender that is a Swing Line Lender, Swing Line Loans made by it that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swing Line Loans) adjusted to give effect to any reallocation under Section 2.21 of the Swing Line Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swing Line Lender, the aggregate principal amount of all Swing Line Loans made by such Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swing Line Loans.
“Swing Line Lender” means JPMCB, in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.
“Swing Line Loan” means a Loan made by Swing Line Lender to the Borrower pursuant to Section 2.3.
“Swing Line Note” means a promissory note in the form of Exhibit C-2, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Swing Line Sublimit” means the lesser of (a) $25,000,000, and (b) the aggregate unused amount of the total Commitments then in effect.
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.
“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to Term SOFR or the EURIBOR Rate.
“Term SOFR” means, with respect to any Term Benchmark Borrowing denominated in dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than 0%, such rate shall be deemed to be equal to 0% for the purposes of this Agreement.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness outstanding on such date minus the aggregate amount of Unrestricted cash and Cash Equivalents and Marketable Securities of the Borrower and its Restricted Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP, to (b) Consolidated Credit EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date.
“Total Utilization of Commitments” means, as at any date of determination, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans, (b) the aggregate principal amount of all outstanding Swing Line Loans, and (c) the aggregate Letter of Credit Usage.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.
“Transactions” means the execution, delivery and performance by the Loan Parties of each Loan Document to which it is a party, the borrowing of Loans and the use of the proceeds thereof, and the issuance of Letters of Credit and the use thereof.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR, the Adjusted EURIBOR Rate, the Alternate Base Rate or the Adjusted Daily Simple RFR; provided that with respect to Swing Line Loans, such rate shall be determined by reference to the Alternate Base Rate only.
“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof; provided that the full faith and credit of the United States of America is pledged in support thereof.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means (a) for purposes of Sections 3.19 and 6.10 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (b) for all other purposes, a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 10.19.
“UCC” or “Uniform Commercial Code” has the meaning of “UCC” as defined in the Collateral Agreement.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Unfunded Commitment” means, with respect to each Lender, the Commitment of such Lender less its Revolving Exposure.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“Unrestricted” means, when referring to cash or Cash Equivalents, that such cash or Cash Equivalents are not Restricted.
“Unrestricted Subsidiary” means any Subsidiary that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 5.12.
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended from time to time.
“WebBank Agreements” means, collectively, (i) that certain Amended and Restated Loan Sale Agreement, dated as of November 18, 2022, by and between WebBank and Toast Capital LLC, (ii) that certain Amended and Restated Marketing and Servicing Agreement, dated November 18, 2022, by and between WebBank and Toast Capital LLC, (iii) that certain Loan Purchase and Servicing Agreement, dated April 18, 2024, by and among WebBank, Toast Capital LLC, and VP Cheers Trust and (iv) all ancillaries related to the foregoing, in each case as amended, restated, supplemented or otherwise modified from time to time in a manner not prohibited by this Agreement.

“Wholly-Owned Subsidiary” means, as to any Person, a subsidiary all of the Equity Interests of which (except directors’ qualifying Equity Interests and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term Benchmark Loan” or an “ABR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Term Benchmark Borrowing” or an “ABR Borrowing”).
Section 1.3Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Each reference herein to the “date of this Agreement” or the “date hereof” shall be deemed to refer to the Restatement Effective Date.

Section 1.4Accounting Terms; GAAP; Certain Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision has been amended in accordance herewith. Notwithstanding the foregoing, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
(a)Notwithstanding anything in this Agreement or any Loan Document to the contrary, when (a) calculating any applicable Basket, in connection with the consummation of any Limited Condition Transaction (including the incurrence or issuance of Indebtedness (other than any Commitment Increase incurred pursuant to clause (x) of the introductory paragraph of Section 2.19) in connection with such Limited Condition Transaction) or (b) determining compliance with any provision of this Agreement which requires that no Default or Event of Default (or any type of Default or Event of Default) has occurred, is continuing or would result therefrom in connection with the consummation of any Limited Condition Transaction (including the incurrence or issuance of Indebtedness (other than any Commitment Increase incurred pursuant to clause (x) of the introductory paragraph of Section 2.19) in connection with such Limited Condition Transaction), in each case under the foregoing clauses (a) and (b), the date of determination of such Basket or determination of whether any Default or Event of Default (or any type of Default or Event of Default) has occurred, is continuing or would result therefrom may, at the option of the Borrower (in its sole discretion) (the Borrower’s election to exercise such option, an “LCT Election”), be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (or, in the case of any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, the date on which irrevocable notice with respect to such Limited Condition Transactions is sent) (such date, the “LCT Test Date”) and, subject to the other provisions of this Section 1.4(b), if, after giving pro forma effect to the Limited Condition Transaction, any incurrence, issuance and/or repayment of Indebtedness or other transaction in connection therewith and any actions or transactions related thereto, the Borrower or any of its Restricted Subsidiaries, as applicable, would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such Basket, such Basket shall be deemed to have been complied with (or satisfied) for purposes of such Limited Condition Transaction.

For the avoidance of doubt, if the Borrower has made an LCT Election, (1) if any Basket for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such Basket prior to (or on) the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, including due to fluctuations in Consolidated Credit EBITDA or Consolidated Total Assets of the Borrower or the Person subject to such Limited Condition Transaction, such Basket will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations, (2) other than as expressly set forth in the previous paragraph, if any related requirements and conditions (including as to the absence of any (or any type of) continuing Default or Event of Default and satisfaction of any representations and warranties) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of any Default or Event of Default or failure to satisfy any representations and warranties), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing and such representations and warranties shall be deemed to have been satisfied) and (3) in calculating the availability under any Basket in connection with any action or transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such Basket shall be determined or tested after giving pro forma effect to such Limited Condition Transaction, any incurrence, issuance or repayment of Indebtedness or other transaction in connection therewith and any actions or transactions related thereto.
Section 1.5Letter of Credit Amounts.  Unless otherwise specified herein, the amount of any Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time (or in the case of a Letter of Credit allowing for partial draws, the amount remaining to be drawn); provided, however, that with respect to any Letter of Credit that by its terms provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 1.6Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.7Interest Rates; Benchmark Notification.  The interest rate on a Loan denominated in dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.13(b) provides the mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.8Exchange Rates; Currency Equivalents.
(a)On each Revaluation Date, the Administrative Agent or the Issuing Bank, as applicable, shall determine the Dollar Equivalent amounts of Term Benchmark Borrowings or RFR Borrowings or Letter of Credit extensions denominated in Alternative Currencies or Permitted Foreign Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than dollars) or Permitted Foreign Currency for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Issuing Bank, as applicable.
(b)Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.
Section 1.9Certain Calculations and Tests.

(a)For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including any Senior Net Leverage Ratio test or any Total Net Leverage Ratio test and/or the amount of Consolidated Credit EBITDA or Consolidated Total Assets or compliance with Section 6.8 on a pro forma basis as a condition to taking any action under this Agreement (but not the actual compliance with Section 6.8)), such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be (or, in each case, such other time as is applicable thereto pursuant to Section 1.4), and no Default or Event of Default shall be deemed to have occurred solely as a result of a subsequent change in such financial ratio or test.
(b)Notwithstanding anything to the contrary herein, with respect to any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio (including any Senior Net Leverage Ratio or any Total Net Leverage Ratio or compliance with Section 6.8 on a pro forma basis) (any such amount, a “Fixed Amount”) substantially concurrently with any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio (including any Senior Net Leverage Ratio test or any Total Net Leverage Ratio test, but excluding compliance with Section 6.8 on a pro forma basis) (any such amount, an “Incurrence-Based Amount”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) (even if part of the same transaction or, in the case of Indebtedness, the same tranche, as any Incurrence-Based Amount) shall be disregarded in the calculation of the financial ratio applicable to the Incurrence-Based Amount, but giving full pro forma effect to any increase in the amount of Consolidated Credit EBITDA or Consolidated Total Assets resulting from the applicable transaction consummated in reliance on, or with the use of proceeds of, the Fixed Amounts. The Borrower may elect, in its sole discretion, that any such amounts incurred or transactions entered into (or consummated) be incurred or entered into (or consummated) in reliance on one or more of any Fixed Amounts or Incurrence-Based Amounts in its sole discretion. It is further agreed that in connection with the calculation of any financial ratio applicable to any incurrence or assumption of Indebtedness in reliance on any Incurrence-Based Amount, such calculation shall be made on a pro forma basis for the incurrence of such Indebtedness (including any Acquisition or similar Investment consummated concurrently therewith and any other application of the proceeds thereof), but without netting the cash proceeds of such Indebtedness (or of any Indebtedness incurred concurrently therewith), and assuming a full drawing of any undrawn committed amounts of such Indebtedness.

(c)It is understood and agreed that any Indebtedness, Lien, Restricted Payment, Disposition, Investment or Restricted Debt Payment need not be permitted solely by reference to one clause or subclause of Section 6.1, 6.2, 6.3, 6.4, 6.7 or 6.9, respectively, but may instead be permitted in part under any combination of clauses or subclauses of such Section, all as classified or, to the extent such alternative classification would have been permitted at the time of the relevant action, reclassified by the Borrower in its sole discretion at any time and from time to time, and shall constitute a usage of any availability under such clause or subclause only to the extent so classified or reclassified thereto; provided that the Obligations may only be permitted under Section 6.1(a) and may only be secured by Liens permitted pursuant to Section 6.2(m). In addition, for purposes of determining compliance at any time with Section 6.1, 6.2, 6.3, 6.4, 6.7 or 6.9 (and for purposes of any related definitions, including the Fixed Incremental Basket), the Borrower may from time to time, in its sole discretion, reclassify any Indebtedness, Lien, Restricted Payment, Disposition, Investment or Restricted Debt Payment, as the case may be (or, in each case, all or any portion thereof) that was previously incurred, consummated or otherwise undertaken under any basket other than a “ratio-based” basket as having been incurred, consummated or otherwise undertaken under any applicable “ratio-based” basket set forth in such Section if such Restricted Payment, Disposition, Investment or Restricted Debt Payment, as the case may be (or, in each case, such portion thereof) would, using the figures as of the end of any four fiscal quarter period ended after the time of such incurrence, consummation or undertaking, be permitted under the “ratio-based” basket. For the avoidance of doubt, any amount so classified or reclassified to any applicable “ratio-based” basket shall be disregarded, and shall be deemed not to be outstanding, for purposes of determining availability under any other applicable exception in such Section (and for purposes of any related definitions, including the Fixed Incremental Basket) that does not require compliance with a ratio. In addition, in the case of any clause or subclause of Section 6.1 or 6.2 that requires a calculation of any such financial ratio or test, to the extent the committed amount of any Indebtedness has been tested, such committed amount may, at the election of the Borrower, thereafter be borrowed and, in the case of commitments of a revolving nature, reborrowed in whole or in part, from time to time, without any further testing under Section 6.1 or Section 6.2, it being understood, however, that for purposes of any subsequent determination of compliance with such financial ratio or test, such Indebtedness (other than any Indebtedness that is revolving in nature) shall, solely to the extent of the reliance at such time on this sentence with respect to such committed amount, be deemed to be outstanding.
(d)For purposes of determining compliance with this Agreement, any increase in the amount of Indebtedness outstanding solely as a result of any fluctuation in the exchange rate of any applicable currency shall not be deemed to be an incurrence of Indebtedness and, to the extent secured, shall not be deemed to result in an increase of the obligations so secured or to be a grant of a Lien securing any such obligations.
ARTICLE II

THE CREDITS
Section 2.1Commitments.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans denominated in dollars or in one or more Alternative Currencies to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) the aggregate outstanding principal amount of such Lender’s Revolving Exposure exceeding such Lender’s Commitment or (b) the Total Utilization of Commitments exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Each Lender’s Commitment shall expire on the Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Exposure shall be paid in full no later than such date.

Section 2.2Revolving Loans and Borrowings.  (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders in accordance with their respective Applicable Percentages. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Revolving Loans as required.
(a)Subject to Section 2.13, each Borrowing of Revolving Loans shall be comprised (i) in the case of Borrowings denominated in dollars, entirely of ABR Loans, Term Benchmark Loans or RFR Loans and (ii) in the case of Borrowings denominated in any other Agreed Currency, entirely of Term Benchmark Loans or RFR Loans, as applicable, in the case of the same Agreed Currency, as the Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(b)At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Term Benchmark Borrowing that results from a continuation of an outstanding Term Benchmark Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing and/or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments; provided, further, that an ABR Borrowing may be in an aggregate amount that is required to finance the reimbursement of a Letter of Credit drawing as contemplated by Section 2.4(d). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Term Benchmark Borrowings or RFR Borrowings outstanding.
(c)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
Section 2.3Swing Line Loans.  (a) During the Availability Period, subject to the terms and conditions hereof, the Swing Line Lender agrees to make Swing Line Loans to the Borrower in dollars in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided that after giving effect to the making of any Swing Line Loan, in no event shall (i) the Total Utilization of Commitments exceed the Commitments then in effect or (ii) unless otherwise agreed to in writing by the Swing Line Lender, the aggregate amount of Swing Line Loans, Revolving Loans and Letters of Credit issued by the Swing Line Lender exceed the Swing Line Lender’s Commitments hereunder; provided that the Swing Line Lender shall not be required to make a Swing Line Loan to refinance an outstanding Swing Line Loan. Amounts borrowed pursuant to this Section 2.3 may be repaid and reborrowed during the Availability Period. The Swing Line Lender’s Commitment shall expire on the Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Commitments shall be paid in full no later than such date. Swing Line Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; provided that a Swing Line Loan may be in an aggregate amount that is required to finance the reimbursement of a Letter of Credit drawing as contemplated by Section 2.4(d).

(a)The Swing Line Lender may by written notice given to the Administrative Agent by telecopy or electronic mail (or transmit by electronic communication including an Approved Borrower Portal, if arrangements for such transmission have been approved by the Administrative Agent) not later than 1:00 p.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swing Line Loans outstanding. Such notice shall specify the aggregate amount of the Swing Line Loans in which the Lenders will be required to participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swing Line Loan or Loans. Each Lender hereby absolutely and unconditionally agrees to pay, upon receipt of notice as provided above, to the Administrative Agent, for the account of the Swing Line Lender, such Lender’s Applicable Percentage of such Swing Line Loan or Loans. Each Lender acknowledges and agrees that, in making any Swing Line Loan, the Swing Line Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 4.2, unless, at least one Business Day prior to the time such Swing Line Loan was made, the Required Lenders or the Borrower shall have notified the Swing Line Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.2(b), (c) or (d) would not be satisfied if such Swing Line Loan were then made (it being understood and agreed that, in the event the Swing Line Lender shall have received any such notice, it shall have no obligation to make any Swing Line Loan until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist). Each Lender further acknowledges and agrees that its obligation to acquire participations in Swing Line Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.6 with respect to Loans made by such Lender (and Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swing Line Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swing Line Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swing Line Loan shall be made to the Administrative Agent and not to the Swing Line Lender. Any amounts received by the Swing Line Lender from the Borrower (or other Person on behalf of the Borrower) in respect of a Swing Line Loan after receipt by the Swing Line Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swing Line Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swing Line Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swing Line Loan pursuant to this paragraph shall not constitute a Loan and shall not relieve the Borrower of its obligation to repay such Swing Line Loan.

(b)The Swing Line Lender may resign as Swing Line Lender upon 30 days prior written notice to the Administrative Agent, the Lenders and the Borrower. The Swing Line Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent and the successor Swing Line Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swing Line Lender. At the time any such replacement or resignation shall become effective, (i) the Borrower shall prepay any outstanding Swing Line Loans made by the resigning or removed Swing Line Lender, (ii) upon such prepayment, the resigning or removed Swing Line Lender shall surrender any Swing Line Note held by it to the Borrower for cancellation, and (iii) the Borrower shall issue, if so requested by the successor Swing Line Loan Lender, a new Swing Line Note to the successor Swing Line Lender, in the principal amount of the Swing Line Sublimit then in effect and with other appropriate insertions. From and after the effective date of any such replacement or resignation, (x) any successor Swing Line Lender shall have all the rights and obligations of a Swing Line Lender under this Agreement with respect to Swing Line Loans made thereafter and (y) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require.

Section 2.4Issuance of Letters of Credit and Purchase of Participations Therein.  (a)During the Availability Period, subject to the terms and conditions hereof, each Issuing Bank agrees to issue Letters of Credit (or amend, extend or increase any outstanding Letter of Credit) at the request and for the account of the Borrower (including for the purpose of supporting obligations of any Restricted Subsidiary); provided that (i) each Letter of Credit shall be denominated in dollars, an Alternative Currency or a Permitted Foreign Currency; (ii) the stated amount of each Letter of Credit shall not be less than $250,000 or such lesser amount as is acceptable to the applicable Issuing Bank; (iii) after giving effect to such issuance, amendment, extension or increase, in no event shall the Total Utilization of Commitments exceed the Commitments then in effect; (iv) after giving effect to such issuance, amendment, extension or increase, in no event shall the aggregate Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect, (v) after giving effect to such issuance, amendment, extension or increase, in no event shall the Letter of Credit Usage attributable to Letters of Credit issued by any Issuing Bank exceed the Issuing Bank Sublimit of such Issuing Bank, unless otherwise agreed to in writing by such Issuing Bank, (vi) after giving effect to such issuance, amendment, extension or increase, in no event shall the aggregate amount of Revolving Loans (and Swing Line Loans, in the case of the Swing Line Lender) and Letters of Credit issued by such Issuing Bank exceed such Issuing Bank’s Commitments hereunder, unless otherwise agreed to in writing by such Issuing Bank, and (vii) in no event shall any Letter of Credit have an expiration date later than the earlier of (1) five Business Days prior to the Maturity Date and (2) the date which is one year from the date of issuance of such Letter of Credit, unless otherwise agreed to in writing by such Issuing Bank. If the Borrower so requests in the Application for any Letter of Credit, the applicable Issuing Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each such Letter of Credit, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiration date not later than the date five days prior to the Maturity Date; provided, however, that the applicable Issuing Bank shall not permit any such extension if (A) such Issuing Bank has determined that it would not be permitted at such time to issue, amend or extend such Letter of Credit in its revised form (as extended) under the terms hereof (except that the expiration date may be extended by up to one year from the then-current form), (B) such Issuing Bank has determined that it would have no obligation at such time to issue, amend or extend such Letter of Credit in its revised form under the terms hereof or (C) it has received notice from the Required Lenders or the Borrower in accordance with Section 2.4(e) that one or more of the conditions in Section 4.2(b), (c) or (d) would not be satisfied if such Letter of Credit were so extended. If any Lender is a Defaulting Lender, an Issuing Bank shall not be required to issue, amend, extend or increase any Letter of Credit unless such Issuing Bank has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Bank’s risk with respect to the participation in Letters of Credit of such Defaulting Lender, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage at such time on terms satisfactory to such Issuing Bank. Each request by the Borrower for the issuance, amendment, extension or increase of any Letter of Credit shall be deemed to be a representation and warranty that the conditions set forth in clauses (iii), (iv) and (v) above have been met.

(a)Whenever the Borrower desires the issuance, amendment, extension or increase of a Letter of Credit, it shall hand deliver or telecopy (or transmit by electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the respective Issuing Bank) to the Administrative Agent and the applicable Issuing Bank (i) in the case of a request for the issuance of a Letter of Credit, an Issuance Notice and Application no later than 1:00 p.m. (New York City time) at least five Business Days in advance of the proposed date of issuance and (ii) in the case of a request for the amendment, extension or increase of a Letter of Credit, a notice and/or letter of credit application, in such form as specified by the applicable Issuing Bank, identifying the Letter of Credit to be amended, extended or increased and specifying the requested date of amendment, extension or increase (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (a) of this Section), the amount of such Letter of Credit and such other information as shall be necessary to enable the applicable Issuing Bank to amend, extend or increase such Letter of Credit, no later than 1:00 p.m. (New York City time) at least five Business Days in advance of the proposed date of such amendment, extension or increase (or such shorter period as the applicable Issuing Bank may agree to in its sole discretion). Each notice or letter of credit application delivered pursuant to this Section 2.4(b) shall be accompanied by documentary and other evidence of the proposed beneficiary’s identity as may reasonably be requested by the applicable Issuing Bank to enable such Issuing Bank to verify the beneficiary’s identity or to comply with any applicable laws or regulations, including the USA Patriot Act. Upon satisfaction or waiver of the conditions set forth in Section 4.2, the applicable Issuing Bank shall issue or amend, extend or increase the requested Letter of Credit only in accordance with such Issuing Bank’s standard operating procedures as in effect from time to time. Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, no Issuing Bank shall be required to issue, amend, extend or increase any Letter of Credit if (y) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Restatement Effective Date and that such Issuing Bank in good faith deems material to it or (z) such Letter of Credit would violate such Issuing Bank’s standard policies and procedures regarding the issuance of letters of credit as in effect from time to time (to the extent not in conflict with the requirements of this Section 2.4 or as otherwise accepted by the Borrower). Notwithstanding anything contained in any Application furnished to any Issuing Bank in connection with the issuance of any Letter of Credit or any notice or letter of credit application furnished to any Issuing Bank in connection with the amendment, extension or increase of any Letter of Credit, in the event of any conflict between the terms and conditions of such Application or notice or letter of credit application, on the one hand, and the terms and conditions of this Agreement, on the other hand, the terms and conditions of this Agreement shall control. Upon the issuance of any Letter of Credit or amendment, extension or increase thereof, the applicable Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender of the amount thereof, which notice from the Administrative Agent shall be accompanied by a copy of such Letter of Credit or amendment, extension or increase thereof and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.4(e).

(b)In determining whether to honor any drawing under any Letter of Credit by the beneficiary(ies) thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents, if such documents are not in strict compliance with the terms of such Letter of Credit. As between the Borrower and an Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Bank, by the respective beneficiaries of such Letters of Credit; provided that such assumption of risk by the Borrower shall not affect any rights that the Borrower may have against any such beneficiary. In furtherance and not in limitation of the foregoing, an Issuing Bank shall not be responsible or have any liability for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by any beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; (viii) any other action or inaction taken or suffered by such Issuing Bank under or in connection with any such Letter of Credit, if required under, or expressly authorized under the circumstances by, any applicable domestic or foreign law or letter of credit practice or (ix) any consequences arising from causes beyond the control of such Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Bank’s rights or powers hereunder or place such Issuing Bank under any liability to the Borrower. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by any Issuing Bank under or in connection with any Letter of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in “good faith” (as such term is defined in Article 5 of the New York Uniform Commercial Code), shall not give rise to any liability on the part of such Issuing Bank to the Borrower. Notwithstanding anything to the contrary contained in this Section 2.4(c), the applicable Issuing Bank shall not be excused from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as determined by a final, non-appealable judgment of a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.

(c)In the event any Issuing Bank has honored a drawing under a Letter of Credit on any date (a “Disbursement Date”), it shall promptly notify the Borrower and the Administrative Agent of the amount of such drawing and of the applicable Disbursement Date. The Borrower shall reimburse such Issuing Bank by paying to the Administrative Agent for the account of such Issuing Bank not later than 12:00 noon, New York City time, on the Disbursement Date, if the Borrower shall have received notice of such drawing prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt (the “Reimbursement Date”), in each case an amount in same day funds equal to the dollar amount or the Permitted Foreign Currency amount, as applicable, of such honored drawing, together in each case with accrued and unpaid interest as provided in Section 2.12; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 or 2.5 that such payment be financed with a Swing Line Loan or an ABR Borrowing and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Swing Line Loan or ABR Borrowing. If the Borrower fails to reimburse any honored drawing under any Letter of Credit on or before the Reimbursement Date, the Administrative Agent shall notify each Lender of such failure, the payment then due from the Borrower in respect of such honored drawing, and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent, (i) if the currency of the applicable Letter of Credit is dollars, then in dollars and (ii) if the currency of the applicable Letter of Credit is a Permitted Foreign Currency, then in dollars in an amount equal to the Dollar Equivalent of, its Applicable Percentage of the amount then due from the Borrower, in the same manner as provided in Section 2.6 with respect to Loans made by such Lender (and Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for an honored drawing under a Letter of Credit (other than the funding of a Swing Line Loan or an ABR Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such drawing. If any Lender fails to make available to the Administrative Agent for the account of the relevant Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.4(d) by the time specified herein, such Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d)Immediately upon the issuance, extension or increase of each Letter of Credit, without any further action by any Person, the applicable Issuing Bank shall be deemed to have sold to each Lender and each Lender shall have been deemed to have purchased from such Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Applicable Percentage of the maximum amount which is or at any time may become available to be drawn thereunder. In consideration and in furtherance of the foregoing, each Lender hereby irrevocably, absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each drawing honored by such Issuing Bank under such Letter of Credit and not reimbursed by the Borrower on or prior to the applicable Reimbursement Date, or of any reimbursement payment required to be refunded to the Borrower or otherwise returned for any reason. Each Lender acknowledges and agrees that its obligation to fund participations pursuant to this paragraph in respect of Letters of Credit and to make payments in respect of such acquired participations is irrevocable, absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, extension or increase of any Letter of Credit, the occurrence and continuance of a Default, any reduction or termination of the Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Rules 3.13 and 3.14 of ISP 98 or similar terms in the Letter of Credit itself) permits a drawing to be made under such Letter of Credit after the expiration thereof or after the expiration or termination of the Commitments or any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including those set forth in the following paragraph (f), and that each such payment shall be made without any defense, offset, abatement, withholding or reduction whatsoever and in dollars or the applicable Permitted Foreign Currency, as applicable; provided that, notwithstanding anything herein to the contrary, any participation held by a Lender shall not survive the Maturity Date unless otherwise agreed to in writing by such Lender. Each Lender further acknowledges and agrees that, in issuing, amending, extending or increasing any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representations and warranties of the Borrower deemed made pursuant to Sections 2.4 and 4.2, unless, at least one Business Day prior to the time such Letter of Credit is issued, amended, extended or increased (or, in the case of an automatic extension permitted pursuant to paragraph (a) of this Section, at least one Business Day prior to the time by which the election not to extend must be made by the applicable Issuing Bank), the Required Lenders or the Borrower shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 2.4(a)(iii), 2.4(a)(iv), 2.4(a)(v), 4.2(b), 4.2(c), or 4.2(d) would not be satisfied if such Letter of Credit were then issued, amended, extended or increased (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, no Issuing Bank shall have any obligation to issue, amend, extend or increase any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).

(e)The obligation of the Borrower to reimburse each Issuing Bank for drawings honored under the Letters of Credit issued by it shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set off, defense or other right which the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Bank, Lender or any other Person, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or one of its Restricted Subsidiaries and the beneficiary(ies) for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by such Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or any of its Restricted Subsidiaries or any other Person; (vi) any breach hereof by any party hereto or any other Loan Document by any party thereto; (vii) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Rules 3.13 and 3.14 of ISP 98 or similar terms in the Letter of Credit itself) permits a drawing to be made under such Letter of Credit after the expiration thereof or after the expiration or termination of the Commitments; (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (ix) the fact that an Event of Default or a Default shall have occurred and be continuing.
(f)Without duplication of any obligation of the Borrower under Section 10.3, in addition to amounts payable as provided herein, the Borrower hereby agrees to protect, indemnify, pay and save and hold harmless each Issuing Bank from and against any and all claims, demands, liabilities, damages and losses, and all reasonable, documented and invoiced costs, charges and out-of-pocket expenses (including reasonable fees, out-of-pocket expenses and disbursements of one primary counsel (and in the case of an actual or potential conflict of interest where any Issuing Bank affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Issuing Bank) and one local counsel in each relevant material jurisdiction), which such Issuing Bank may incur or be subject to as a consequence of (i) the issuance, amendment, extension or increase of any Letter of Credit by such Issuing Bank, any demand for payment thereunder, any payment or other action taken or omitted to be taken in connection with such Letter of Credit or this Agreement, or any transaction(s) supported by such Letter of Credit, other than as a result of (1) the gross negligence or willful misconduct of such Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction or (2) the wrongful dishonor by such Issuing Bank of a presentation under any Letter of Credit which strictly complies with the terms and conditions of such Letter of Credit, or (ii) the failure of such Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act. The Borrower will pay all amounts owing under this Section promptly after written demand therefor.

(g)An Issuing Bank may resign as an Issuing Bank by providing at least 30 days prior written notice to the Administrative Agent, the Lenders and the Borrower. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank (provided that no consent will be required if the replaced Issuing Bank has no Letters of Credit or reimbursement obligations with respect thereto outstanding) and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such resignation or replacement of such Issuing Bank. From and after the effective date of any such replacement or resignation, (i) any successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. At the time any such resignation or replacement shall become effective, (A) the Borrower shall pay all unpaid fees accrued for the account of the resigning or replaced Issuing Bank pursuant to Sections 2.11(c) and (d) and (B) the resigning or replaced Issuing Bank shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement. After the replacement or resignation of an Issuing Bank hereunder, the resigning or replaced Issuing Bank shall not be required to issue, amend, extend or increase any Letters of Credit.
(h)The Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of an appointment as an Issuing Bank hereunder shall be evidenced by a written agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrower, the Administrative Agent and such designated Lender and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an issuer of Letters of Credit hereunder.

(i)If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the applicable Issuing Bank, an amount in cash equal to 103% of Letter of Credit Usage attributable to all outstanding Letters of Credit as of such date (provided that, if the Letter of Credit Usage increases at any time following such deposit, the Borrower shall, at the request of the Administrative Agent or the Required Lenders, deposit additional amounts in cash in dollars or the applicable Permitted Foreign Currency, as applicable, so that such deposit account holds at least 103% of the amount of Letter of Credit Usage of all outstanding Letters of Credit at any time) plus any accrued and unpaid interest thereon, in each case in dollars or the applicable Permitted Foreign Currency, as applicable; provided that the obligation to deposit such cash collateral shall become effective immediately, and such cash collateral shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clauses (h) or (i) of Article VIII. Such cash collateral shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such cash collateral, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such cash collateral shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for any disbursements under Letters of Credit issued by it for which it has not been reimbursed and, to the extent not so applied, shall be held as cash collateral for the satisfaction of the reimbursement obligations of the Borrower for the Letter of Credit Usage of each Issuing Bank at such time, and after such cash collateralization and/or payment in full of all Letter of Credit Usage of each Issuing Bank, may be applied to satisfy other Obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower (or as otherwise ordered by a court of competent jurisdiction) within five Business Days after all Events of Default have been cured or waived.
(j)Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued, the rules of the ISP 98 shall be stated therein to apply to each Letter of Credit. Notwithstanding the foregoing, no Issuing Bank shall be responsible to the Borrower for, and each Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such Issuing Bank required under, or expressly authorized under the circumstances by, any applicable law, order, or practice that is required to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where such Issuing Bank or the beneficiary of any Letter of Credit is located, the practice stated in the ISP 98, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade, Inc. (BAFT), or the Institute of International Banking Law & Practice, whether or not any such law or practice is applicable to any Letter of Credit.

(k)Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Restricted Subsidiary, or states that a Restricted Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Restricted Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Restricted Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.
Section 2.5Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone or in writing (a)(i)(x) in the case of a Term Benchmark Borrowing denominated in dollars, not later than 12:00 p.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing or (y) in the case of a RFR Borrowing denominated in dollars, not later than 12:00 p.m., New York City time, five U.S. Government Securities Business Days before the date of the proposed Borrowing, (ii) in the case of a Term Benchmark Borrowing denominated in Euro, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, (iii) in the case of a RFR Borrowing denominated in Sterling, not later than not later than 12:00 p.m., New York City time, five RFR Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day prior to the date of the proposed Borrowing or (c) in the case of a Borrowing of a Swing Line Loan, not later than 12:00 p.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy (or other facsimile transmission) to the Administrative Agent of a written Borrowing Request and signed by a Responsible Officer of the Borrower; provided that, if such Borrowing Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2 and Section 2.3:
(i)the Agreed Currency and aggregate amount of the requested Borrowing;
(ii)the date of such Borrowing, which shall be a Business Day;
(iii)the Type of the requested Borrowing;
(iv)in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)the location and number of the account or accounts of the Borrower to which funds are to be disbursed, which shall comply with the requirements of Section 2.6, or, in the case of any Loan requested to finance the reimbursement of drawing under a Letter of Credit as provided in Section 2.4(d), the identity of the Issuing Bank that has honored such drawing.

If no currency is specified with respect to any requested Borrowing, then the applicable Borrower shall be deemed to have selected dollars. If no election as to the Type of Borrowing is specified with respect to Revolving Loans, then the requested Revolving Borrowing shall be (i) if denominated in dollars, an ABR Borrowing, (ii) if denominated in Euro, a EURIBOR Borrowing and (iii) if denominated in Sterling, a SONIA Borrowing made in dollars. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.5 a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that a Central Bank Rate and Daily Simple SOFR shall only apply to the extent provided in Sections 2.7(e) (solely with respect to the Central Bank Rate), 2.13(a) and 2.13(f), as applicable).
Section 2.6Funding of Borrowings. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time (or, in each case, in respect of any Loans to be made pursuant to any Incremental Supplement or Refinancing Agreement, such other time as may be specified therein), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swing Line Loans shall be made by the Swing Line Lender to the Borrower by means of a wire transfer to the account specified in such Borrowing Request or to the applicable Issuing Bank, as the case may be, by 3:00 p.m., New York City time, on the requested date of such Swing Line Loan. Except as otherwise specified in the immediately preceding sentence, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account or accounts designated by the Borrower in the applicable Borrowing Request. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Applicable Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Applicable Percentage available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its Applicable Percentage of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans, or in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.7Interest Elections. (a) Each Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.5; provided that Swing Line Loans shall be made and maintained as ABR Borrowings only. Thereafter, the Borrower may elect to convert any such Borrowing denominated in dollars to a different Type or to continue any such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing in accordance with their respective Applicable Percentages, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swing Line Loans, which may not be converted or continued. Notwithstanding any other provision of this Section, the Borrower shall not be permitted to change the currency of any Borrowing or to convert any Borrowing to a Type not available for the currency in which such Borrowing was made.
(a)To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.5 if the Borrower were requesting a Borrowing of the Type, and in the currency, resulting from such election to be made on the effective date of such election. Each such telephonic request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy (or other facsimile transmission) to the Administrative Agent of a written request (an “Interest Election Request”) in substantially the form approved by the Administrative Agent and separately provided to the Borrower and signed by a Responsible Officer of the Borrower; provided that, if such Interest Election Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent.
(b)Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:
(i)the Agreed Currency and principal amount of Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)the Type of the resulting Borrowing; and
(iv)if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.7(c), a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that a Central Bank Rate and Daily Simple SOFR shall only apply to the extent provided in Sections 2.7(e) (solely with respect to the Central Bank Rate), 2.13(a) and 2.13(f), as applicable).
(c)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(d)If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Term Benchmark Borrowing of the same Type with an Interest Period of one month’s duration. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term Benchmark Borrowing in an Alternative Currency prior to the end of the Interest Period therefor, then unless such Term Benchmark Borrowing is repaid as provided herein, the Borrower shall be deemed to have selected that such Term Benchmark Borrowing shall automatically be continued as a Term Benchmark Borrowing in its original Agreed Currency with an Interest Period of one month as the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing or an RFR Borrowing and (ii) unless repaid, (x) (A) each Term Benchmark Borrowing denominated in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (B) each RFR Borrowing denominated in dollars shall be converted to an ABR Borrowing on the last day of the calendar month and (y) each Term Benchmark Borrowing and each RFR Borrowing, in each case denominated in an Alternative Currency shall bear interest at the Central Bank Rate for the Applicable Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the Applicable Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Currency other than dollars shall either be (A) converted to an ABR Borrowing denominated in dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the Interest Period, as applicable, in full; provided that if no election is made by the Borrower by the earlier of (x) the date that is three Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, the Borower shall be deemed to have elected clause (A) above.
Section 2.8Termination and Reduction of Commitments. (a) Unless previously terminated, all of the Commitments shall terminate on the Commitment Termination Date.
(a)The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Total Utilization of Commitments would exceed the total Commitments.

(b)The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or another transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be applied to the Lenders in accordance with their respective Applicable Percentages.
Section 2.9Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Swing Line Lender the then unpaid principal amount of each Swing Line Loan on the earlier of the Maturity Date and the fifth Business Day after such Swing Line Loan is made; provided that any Swing Line Loan that is not repaid by the fifth Business Day after such Swing Line Loan is made shall automatically be converted to a Revolving Loan and shall be deemed to have been repaid on the fifth Business Day after such Swing Line Loan was made; provided, further, that on each date that a Borrowing consisting of Revolving Loans is made, the Borrower shall repay all Swing Line Loans that were outstanding on the date such Borrowing was requested.
(a)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(c)The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(d)Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more Notes in such form payable to the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

Section 2.10Prepayment of Loans. (a)The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (subject to the requirements of Section 2.15), subject to prior notice in accordance with this Section. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swing Line Loan, the Swing Line Lender) by telephone (confirmed by telecopy (or other facsimile transmission or by electronic mail, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Administrative Agent and, if relevant, the respective Swingline Lenders) or hand delivery of written notice) or in writing of any prepayment hereunder (i)(x) in the case of prepayment of (1) a Term Benchmark Borrowing denominated in dollars, not later than 12:00 p.m., New York City time, three Business Days before the date of prepayment, (2) an RFR Borrowing denominated in dollars, not later than 12:00 p.m., New York City time, three Business Days before the date of prepayment, (y) in the case of prepayment of a Term Benchmark Borrowing denominated in Euros, not later than 12:00 p.m., New York City time, three Business Days before the date of prepayment, (z) in the case of an RFR Borrowing denominated in Sterling, not later than 12:00 p.m., New York City time, three RFR Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of prepayment and (iii) in the case of prepayment of a Swing Line Loan, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of reduction or termination of the Commitments as contemplated by Section 2.8, then such notice of prepayment may be revoked if such notice of reduction or termination is revoked in accordance with Section 2.8. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2.
(a)The Borrower shall from time to time (including as a result of any change in exchange rates as of any Revaluation Date) prepay first, the Swing Line Loans, and second, the Revolving Loans to the extent necessary so that the Total Utilization of Commitments shall not at any time exceed the Commitments then in effect.
(b)Each prepayment of a Borrowing shall be applied ratably to the Loans of the Lenders in accordance with their respective Applicable Percentages. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and any costs incurred as contemplated by Section 2.15.
Section 2.11Fees.  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than any Defaulting Lender) a commitment fee, which shall accrue at a rate of 0.20% per annum on the daily amount of the unused Commitment of such Lender during the period from and including the Restatement Effective Date to but excluding the date on which such Commitment terminates. Commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth day following such last day and on the date on which the Commitments terminate, commencing on the first such date to occur after the Restatement Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and Letter of Credit Usage of such Lender (and the Swing Line Exposure of such Lender shall be disregarded for such purpose).

(a)The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than any Defaulting Lender) letter of credit fees equal to (A) the Applicable Rate for Revolving Loans that are Term Benchmark Loans, multiplied by (B) the average aggregate daily maximum amount available to be drawn under all such Letters of Credit (determined as of the close of business on any date of determination) (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any Letter of Credit Usage. Such letter of credit fees shall be paid on a quarterly basis in arrears and shall be due and payable on the fifteenth day after the end of each March, June, September and December in respect of the most recently ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of any Letter of Credit, on the Commitment Termination Date and thereafter on demand.
(b)The Borrower agrees to pay directly to each Issuing Bank, for its own account, the following fees:
(i)a fronting fee equal to 0.125% per annum (or such other amount as may be agreed between the Borrower and such Issuing Bank), multiplied by the average aggregate daily maximum amount available to be drawn under all Letters of Credit issued by such Issuing Bank (determined as of the close of business on any date of determination) (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination) from and including the Restatement Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any Letter of Credit Usage attributable to Letters of Credit issued by such Issuing Bank; and
(ii)such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with such Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.
Such fronting fee shall be paid on a quarterly basis in arrears and shall be due and payable on the fifteenth day after the end of each March, June, September and December in respect of the most recently ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Commitment Termination Date and thereafter on demand. Such documentary and processing charges are due and payable on demand.
(c)The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(d)All fees payable hereunder shall be paid on the dates due, in dollars in immediately available funds, to the parties specified herein. Fees paid shall not be refundable under any circumstances.
Section 2.12Interest.  (a) The Loans comprising each ABR Borrowing (including each Swing Line Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(a)The Loans comprising each Term Benchmark Borrowing shall bear interest at (i) in the case of any such Borrowing denominated in dollars, Term SOFR and (ii) in the case of any such Borrowing denominated in Euro, at the Adjusted EURIBOR Rate, in each case for the Interest Period in effect for such Borrowing plus, in each case, the Applicable Rate. Each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Simple RFR plus the Applicable Rate.
(b)Notwithstanding the foregoing, at all times when an Event of Default listed in paragraph (a), (b), (h) or (i) of Article VIII has occurred hereunder and is continuing, all overdue amounts outstanding hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(c)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated.
(d)All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and (ii) interest computed by reference to the Daily Simple RFR with respect to Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Term SOFR Rate, EURIBOR Rate, Adjusted Daily Simple RFR or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(e)The Borrower agrees to pay to each Issuing Bank, with respect to drawings honored under any Letter of Credit issued by such Issuing Bank, interest on the amount paid by such Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the Borrower at a rate equal to (i) for the period from the applicable Disbursement Date to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are ABR Loans, and (ii) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are ABR Loans.

(f)Interest payable pursuant to Section 2.12(f) shall be computed on the basis of a 365/366 day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. In the event any Issuing Bank shall have been reimbursed by Lenders for all or any portion of any honored drawing, such Issuing Bank shall distribute to the Administrative Agent, for the account of each Lender which has paid all amounts payable by it under Section 2.4(d) with respect to such honored drawing, such Lender’s Applicable Percentage of any interest received by such Issuing Bank in respect of that portion of such honored drawing so reimbursed by such Lender for the period from the date on which such Issuing Bank was so reimbursed by such Lender to but excluding the date on which such portion of such honored drawing is reimbursed by the Borrower.
Section 2.13Alternate Rate of Interest.
(a)Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.13, if:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate or the Adjusted EURIBOR Rate, as the case may be (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Adjusted Daily Simple RFR for the applicable Agreed Currency; or
(ii)the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that Term SOFR Rate or Adjusted EURIBOR Rate, as the case may be, for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, that the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.7 or a new Borrowing Request in accordance with the terms of Section 2.5, (A) in the case of Loans denominated in dollars, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, an affected Term Benchmark Borrowing and any Borrowing Request that requests an affected Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in dollars so long as the Adjusted Daily Simple RFR for dollar Borrowings is not also the subject of Section 2.13(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for an ABR Borrowing and (B) in the case of Loans denominated in an Alternative Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, an affected Term Benchmark Borrowing and any Borrowing Request that requests an affected Term Benchmark

Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.7 or a new Borrowing Request in accordance with the terms of Section 2.5, (A) in the case of Loans denominated in dollars, (1) any affected Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in dollars so long as the Adjusted Daily Simple RFR for dollar Borrowings is not also the subject of Section 2.13(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple RFR for dollar Borrowings also is the subject of Section 2.13(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan, and (B) in the case of Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to and shall constitute a CBR Loan that bears interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread;; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any such outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day (exercised by written notice to the Administrative Agent): (i) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated at dollars at such time or (ii) be prepaid by the Borrower on the day that such Borrower receives notice thereof from the Administrative Agent (it being understood that if no election is made by the Borrower by such day, the Borrower shall be deemed to have selected clause (i)) and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day (exercised by written notice to the Administrative Agent): (i) be converted into ABR Loans denominated in dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (ii) be prepaid in full immediately.

(b)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

(e)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Rate or the EURIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for (i) a Term Benchmark Loan, conversion to or continuation of Term Benchmark Loans to be made, converted or continued or (ii) a RFR Borrowing or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, (x) the Borrower will be deemed to have converted any such request for (1) an affected Term Benchmark Borrowing or RFR Borrowing, as applicable, denominated in dollars into a request for a Borrowing of or conversion to (A) solely with respect to any such request for a Term Benchmark Borrowing, an RFR Borrowing denominated in dollars so long as the Adjusted Daily Simple RFR for dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple RFR for dollar Borrowings is the subject of a Benchmark Transition Event or (y) any such request relating to a Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice of the commencement of a Benchmark Unavailability Period with respect to the Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then, until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.13, (A) in the case of Loans denominated in dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in dollars so long as the Adjusted Daily Simple RFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple RFR for dollar Borrowings is the subject of a Benchmark Transition Event and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan, and (B) in the case of Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election (exercised by written notice to the Administrative Agent): (A) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in dollars at such time or (B) such Loan shall be prepaid by the Borrower on the day that the Borrower receives notice thereof from the Administrative Agent (it being understood that if no election is made by the Borrower by such day, the Borrower shall be deemed to have selected clause (A)) and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.
Section 2.14Increased Costs. If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by or participated in, any Lender or Issuing Bank (except any such reserve requirement reflected in the Adjusted EURIBOR Rate);
(ii)impose on any Lender or Issuing Bank or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Term Benchmark Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)impose on any Recipient any Taxes (other than Indemnified Taxes, Other Taxes, Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes, or Tax described in clauses (b) through (d) of the definition of Excluded Taxes), on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting to, continuing or maintaining any Term Benchmark Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, Issuing Bank or other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(a)If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital or liquidity of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments hereunder, the Loans made by such Lender or participations in Letters of Credit held by such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time upon request of such Lender or Issuing Bank the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(b)A certificate of a Lender or Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or Issuing Bank or its respective holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(c)Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive (or has retroactive effect), then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.15Break Funding Payments. (a) With respect to Loans that are not RFR Loans, in the event of (i) the payment or prepayment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18 or (v) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in any Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event other than loss of profit or margin. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(a)With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise) (ii) the failure to borrow or prepay any RFR Loan on the date specified in any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.18 or (iv) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on is scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered by the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown due on any such certificate within 10 days after receipt thereof.

Section 2.16Taxes.  (a) Any and all payments by or on account of any obligation of each applicable Loan Party hereunder shall be made free and clear of and without deduction or withholding for any Taxes, except as required by law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by each applicable Loan Party shall be increased as necessary so that after making such deduction or withholding (including such deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(a)In addition, each applicable Loan Party shall (i) pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or (ii) at the option of the Administrative Agent, shall timely reimburse the Administrative Agent for any payment of such Other Taxes.
(b)Each applicable Loan Party shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Loan Party hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Loan Parties shall not be required to pay any amount under this Section 2.16(c) with respect to Other Taxes paid or reimbursed by the Loan Parties pursuant to Section 2.16(b).
(c)As soon as practicable after any payment of Taxes by each applicable Loan Party to a Governmental Authority pursuant to this Section 2.16, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)(i) Any Lender that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under this Agreement or any other Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(e)(ii), 2.16(e)(iii), 2.16(e)(v) or 2.16(e)(vi)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i)Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax.
(ii)Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(A)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under this Agreement or any other Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)executed originals of IRS Form W-8ECI;
(C)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “Portfolio Interest Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(D)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a Portfolio Interest Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a Portfolio Interest Certificate substantially in the form of Exhibit I-4 on behalf of each such partner.
(iii)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction in, U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine withholding or deduction required to be made.

(iv)If a payment made to a Lender under this Agreement or any other Loan Document would be subject to withholding Tax imposed pursuant to FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such other documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.16(e)(v), “FATCA” shall include any amendments made to FATCA after the Restatement Effective Date.
(v)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(e)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand thereof, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph.

(f)If any Lender or the Administrative Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that (w) any Lender or the Administrative Agent may determine, in its sole discretion exercised in good faith consistent with the policies of such Lender or the Administrative Agent, whether to seek a refund for any Taxes; (x) any Taxes that are imposed on a Lender or the Administrative Agent as a result of a disallowance or reduction of any Tax refund with respect to which such Lender or the Administrative Agent has made a payment to the indemnifying party pursuant to this Section shall be treated as an Indemnified Tax for which the indemnifying party is obligated to indemnify such Lender or the Administrative Agent pursuant to this Section; (y) nothing in this Section shall require the Lender or the Administrative Agent to disclose any confidential information to a Loan Party or any other Lender (including its tax returns); and (z) neither any Lender nor the Administrative Agent shall be required to pay any amounts pursuant to this Section for so long as a Default or Event of Default exists.
(g)For purposes of this Section 2.16, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
(h)Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement and the other Loan Documents.
Section 2.17Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a) (i) Except with respect to principal of and interest on Loans denominated in an Alternative Currency, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.14, Section 2.15 or Section 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, and (ii) all payments with respect to principal and interest on Loans denominated in an Alternative Currency shall be made in such Alternative Currency not later than the Applicable Time specified by the Administrative Agent on the dates specified herein, in each case, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent at its applicable office or offices as described in an Administrative Questionnaire provided by the Administrative Agent to the Borrower from time to time, except that payments pursuant to Section 2.14, Section 2.15, Section 2.16 and Section 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment or performance hereunder shall be due on a day that is not a Business Day, the date for payment or performance shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in dollars in the Dollar Equivalent of the Alternative Currency payment amount.

(a)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed drawings under Letters of Credit, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed drawings under Letters of Credit then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed drawings under Letters of Credit then due to such parties.
(b)If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in Swing Line Loans or drawings under Letters of Credit resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in Swing Line Loans or drawings under Letters of Credit and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in Swing Line Loans or drawings under Letters of Credit of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in Swing Line Loans or drawings under Letters of Credit; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (as in effect from time to time) (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swing Line Loans or drawings under Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(c)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.
(d)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.3, Section 2.4 (d), Section 2.6(b) or paragraph (d) of this Section, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.18Mitigation Obligations; Replacement of Lenders.  (a) If any Lender (which term shall include any Issuing Bank for purposes of this Section 2.18(a)) requests compensation under Section 2.14, or if any of the Loan Parties are required to pay any Indemnified Taxes, Other Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(a)If (i) any Lender (which term shall include any Issuing Bank for purposes of this Section 2.18(b)) requests compensation under Section 2.14, (ii) any of the Loan Parties is required to pay any Indemnified Taxes, Other Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender is a Defaulting Lender or a Non-Consenting Lender or (iv) any Lender is a Declining Lender under Section 2.20, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, the Issuing Banks and Swing Line Lender, which consents shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments, (iv) such assignment does not conflict with applicable law and (v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, (x) the applicable assignee shall have consented to, or shall consent to, the applicable amendment, waiver or consent and (y) the Borrower exercises its rights pursuant to this clause (b) with respect to all Non-Consenting Lenders relating to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply.
(b)Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto in order for such assignment and delegation to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment and delegation, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided further that any such documents shall be without recourse to or warranty by the parties thereto.

Section 2.19Incremental Facilities. (a) The Borrower may, from time to time, (w) request that the aggregate amount of the Commitments be increased by having an existing Lender agree to increase its then existing Commitment and/or by adding as a new Lender hereunder that shall agree to provide a Commitment hereunder, in each case, in accordance with Section 2.19(a)(ix), (x) request the establishment of one or more new revolving credit commitments (each such new commitment, an “Incremental Revolving Commitment Tranche” and each such proposed increase pursuant to the foregoing clauses (w) and (x) being a “Commitment Increase”), (y) request the establishment of one or more term facilities (each, an “Incremental Term Facility”) and/or (z) request that the principal amount of any terms loans established hereunder be increased (any such increase, a “Term Increase” and, together with any Incremental Term Facility and Commitment Increase, collectively, an “Incremental Facility”), in each case, by notice to the Administrative Agent specifying the amount of the relevant Incremental Facility, the Incremental Lenders providing such Incremental Facility, and the date on which such Incremental Facility is to be effective (the “Increase Date”), which shall be a Business Days at least three Business Days after delivery of such notice and ten Business Days prior to the Commitment Termination Date; provided, however, that:
(i)the minimum amount of each Incremental Facility shall be $10,000,000 or a larger multiple of $5,000,000;
(ii)the aggregate amount of all Incremental Facilities hereunder, together with the aggregate amount of all Incremental Equivalent Debt incurred under Section 2.19(d), shall not exceed, at the time of incurrence thereof, the sum of (the amount available under clauses (x), (y) and (z) below, the “Available Incremental Amount”):
(x)the greater of (A) $373,000,000 and (B) 100% of Consolidated Credit EBITDA for the most recently ended four fiscal quarter period for which financial statements have been delivered pursuant to Section 5.1(a) or (b) and calculated on a Pro Forma Basis (the “Fixed Incremental Basket”), plus
(y)an amount equal to all voluntary prepayments, repurchases and/or cancellations of, (in each case, in an amount equal to the notional principal face amount of the loans so repaid, repurchased and/or canceled) term loans under any Incremental Term Facility, Term Increase, Incremental Equivalent Debt, Revolving Loans or loans under any Commitment Increase (in each case to the extent incurred in reliance on the Fixed Incremental Basket and in the case of Revolving Loans or loans under any Commitment Increase, to the extent accompanied by a permanent reduction in the commitments therefor), in each case, to the extent (i) secured by the Collateral on a pari passu basis with the Liens securing the Secured Obligations, (ii) secured by the Collateral on a junior lien basis to the Liens securing the Secured Obligations or (iii) not secured by the Collateral, in each case of clauses (i), (ii) and (iii), not made with the proceeds of any long-term Indebtedness (excluding, for the avoidance of doubt, proceeds of any revolving credit facility (including the Commitments) or intercompany indebtedness); provided that any Incremental Facility incurred in reliance on the foregoing clauses (ii) and/or (iii) shall, at the option of the Borrower, either be secured by the Collateral on a junior lien basis to the Liens securing the Secured Obligations or be unsecured, plus

(z)any additional amount that on a Pro Forma Basis for the most recently ended four fiscal quarter period for which financial statements have been delivered pursuant to Section 5.1(a) or (b) (assuming the full amount of such Incremental Facility has been drawn, but calculating the applicable ratio without netting the cash proceeds from such Incremental Facility, and without giving effect to any substantially simultaneous incurrence of Indebtedness made pursuant to clause (x) or (y) of this Section 2.19(a)(ii) or clause (i) of Section 6.1(c)) would not cause (1) in the case of any Incremental Facility that is secured by Liens on the Collateral on a pari passu basis with the Liens securing the Secured Obligations, the Senior Net Leverage Ratio to exceed 3.50 to 1.00 (or, subject to the Leverage Increase Limitations, upon the consummation of a Material Acquisition, 4.00 to 1.00 if the Borrower makes a Leverage Ratio Increase Election) or (2) in the case of any Incremental Facility that is secured by Liens on the Collateral on a junior basis to the Liens securing the Secured Obligations or is unsecured, the Total Net Leverage Ratio to exceed 4.00 to 1.00 (or, subject to the Leverage Increase Limitations, upon the consummation of a Material Acquisition, 4.50 to 1.00 if the Borrower makes a Leverage Ratio Increase Election);
provided, that the Borrower may elect to use clause (z) of the Available Incremental Amount prior to using clause (x) or (y) of the Available Incremental Amount, and if both clause (z) and clause (x) or (y) of the Available Incremental Amount are available, unless otherwise elected by the Borrower, then the Borrower will be deemed to have elected to use clause (z) of the Available Incremental Amount first. In the event that any Incremental Facility (or a portion thereof) incurred under clause (x) or (y) above subsequently could at any time be incurred under clause (z) above (for the avoidance of doubt, determined without duplication of such incremental loans or commitments), at such time such incremental loans or commitments shall automatically be divided, if applicable, and reclassified as Indebtedness incurred under clause (z), and clauses (x) or (y), as the case may be, shall be deemed to be increased by the amount so reclassified (unless the Borrower otherwise elects);
(iii)[reserved];
(iv)both at the time of any such request and upon the effectiveness of any Incremental Facility, no Default or Event of Default shall have occurred and be continuing or would result from such proposed Incremental Facility (provided that, with respect to any Incremental Revolving Commitment Tranche, Incremental Term Facility or Term Increase, the primary purpose of which is to finance a Limited Condition Transaction, the requirement pursuant to this Section 2.19(a)(iv) shall be that no Event of Default under clauses (a) or (b) of Article VIII or, solely with respect to the Borrower, clauses (h) or (i) of Article VIII, shall exist after giving effect to such Incremental Revolving Commitment Tranche, Incremental Term Facility or Term Increase);
(v)the representations and warranties set forth in Article III and in the other Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) immediately prior to, and after giving effect to, such Incremental Facility as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date (provided that, with respect to any Incremental Revolving Commitment Tranche, Incremental Term Facility or Term Increase, the primary purpose of which is to finance a Limited Condition Transaction, the requirement contained in this Section 2.19(a)(v) shall only be required with respect to customary “Sungard” representations and warranties (with such representations and warranties to be reasonably determined by the Lenders providing such Incremental Revolving Commitment Tranche, Incremental Term Facility or Term Increase)));

(vi)any Commitment Increase shall rank pari passu in right of payment with the existing Commitments;
(vii)no Incremental Revolving Commitment Tranche or Incremental Term Facility (other than Customary Bridge Loans) will have (i) a final maturity earlier than the latest Maturity Date then in effect (as determined as of the applicable Increase Date) or (ii) a weighted average life to maturity that is shorter than the weighted average life to maturity of the Commitments then in effect; and
(viii)(i) any Commitment Increase (other than an Incremental Revolving Commitment Tranche) shall be on terms that are identical to the existing Commitments, or (ii) subject to clauses (vi) and (vii) above, any Commitment Increase consisting of an Incremental Revolving Commitment Tranche shall be on terms that are identical to the existing Commitments, other than those terms relating to pricing (including interest rates or rate floors), fees and maturity date (provided that such Incremental Revolving Commitment Tranche shall not mature earlier than the Maturity Date) and other than (x) as set forth in this Section 2.19, (y) such terms as are reasonably satisfactory to the Administrative Agent, the Borrower and the Incremental Lenders with respect to such Incremental Revolving Commitment Tranche and (z) any other terms, including provisions for security (provided that any such terms shall also be for the benefit of all other Lenders in respect of all Loans and Commitments outstanding at the time that the applicable Commitment Increase becomes effective); and
(ix)each notice by the Borrower under this paragraph shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in clauses (iv) and (v) above. The Borrower may (but shall not be obligated to) seek commitments in respect of any Incremental Facility from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) or from other banks, financial institutions or institutional lenders, subject to, in the case of a Commitment Increase, the approval thereof by the Administrative Agent, each Issuing Bank and the Swing Line Lender (in each case, not to be unreasonably withheld, conditioned or delayed) to the extent that such approval would be required under Section 10.4(b) for an assignment (each such lender, an “Incremental Lender”). No Lender shall be obligated to provide any portion of any Incremental Facility.

(a)Each Incremental Facility shall become effective as of the relevant Increase Date upon receipt by the Administrative Agent, on or prior to 12:00 noon, New York City time, on such Increase Date, of (i) a certificate of a duly authorized officer of the Borrower stating that the conditions with respect to such Incremental Facility under this Section 2.19 have been satisfied and (ii) an agreement (an “Incremental Supplement”), in form and substance reasonably satisfactory to the Borrower, each Incremental Lender and the Administrative Agent, pursuant to which, effective as of such Increase Date, as applicable, the Commitment of each such Incremental Lender shall be increased or established, in each case duly executed by such Incremental Lender and the Borrower and acknowledged by the Administrative Agent. Upon the Administrative Agent’s receipt of a fully executed Incremental Supplement from each Incremental Lender referred to in clause (ii) above, together with the certificates referred to in clause (i) above, the Administrative Agent shall record the information contained in each such agreement in the Register and give prompt notice of the relevant Commitment Increase to the Borrower and the Lenders. At the election of the Administrative Agent in its sole discretion, any Loans outstanding on such Increase Date shall be reallocated among the Lenders (with Lenders making any required payments to each other) to the extent necessary to keep the outstanding Loans ratable with any revised pro rata shares of such Lenders arising from any nonratable increase in the Commitments under this Section 2.19. Upon each such Commitment Increase, the participation interests of the Lenders in the then outstanding Letters of Credit shall automatically be adjusted to reflect, and each Lender shall have a participation in each such Letter of Credit equal to, the Lenders’ respective Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit after giving effect to such increase.
(b)This Section shall supersede any provisions in Section 2.17 or Section 10.2 to the contrary.

(c)The Borrower may utilize the Available Incremental Amount in respect of one or more series of senior secured or unsecured notes, term loans or Permitted Convertible Indebtedness, issued in a public offering, Rule 144A or other private placement or loan origination pursuant to an indenture, credit agreement or otherwise, in an aggregate amount not to exceed, together with the aggregate amount of all Incremental Facilities, the Available Incremental Amount (“Incremental Equivalent Debt”); provided that such Incremental Equivalent Debt (i) does not mature earlier than the Maturity Date (as determined as of the date of incurrence of such Incremental Equivalent Debt), or have a shorter weighted average life to maturity than the weighted average life to maturity of the Commitments outstanding at such time, in each case, other than Customary Bridge Loans, (ii) has terms and conditions (other than pricing (including interest rates, rate floors or original issue discount) and fees and, solely with respect to any term loans, amortization, prepayment premiums, and as otherwise explicitly set forth in this Agreement) no more restrictive than those under the credit facilities provided for herein (except for covenants or other provisions, which are provided to the existing Lenders or are applicable only to periods after the Maturity Date (as determined in good faith by the Borrower as of the date of incurrence of such Incremental Equivalent Debt)), (iii) to the extent guaranteed, shall not be guaranteed by any Person other than the Loan Parties and (iv) after giving effect to any such Incremental Equivalent Debt and the use of proceeds thereof, the Borrower shall be in compliance with the financial covenant set forth in Section 6.8 on a Pro Forma Basis. The Borrower may utilize the Available Incremental Amount in respect of one or more series of senior secured first lien notes, term loans or Permitted Convertible Indebtedness or senior secured junior lien notes or term loans, issued in a public offering, Rule 144A or other private placement or loan origination pursuant to an indenture, credit agreement or otherwise, so long as the conditions set forth in the previous sentence are satisfied and (i) such notes or term loans are not secured by any asset that does not also secure the Secured Obligations and (ii) if such notes or term loans are secured by the Collateral on a pari passu or junior basis with the Liens securing the Secured Obligations, such notes or term loans shall be subject to customary intercreditor arrangements reasonably satisfactory to the Borrower and the Administrative Agent.
Section 2.20Extension of Maturity Date.  (a) The Borrower may, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy thereof to each of the Lenders and the Issuing Banks) not less than 30 days prior to the then existing maturity date for Commitments of any Class hereunder (the “Existing Maturity Date”), request that the applicable Lenders and the Issuing Banks extend the Existing Maturity Date in accordance with this Section; provided that the Borrower may not make more than two Maturity Date Extension Requests during the term of this Agreement. Each Maturity Date Extension Request shall (i) specify the Class of Commitments and the date to which the Maturity Date is sought to be extended; provided that such date is no more than one calendar year from the then-scheduled Maturity Date, (ii) specify the changes, if any, to the Applicable Rate to be applied in determining the interest payable on Loans of, and fees payable hereunder to, Consenting Lenders (as defined below) in respect of that portion of their Commitments (and related Loans) of the applicable Class extended to such new Maturity Date and the time as of which such changes will become effective (which may be prior to the Existing Maturity Date), and (iii) specify any other amendments or modifications to this Agreement to be effected in connection with such Maturity Date Extension Request; provided that no such changes or modifications requiring approvals pursuant to Section 10.2(b) shall become effective prior to the then existing Maturity Date unless such other approvals have been obtained. In the event a Maturity Date Extension Request shall have been delivered by the Borrower, each Lender of the applicable Class shall have the right to agree or not agree to the extension of the Existing Maturity Date and other matters contemplated thereby on the terms and subject to the conditions set forth therein (each Lender agreeing to the Maturity Date Extension Request being referred to herein as a “Consenting Lender” and each Lender not agreeing thereto being referred to herein as a “Declining Lender”), which right may be exercised by written notice thereof, specifying the maximum amount of its Commitment and, if such Lender (or a designated Affiliate of such

Lender) is then serving as an Issuing Bank, its (or its designated Affiliate’s) Issuing Bank Sublimit, with respect to which such Lender agrees to the extension of the Maturity Date, delivered to the Borrower (with a copy to the Administrative Agent) not later than a day to be agreed upon by the Borrower and the Administrative Agent following the date on which the Maturity Date Extension Request shall have been delivered by the Borrower (it being understood (x) that any Lender that shall have failed to exercise such right as set forth above shall be deemed to be a Declining Lender and (y) that, in the case of any Lender then serving (or whose designated Affiliate is then serving) as an Issuing Bank, (I) the Issuing Bank Sublimit of such Lender (or such designated Affiliate) shall not be extended in connection with an extension of such Lender’s Commitments unless so specified by such Lender (or such designated Affiliate), in its capacity as Issuing Bank, in such written notice to the Borrower and (II) for purposes of Section 2.4(a), the “Maturity Date” applicable to Letters of Credit of an Issuing Bank that has not extended its Issuing Bank Sublimit will be the Maturity Date in respect of such Letter of Credit Sublimit that has not been extended). If a Lender elects to extend only a portion of its then existing Commitment, it will be deemed for purposes hereof to be a Consenting Lender in respect of such extended portion and a Declining Lender in respect of the remaining portion of its Commitment. If Consenting Lenders shall have agreed to such Maturity Date Extension Request in respect of Commitments held by them, then, subject to paragraph (d) of this Section, on the date specified in the Maturity Date Extension Request as the effective date thereof (the “Extension Effective Date”), (i) the Existing Maturity Date of the applicable Commitments shall, as to the Consenting Lenders, be extended to such date as shall be specified therein, (ii) the terms and conditions of the Commitments of the Consenting Lenders (including interest and fees payable in respect thereof), shall be modified as set forth in the Maturity Date Extension Request, (iii) such other modifications and amendments hereto specified in the Maturity Date Extension Request shall (subject to any required approvals (including those of the Required Lenders) having been obtained, except that any such other modifications and amendments that do not take effect until the Existing Maturity Date shall not require the consent of any Lender other than the Consenting Lenders) become effective and (iv) in the case of any Consenting Lender then serving (or whose designated Affiliate is then serving) as an Issuing Bank that shall not have agreed to extend the Existing Maturity Date with respect to its Issuing Bank Sublimit, or shall have agreed to extend the Existing Maturity Date with respect to less than the entire amount of its Issuing Bank Sublimit, such Issuing Bank shall not have the obligation to issue, amend, extend or increase Letters of Credit following the Extension Effective Date, if after giving effect to any such issuance, amendment, extension or increase, the Letter of Credit Usage attributable to Letters of Credit issued by such Issuing Bank that have a stated expiration date after the date that is five days prior to the Existing Maturity Date with respect to the non-extended portion of its Issuing Bank Sublimit would exceed the extended portion (if any) of such Issuing Bank Sublimit.
(a)Notwithstanding the foregoing, the Borrower shall have the right, in accordance with the provisions of Sections 2.18 and Article IX, at any time prior to the Existing Maturity Date, to replace a Declining Lender (for the avoidance of doubt, only in respect of that portion of such Lender’s Commitments subject to a Maturity Date Extension Request that it has not agreed to extend) with a Lender or other financial institution that will agree to such Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender in respect of the Commitment assigned to and assumed by it on and after the effective time of such replacement.

(b)If a Maturity Date Extension Request has become effective hereunder, on the Existing Maturity Date, the Commitment of each Declining Lender shall, to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section, terminate, and the Borrower shall repay all the Loans of each Declining Lender, to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder (accordingly, the Commitment of any Consenting Lender shall, to the extent the amount of such Commitment exceeds the amount set forth in the notice delivered by such Lender pursuant to paragraph (a) of this Section and to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section, be permanently reduced by the amount of such excess, and, to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section, the Borrower shall prepay the proportionate part of the outstanding Loans of such Consenting Lender, in each case together with accrued and unpaid interest thereon to but excluding the Existing Maturity Date and all fees and other amounts payable in respect thereof on or prior to the Existing Maturity Date), it being understood that such repayments may be funded with the proceeds of new Borrowings made simultaneously with such repayments by the Consenting Lenders, which such Borrowings shall be made ratably by the Consenting Lenders in accordance with their extended Commitments.
(c)Notwithstanding the foregoing, no Maturity Date Extension Request shall become effective hereunder unless, on the Extension Effective Date, the conditions set forth in Section 4.2 (other than Section 4.2(a)) shall be satisfied (with all references in such Section to a Borrowing being deemed to be references to such Maturity Date Extension Request) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower.
(d)Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of an Existing Maturity Date in accordance with the express terms of this Section, or any amendment or modification of the terms and conditions of the Commitments and Loans of the Consenting Lenders effected pursuant thereto, shall be deemed to (i) violate the last sentence of Section 2.8(c) or Section 2.17(c) or any other provision of this Agreement requiring the ratable reduction of Commitments or the ratable sharing of payments or (ii) require the consent of all Lenders or all affected Lenders under Section 10.2(b).
(e)The Borrower, the Administrative Agent and the Consenting Lenders may enter into an amendment to this Agreement to effect such modifications as may be necessary to reflect the terms of any Maturity Date Extension Request that has become effective in accordance with the provisions of this Section.
Section 2.21Defaulting Lenders.  (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 10.2;
(ii)if any Swing Line Exposure or Letter of Credit Usage exists at the time such Lender becomes a Defaulting Lender then:

(A)all or any part of the Swing Line Exposure and Letter of Credit Usage of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (x) the sum of all Non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swing Line Exposure and Letter of Credit Usage does not exceed the total of all Non-Defaulting Lenders’ Commitments, (y) the sum of any Non-Defaulting Lender’s Revolving Exposure plus its Pro Rata Share of such Defaulting Lender’s Swing Line Exposure and Letter of Credit Usage does not exceed such Non-Defaulting Lender’s Commitment and (z) the conditions set forth in Section 4.2 are satisfied at such time;
(B)if the reallocation described in clause (A) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swing Line Exposure and (y) second, cash collateralize for the benefit of the applicable Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Usage (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with the procedures set forth in Section 2.4(j) for so long as such Letter of Credit Usage is outstanding;
(C)if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Usage pursuant to clause (B) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s Letter of Credit Usage during the period such Defaulting Lender’s Letter of Credit Usage is cash collateralized;
(D)if the Letter of Credit Usage of the Non-Defaulting Lenders is reallocated pursuant to clause (A) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Applicable Percentages; and
(E)if all or any portion of such Defaulting Lender’s Letter of Credit Usage is neither reallocated nor cash collateralized pursuant to clause (A) or (B) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s Letter of Credit Usage shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s Letter of Credit Usage attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such Letter of Credit Usage is reallocated and/or cash collateralized in accordance with the procedures set forth in Section 2.4(j);
(iii)so long as such Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and no Issuing Bank shall be required to issue, amend, extend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Swing Line Exposure or Letter of Credit Usage will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by Borrower in accordance with Section 2.21(a)(ii), and participating interests in any newly made Swing Line Loan or any newly issued, amended, extended or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.21(a)(ii)(A) (and such Defaulting Lender shall not participate therein);

(iv)any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.8 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to each Issuing Bank or the Swing Line Lender hereunder; third, to cash collateralize each Issuing Bank’s Letter of Credit Usage with respect to such Defaulting Lender in accordance with Section 2.4(j); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize each Issuing Bank’s future Letter of Credit Usage with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.4(j); sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letters of Credit disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans or Letters of Credit were made when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of or Letters of Credit disbursements owed to all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments (without giving effect to Section 2.21(a)(ii)(A)). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and
(v)No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.11 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(a)If (i) any Lender becomes a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and such Issuing Bank shall not be required to issue, amend, extend or increase any Letter of Credit, unless the Swing Line Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, reasonably satisfactory to the Swing Line Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

(b)If the Borrower, Swing Line Lender, each Issuing Bank and the Administrative Agent each agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders (other than Swing Line Loans) or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their respective Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and
provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 2.22Refinancing Facilities. (a)  Notwithstanding anything to the contrary in this Agreement, the Borrower may from time to time, by written notice to the Administrative Agent, request the establishment hereunder of one or more additional Classes of revolving commitments (the “Refinancing Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Lender”) will make revolving loans to the Borrower (“Refinancing Loans”) and, if applicable under such Class, acquire participations in the Letters of Credit and Swing Line Loans and all the then existing Commitments will be refinanced in full.
(a)The terms and conditions of any Refinancing Commitments and the Refinancing Loans to be made thereunder shall be as determined by the Borrower and the applicable Refinancing Lenders and set forth in the applicable Refinancing Agreement; provided that an Issuing Bank or the Swing Line Lender shall not be required to issue, amend or extend any Letter of Credit or make Swing Line Loans, as applicable, under any Refinancing Commitments unless such Issuing Bank or the Swing Line Lender, as applicable, shall have consented to act in such capacity under such Refinancing Commitments; provided further that:
(i)no Refinancing Commitments or Refinancing Loans may have a maturity date earlier than (or require commitment reductions prior to) the Maturity Date;
(ii)(A) any Refinancing Facility shall be pari passu in right of payment and with respect to security with any then-existing Class of Loans and Commitments and (B) no Refinancing Facility may be (1) borrowed or Guaranteed by any Person that is not a Loan Party or (2) secured by any assets other than the Collateral; and
(iii)except for the terms referred to above and except as to (A) pricing, fees, premiums, rate floors and other components of yield (and any “MFN” terms), final maturity date, prepayments and participation in prepayments (which shall, subject to clause (i) above, be determined by the Borrower and any Lender that agrees to provide the applicable Refinancing Facility (or a portion thereof) and be set forth in the relevant Refinancing Agreement), (B) terms applicable to such Refinancing Facility that are more favorable to the applicable Refinancing Lenders than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of all the Lenders pursuant to the applicable Refinancing Agreement, (C) applicable only to periods after the latest Maturity Date in effect as of the date of establishment or incurrence of such Refinancing Commitments or Refinancing Loans (determined after giving effect to any prepayments on such date) and/or (D) that reflect market terms and conditions (when taken as a whole) at the time of effectiveness of the applicable Refinancing Agreement (in each case, as reasonably determined by the Borrower).

(b)Refinancing Commitments and Refinancing Loans may be provided by any existing Lender or by any other banks, financial institutions or institutional lenders; provided that each of the Administrative Agent, the Swing Line Lender and each Issuing Bank shall have a right to consent (such consent not to be unreasonably withheld, conditioned or delayed) to the relevant Lender’s provision of Refinancing Commitments or Refinancing Loans solely if such consent would be required under Section 10.4(b) for an assignment of Commitments or Loans to such Refinancing Lender. Except as the Borrower and such Lender may separately agree, no Lender shall be obligated to provide any Refinancing Commitment or Refinancing Loan, and the determination to provide any Refinancing Commitment or Refinancing Loan shall be within the sole and absolute discretion of such Lender (it being agreed that the Borrower shall not be obligated to offer the opportunity to any Lender to participate in any Refinancing Facility).
(c)The Refinancing Commitments shall be effected pursuant to one or more Refinancing Agreements; provided that no Refinancing Commitments shall become effective unless (i) the Administrative Agent shall have received such customary opinions of counsel, customary secretary’s certificates and board resolutions, customary officer’s certificates, customary reaffirmation agreements, customary supplements and/or amendments to the Security Documents and other customary closing documents as shall reasonably be requested (consistent in all material respects with the documents delivered on the Restatement Effective Date) by the Administrative Agent in connection therewith, (ii) the Administrative Agent shall have received, from each Refinancing Lender that is not then a Lender, an Administrative Questionnaire and such other documents as it shall reasonably request from such Refinancing Lender and (iii) substantially concurrently with the effectiveness Refinancing Agreement, all the Commitments then in effect shall be terminated and the Borrower shall make any prepayment or deposit required to be made under Section 2.10(c) as a result thereof and shall pay all interest on the amounts prepaid and all fees accrued on the Commitments (it being understood, however, that any Letters of Credit may continue to be outstanding under the Refinancing Commitments, in each case on terms agreed by each applicable Issuing Bank and specified in the applicable Refinancing Agreement). No consent of any Lender or the Administrative Agent shall be required to effectuate any Refinancing Facility, other than the consent of each Lender agreeing to provide such Refinancing Facility (or a portion thereof). All Refinancing Facilities and all Refinancing Loans and/or Refinancing Commitments, and related outstandings, and all obligations in respect thereof shall constitute Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and Guaranteed by the Loan Parties on a pari passu basis with all other Secured Obligations. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Refinancing Agreement and/or any amendment to this Agreement or any other Loan Document as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section 2.22, including any amendments necessary to establish new Classes of Loans and Commitments hereunder (including for purposes of prepayments and voting) or to reflect an increase in any existing Class of Loans and Commitments and any technical amendments relating thereto, in each case, on terms consistent with this Section 2.22. The Administrative Agent agrees that its consent to any amendment to this Agreement or any other Loan Document as contemplated above, or to the form and substance of any Refinancing Agreement, will not be unreasonably withheld, delayed or conditioned.
(d)Upon the effectiveness of a Refinancing Commitment of any Refinancing Lender, such Refinancing Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents.

(e)This Section 2.22 shall supersede any provisions in Section 2.17 or 10.2 to the contrary.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Lenders that:
Section 3.1Organization; Powers.  Each of the Borrower and its Restricted Subsidiaries is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, in each case (other than with respect to the due organization of, valid existence of, and good standing under the laws of the jurisdiction of its organization of the Borrower), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 3.2Authorization; Enforceability.  The Transactions are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, equity holder action. Each Loan Party has duly executed and delivered each of the Loan Documents to which it is party, and each of such Loan Documents constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.3Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) those approvals, consents, registrations, filings or other actions, the failure of which to obtain or make has not had and would not reasonably be expected to have a Material Adverse Effect, (b) except as has not had and would not reasonably be expected to have a Material Adverse Effect, will not violate any applicable law or regulation or any order of any Governmental Authority, (c) will not violate any charter, by-laws or other organizational document of the Borrower or any of its Restricted Subsidiaries, (d) except as has not had and would not reasonably be expected to have a Material Adverse Effect, will not violate or result in a default under any indenture, agreement or other instrument (other than the agreements and instruments referred to in clause (c)) binding upon the Borrower or any of its Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Restricted Subsidiaries, and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries other than the creation or imposition of any Lien pursuant to the Security Documents.
Section 3.4Financial Condition; No Material Adverse Change.  (a) The Borrower has heretofore furnished to the Administrative Agent its consolidated balance sheet and statements of operations, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2024, reported on by Ernst & Young LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(a)Since December 31, 2024, no event, development or circumstance exists or has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
Section 3.5Properties. (a) Each of the Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in or rights to use, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens, other than (i) Permitted Encumbrances, (ii) Liens arising by operation of law, (iii) Liens permitted by Section 6.2 and (iv) minor defects in title that do not materially interfere with the ability of the Borrower and its Restricted Subsidiaries to conduct their businesses.
(a)Each of the Borrower and its Restricted Subsidiaries owns, or is licensed to use, all material Intellectual Property used in and necessary to operate its business as currently conducted, and the use thereof by the Borrower and its Restricted Subsidiaries does not infringe upon, the rights of any other Person, except for any such infringements, that, individually or in the aggregate, have not resulted and would not reasonably be expected to result in a Material Adverse Effect.
Section 3.6Litigation and Environmental Matters.  (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Restricted Subsidiaries (i) that have resulted and would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement, any other Loan Document or the Transactions. Neither the Borrower nor any of its Restricted Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, have resulted and would reasonably be expected to result in a Material Adverse Effect.
(a)Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, have not resulted and would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, or (iii) has received notice of any claim with respect to any Environmental Liability.
Section 3.7Compliance with Laws and Agreements. Each of the Borrower and its Restricted Subsidiaries is in compliance with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, have not resulted and would not reasonably be expected to result in a Material Adverse Effect. No Event of Default has occurred and is continuing.
Section 3.8Investment Company Status. None of the Borrower or any Guarantor is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 3.9Taxes. Except as has not resulted and would not reasonably be expected to result in a Material Adverse Effect and except as set forth in Schedule 3.9 to the Disclosure Letter, (i) each of the Borrower and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed with respect to income, properties or operations of the Borrower and its Restricted Subsidiaries, (ii) such Tax returns accurately reflect all liability for Taxes of the Borrower and its Restricted Subsidiaries as a whole for the periods covered thereby and (iii) each of the Borrower and each of its Restricted Subsidiaries has timely paid or caused to be timely paid all Taxes required to have been paid by it (regardless of whether such Taxes are reflected on any Tax returns), except Taxes that are being contested in good faith by appropriate proceedings and, to the extent required by GAAP, for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP.
Section 3.10ERISA.  (a) Each Plan is in compliance in form and operation with its terms and with ERISA and the Code (including the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations, except where any failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and to the knowledge of the Borrower or any Loan Party nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would materially adversely affect the issuance of a favorable determination letter or otherwise materially adversely affect such qualification), other than, in each case, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred, or is reasonably expected to occur, other than as would not reasonably be expected to result in a Material Adverse Effect.
(a)There exists no material Unfunded Pension Liability with respect to any Plan, except as would not reasonably be expected to result in a Material Adverse Effect.
(b)No Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the five calendar years immediately preceding the date this assurance is given or deemed given, made or accrued an obligation to make contributions to any Multiemployer Plan, other than as would not reasonably be expected to result in a Material Adverse Effect.
(c)There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of the Borrower or any Loan Party, threatened, which have resulted or would reasonably be expected either singly or in the aggregate to result in a Material Adverse Effect.
(d)Each Loan Party and each ERISA Affiliate have made all contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, the terms of such Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to a Plan or Multiemployer Plan save where any failure to comply, individually or in the aggregate, has not resulted and would not reasonably be expected to result in a Material Adverse Effect.

(e)No Plan which is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period, within the meaning of Section 412 of the Code or Section 302 or 304 of ERISA other than where such extension would not reasonably be expected to result in a Material Adverse Effect. No Loan Party or any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions, other than as would not reasonably be expected to result in a Material Adverse Effect. No Loan Party or any ERISA Affiliate have incurred or reasonably expect to incur any liability to PBGC except as has not resulted in and would not reasonably be expected to result in a Material Adverse Effect, and no Lien imposed under the Code or ERISA on the assets of any Loan Party or any ERISA Affiliate exists or, to the knowledge of the Borrower, is likely to arise on account of any Plan other than as would not reasonably be expected to result in a Material Adverse Effect. None of the Loan Parties or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, other than as would not reasonably be expected to result in a Material Adverse Effect.
(f)Each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except as has not resulted in and would not reasonably be expected to result in a Material Adverse Effect. All contributions required to be made with respect to a Non-U.S. Plan have been timely made, except as has not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Restricted Subsidiaries has incurred any material obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan, other than as would not reasonably be expected to result in a Material Adverse Effect. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan, determined as of the end of the Non-U.S. Plan’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities, except as would not reasonably be expected to result in a Material Adverse Effect.
Section 3.11Disclosure. (a) All written information of a factual nature concerning the Borrower and its Restricted Subsidiaries (other than any projected financial information, other forward-looking information and other than information of a general economic or industry specific nature) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished or delivered and when taken as a whole), when furnished, modified or supplemented, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading; provided that, with respect to any projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time furnished (it being understood that such projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projected financial information may differ significantly from the projected results and such differences may be material).
(a)As of the Restatement Effective Date, the information included in the Beneficial Ownership Certification provided on or prior to the Restatement Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.

Section 3.12Subsidiaries.  Schedule 3.12 to the Disclosure Letter sets forth as of the Restatement Effective Date a list of all Restricted Subsidiaries (identifying all Restricted Subsidiaries, including Immaterial Subsidiaries) and the percentage ownership (directly or indirectly) of the Borrower therein. Except as has not resulted and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Equity Interests of all Restricted Subsidiaries are fully paid and non-assessable and are owned by the Borrower (other than minority interests held by other Persons that do not violate any provision of this Agreement), directly or indirectly, free and clear of all Liens, other than Liens permitted under Section 6.2.
Section 3.13Anti-Terrorism Laws; USA Patriot Act.  To the extent applicable, the Borrower and each Subsidiary is in compliance, in all material respects, with the USA Patriot Act.
Section 3.14Anti-Corruption Laws and Sanctions.  (a) The Borrower has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Loan Parties and their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each Loan Party, its Subsidiaries and its and their respective directors and officers and, to the knowledge of the Borrower, its and their respective employees, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) the Borrower, any Subsidiary or any of its or their respective directors or officers, or (ii) to the knowledge of the Borrower, any employee of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.
Section 3.15Margin Stock.  (a) None of the Borrower or any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock.
(a)No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purposes of purchasing or carrying Margin Stock in violation of the provisions of the regulations of the Board, including Regulation T, U or X.
Section 3.16Solvency.  As of the Restatement Effective Date, the Borrower and its Restricted Subsidiaries (taken as a whole), and immediately after giving effect to the incurrence of all Indebtedness and obligations being incurred on the Restatement Effective Date in connection herewith (assuming for this purpose that the full amount of the Commitments is drawn on the Original Effective Date) will be, Solvent.
Section 3.17Affected Financial Institution.  No Loan Party is an Affected Financial Institution.

Section 3.18Collateral Matters.
(a)The Collateral Agreement, upon execution and delivery thereof by the parties thereto, has created, and will create, in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the Uniform Commercial Code) is or will be delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank (in accordance with, and to the extent required by, the Collateral Agreement), the security interest created under the Collateral Agreement constitutes or will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are, or will be, filed in the applicable filing offices (in accordance with, and to the extent required by, the Collateral Agreement), the security interest created under the Collateral Agreement constitutes or will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, except for rights secured by Liens permitted under Section 6.2.
(b)Upon the recordation of the Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section 3.18 (in accordance with, and to the extent required by, the Collateral Agreement), the security interest created under the Collateral Agreement constitutes or will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be perfected by filing in the United States, except for rights secured by Liens permitted under Section 6.2 (it being understood and agreed that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired by the Loan Parties after the Restatement Effective Date).
(c)Each Security Document, other than any Security Document referred to in the preceding paragraphs of this Section 3.18, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions required therein, is or will be effective under applicable law to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto, and is or will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Collateral subject thereto, except for rights secured by Liens permitted under Section 6.2.
Section 3.19Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is or has any present intention to become a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

ARTICLE IV

CONDITIONS
Section 4.1[Reserved].
Section 4.2Each Credit Extension.  The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a Borrowing consisting solely of a conversion of Loans of one Type to another Type or a continuation of a Term Benchmark Loan following the expiration of the applicable Interest Period), the obligation of each Issuing Bank to issue any Letter of Credit, or amend or extend the expiration date, or increase the face amount of any Letter of Credit or any extension of the Maturity Date pursuant to Section 2.20 (each of the foregoing, a “Credit Extension”), is subject to the satisfaction of the following conditions:
(a)The Administrative Agent shall have received a fully executed Borrowing Request or the Administrative Agent and the applicable Issuing Bank shall have received a fully executed Issuance Notice and Application, as the case may be; provided, that this condition shall not apply to any extension of the Maturity Date pursuant to Section 2.20;
(b)The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct in all respects) on and as of the date of such Credit Extension, except that (i) for purposes of this Section, the representations and warranties contained in Section 3.4(a) shall be deemed to refer, following the first delivery thereof, to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.1 and (ii) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in such manner as of such earlier date;
(c)At the time of and immediately after giving effect to such Credit Extension, no Default or Event of Default shall have occurred and be continuing; and
(d)At the time of and immediately after giving effect to such Credit Extension, the Borrower would be in compliance with the financial covenant set forth in Section 6.8 whether or not such covenant would otherwise be tested on and as of the date of such Credit Extension.
Each Credit Extension shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in paragraphs (b), (c) and (d) of this Section.
ARTICLE V

AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit have been cancelled or expired or cash collateralized on terms satisfactory to the applicable Issuing Banks, each Loan Party covenants and agrees with the Lenders that:
Section 5.1Financial Statements; Other Information.  The Borrower will furnish to the Administrative Agent (for distribution to each Lender):

(a)(i) so long as the Borrower is subject to periodic reporting obligations under the Securities Exchange Act, within 10 Business Days of each date the Borrower is required to file with the SEC an Annual Report on Form 10-K for any fiscal year of the Borrower (giving effect to any extension of such date available under paragraph (b) of Rule 12b-25 under the Securities Exchange Act), and (ii) otherwise, within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than a qualification related to the maturity of the Commitments and the Loans at the Maturity Date) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)(i) so long as the Borrower is subject to periodic reporting obligations under the Securities Exchange Act, within 10 Business Days of each date the Borrower is required to file with the SEC a Quarterly Report on Form 10-Q for any fiscal quarter of the Borrower (giving effect to any extension of such date available under paragraph (b) of Rule 12b-25 under the Securities Exchange Act), and (ii) otherwise, within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer in substantially the form of Exhibit D attached hereto (i) certifying as to whether a Default has occurred and is continuing as of the date thereof and, if a Default has occurred and is continuing as of the date thereof, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth calculations illustrating compliance with Section 6.8 as of the fiscal quarter then ended, and (iii) if and to the extent that any change in GAAP that has occurred since the date of the audited financial statements referred to in Section 3.4 had a material impact on such financial statements, specifying the effect of such change on the financial statements accompanying such certificate;
(d)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be, in each case that is not otherwise required to be delivered to the Administrative Agent pursuant hereto; provided that such information shall be deemed to have been delivered on the date on which such information has been posted on the Borrower’s website on the Internet at https://pos.toasttab.com (or any new address identified by the Borrower) or at http://www.sec.gov;

(e)within a reasonable period of time following any request in writing (including any electronic message) therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act;
(f)[reserved]; and
(g)if any Subsidiary has been designated as an Unrestricted Subsidiary, concurrently with each delivery of financial statements under clause (a) or (b) above, unaudited financial statements (in substantially the same form as the financial statements delivered pursuant to clauses (a) and (b) above) prepared on the basis of consolidating the accounts of the Borrower and its Restricted Subsidiaries and treating any Unrestricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail.
Information required to be delivered pursuant to Section 5.1(a) or Section 5.1(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such information, or provides a link thereto on the Borrower’s website on the Internet at https://pos.toasttab.com (or any new address identified by the company) or at http://www.sec.gov; or (ii) on which such information is posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Lenders and the Administrative Agent have been granted access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to herein, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Section 5.2Notices of Material Events. The Borrower will furnish to the Administrative Agent (for distribution to each Lender) prompt written notice of the following:
(a)the occurrence of any Default;
(b)the filing or commencement of any Proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary thereof that would reasonably be expected to result in a Material Adverse Effect; and
(c)any other development that becomes known to senior management of the Borrower or any of its Subsidiaries that results in, or would reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.3Existence; Conduct of Business.  The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that (i) the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.3 and (ii) none of the Borrower or any of its Restricted Subsidiaries shall be required to preserve, renew or keep in full force and effect its rights, licenses, permits, privileges or franchises where failure to do so would not reasonably be expected to result in a Material Adverse Effect.
Section 5.4Payment of Taxes.  The Borrower will, and will cause each of its Restricted Subsidiaries to, pay all Tax liabilities, including all Taxes imposed upon it or upon its income or profits or upon any properties belonging to it that, if not paid, would reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, and all lawful claims other than Tax liabilities which, if unpaid, would become a Lien upon any properties of the Borrower or any of its Restricted Subsidiaries not otherwise permitted under Section 6.2, in both cases except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) to the extent required by GAAP, the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.
Section 5.5Maintenance of Properties; Insurance.  The Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property used in the conduct of its business in good working order and condition, ordinary wear and tear and casualty events excepted, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (b) maintain insurance with financially sound and reputable insurance companies, a Captive Insurance Subsidiary or through self-insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Each policy of liability or casualty insurance maintained by or on behalf of the Borrower or any Restricted Subsidiary will (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder and (b) in the case of each casualty insurance policy, contain a lender’s loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the lender’s loss payee thereunder.
Section 5.6Books and Records; Inspection Rights.  The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which entries full, true and correct in all material respects are made and are sufficient to prepare financial statements in accordance with GAAP. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent (pursuant to the request made through the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that the Borrower or such Restricted Subsidiary shall be afforded the opportunity to participate in any discussions with such independent accountants), all at such reasonable times and as often as reasonably requested (but no more than once annually if no Event of Default exists). Notwithstanding anything to the contrary in this Section, none of the Borrower or any of its Restricted Subsidiaries shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets, information that could be used by a competitor to develop or improve a competitive product, or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives) is prohibited by applicable law or any third party consent legally binding on the Borrower or its Restricted Subsidiaries or (iii) is subject to attorney, client or similar privilege or constitutes or includes attorney work-product.

Section 5.7ERISA-Related Information.  The Borrower shall supply to the Administrative Agent (in sufficient copies for all the Lenders, if the Administrative Agent so requests): (a) if requested by the Administrative Agent, within 30 days of such request, a copy of IRS Form 5500 (including schedules thereto) in respect of a Plan with Unfunded Pension Liabilities, and (b) promptly and in any event within 30 days after a Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred that would reasonably be expected to result in a Material Adverse Effect, a certificate of a Financial Officer of Borrower describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC, the IRS or Department of Labor pertaining to such ERISA Event and any notices received by such Loan Party or ERISA Affiliate from the PBGC or any other governmental agency with respect thereto; provided that, in the case of ERISA Events under paragraph (d) of the definition thereof, the 30-day period set forth above shall be a 10-day period, and, in the case of ERISA Events under paragraph (b) of the definition thereof, in no event shall notice be given later than the occurrence of the ERISA Event; (c) promptly, and in any event within 30 days, after becoming aware that there has been (i) a material increase in aggregate Unfunded Pension Liabilities under all Plans (taking into account only Pension Plans with positive Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, in each case which would reasonably be expected to result in a Material Adverse Effect; (ii) the existence of potential withdrawal liability under Section 4201 of ERISA, if the Loan Parties and the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans that would reasonably be expected to result in a Material Adverse Effect, (iii) the adoption of, or the commencement of contributions to, any Plan subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA by a Loan Party or any ERISA Affiliate that would reasonably be expected to result in a Material Adverse Effect, or (iv) the adoption of any amendment to a Plan subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which results in a material increase in contribution obligations of a Loan Party or any ERISA Affiliate, a detailed written description thereof from a Financial Officer of Borrower; and (d) as soon as practicable, and in any event within 10 days, notice if, at any time after the Restatement Effective Date, a Loan Party or any ERISA Affiliate maintains, or contributes to (or incurs an obligation to contribute to), a Pension Plan or Multiemployer Plan to which such party did not maintain or contribute to prior to the Restatement Effective Date.
Section 5.8Compliance with Laws and Agreements.  The Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures reasonably designed to promote compliance by the Borrower, its Subsidiaries and its and their respective directors, officers and employees with Anti-Corruption Laws, applicable Sanctions and the Beneficial Ownership Regulation.

Section 5.9Use of Proceeds.  The proceeds of the Loans will be used for working capital and general corporate purposes of the Borrower and its Restricted Subsidiaries, including for Permitted Acquisitions and Investments and other transactions not prohibited under this Agreement. The Letters of Credit and the proceeds thereof will be used for working capital and general corporate purposes of the Borrower and its Restricted Subsidiaries. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X. The Borrower will not request any Credit Extension, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, and employees shall not use, the proceeds of any Credit Extension, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 5.10Additional Guarantors.  (a) In the event that any Person becomes a Designated Subsidiary after the Restatement Effective Date, the Borrower shall (i) in the case of an Unrestricted Subsidiary becoming a Designated Subsidiary, substantially concurrently with the redesignation or deemed redesignation thereof as a Restricted Subsidiary pursuant to Section 5.12 or (ii) otherwise, 60 days thereafter (or such longer period of time as the Administrative Agent may agree in its reasonable discretion) cause the Collateral and Guarantee Requirement to be satisfied (i) with respect to such Designated Subsidiary and (ii) with respect to any Equity Interests in or Indebtedness of such Designated Subsidiary owned by or on behalf of any Loan Party.
(a)With respect to each Designated Subsidiary referred to in clause (a) above, the Borrower shall promptly after delivering the financial statements pursuant to Sections 5.1(a) or (b), as the case may be, send to the Administrative Agent written notice setting forth (i) the date on which such Person became a Designated Subsidiary and (ii) all of the data required to be set forth in Schedule 3.12 to the Disclosure Letter; and such written notice shall be deemed to supplement Schedule 3.12 to the Disclosure Letter for all purposes hereof.
Section 5.11Further Assurances.  (a) Subject to the limitations set forth in the definition of the term “Collateral and Guarantee Requirement”, the Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of UCC financing statements, deeds of trust and other documents), that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
(a)If any material assets (other than any Excluded Assets) are acquired by the Borrower or any other Loan Party after the Restatement Effective Date (other than assets constituting Collateral under the Collateral Agreement that become subject to the Lien created by the Collateral Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, subject to the limitations set forth in the definition of the term “Collateral and Guarantee Requirement”, the Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section 5.11, all at the expense of the Loan Parties.

Section 5.12Designation of Restricted and Unrestricted Subsidiaries. (a) The Board of Directors or a Financial Officer of the Borrower may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications:
(i)such Subsidiary does not own any Equity Interest of the Borrower or any other Restricted Subsidiary;
(ii)the Borrower would be permitted to make an Investment at the time of the designation in an amount equal to the aggregate fair market value (as determined by the Borrower in good faith) of all Investments of the Borrower or its Restricted Subsidiaries in such Subsidiary (valued at the Borrower’s and its Restricted Subsidiaries’ proportional share of the fair market value (as determined by the Borrower in good faith) of such Subsidiary’s assets less liabilities);
(iii)any Guarantee or other credit support thereof by the Borrower or any Restricted Subsidiary is permitted under Section 6.1 or Section 6.7;
(iv)neither the Borrower nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of such Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results, except to the extent permitted by Section 6.1 or Section 6.7;
(v)immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing or would result from such designation;
(vi)no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “restricted subsidiary” or a “guarantor” (or any similar designation) for any other Indebtedness of the Borrower or a Restricted Subsidiary; and
(vii)such Subsidiary does not own (or hold an exclusive license in respect of) any Intellectual Property other than ownership or a license resulting from a Permitted IP Transfer.
Once so designated, the Subsidiary will remain an Unrestricted Subsidiary, subject to subsection (b).
(a)(i) A Subsidiary previously designated as an Unrestricted Subsidiary which fails to meet the qualifications set forth in subsections (a)(i), (a)(iii), (a)(iv), (a)(vi) or (a)(vii) of this Section 5.12 will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in subsection (d) of this Section 5.12 and (ii) the Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if no Event of Default exists at the time of the designation and the designation would not cause an Event of Default.
(b)Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,
(i)all existing Investments of the Borrower and the Restricted Subsidiaries therein (valued at the Borrower’s and its Restricted Subsidiaries’ proportional share of the fair market value of its assets less liabilities) will be deemed made at that time;

(ii)all existing Equity Interest or Indebtedness of the Borrower or a Restricted Subsidiary held by it will be deemed issued or incurred, as applicable, at that time, and all Liens on property of the Borrower or a Restricted Subsidiary securing its obligations will be deemed incurred at that time;
(iii)all existing transactions between it and the Borrower or any Restricted Subsidiary will be deemed entered into at that time;
(iv)it will be released at that time from its Guaranty, if applicable; and
(v)it will cease to be subject to the provisions of this Agreement as a Restricted Subsidiary.
(c)Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary pursuant to Section 5.12(b),
(i)all of its Indebtedness and Liens will be deemed incurred at that time for purposes of Section 6.1 and Section 6.2, as applicable;
(ii)all Investments therein previously charged under Section 6.7 will be credited thereunder;
(iii)if it is a Designated Subsidiary, it shall be required to become a Guarantor pursuant to Section 5.10 and satisfy the Collateral and Guarantee Requirement; and
(iv)it will be subject to the provisions of this Agreement as a Restricted Subsidiary.
(d)Any designation by the Board of Directors or Financial Officer of the Borrower of a Subsidiary as an Unrestricted Subsidiary after the Restatement Effective Date will be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolutions of the Board of Directors giving effect to the designation and a certificate of a Responsible Officer of the Borrower certifying that the designation complied with the foregoing provisions.
Section 5.13Information Regarding Collateral. The Borrower will furnish to the Administrative Agent prompt (and in any event within 90 days) written notice of any change (i) in any Loan Party’s legal name, as set forth in such Loan Party’s organizational documents, (ii) in the jurisdiction of incorporation or organization of any Loan Party, (iii) in the form of organization of any Loan Party or (iv) in any Loan Party’s organizational identification number, if any, or, with respect to a Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the Federal Taxpayer Identification Number of such Loan Party.
ARTICLE VI

NEGATIVE COVENANTS
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have been cancelled or expired or cash collateralized on terms satisfactory to the applicable Issuing Banks, each Loan Party covenants and agrees with the Lenders that:

Section 6.1Indebtedness.  No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, create, incur or assume, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:
(a)the Obligations;
(b)Indebtedness of the Borrower or its Restricted Subsidiaries with respect to Capital Lease Obligations and purchase money Indebtedness in an aggregate principal amount outstanding not to exceed, at the time of incurrence thereof, the greater of (x) $360,000,000 and (y) 15% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.1(a) or (b) or Section 3.4(a) and calculated on a Pro Forma Basis; provided that any such Indebtedness shall be secured only by the asset (including all accessions, attachments, improvements and the proceeds thereof) acquired, constructed or improved in connection with the incurrence of such Indebtedness;
(c)Indebtedness of any Loan Party in an aggregate outstanding principal amount not to exceed, at the time of incurrence, the greater of (x) $120,000,000 and (y) 5.0% of Consolidated Total Assets as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.1(a) or (b) and calculated on a Pro Forma Basis;
(d)Indebtedness of any Restricted Subsidiary to the Borrower or to any other Restricted Subsidiary, or of the Borrower to any Restricted Subsidiary; provided that all such Indebtedness owing by a Loan Party to any Restricted Subsidiary that is not a Guarantor shall be unsecured and subordinated in right of payment to the payment in full of the Obligations;
(e)Indebtedness which may be deemed to exist pursuant to any Guarantees, performance, statutory or similar obligations (including in connection with workers’ compensation) or obligations in respect of letters of credit, surety bonds, bank guarantees or similar instruments related thereto incurred in the ordinary course of business, or pursuant to any appeal obligation, appeal bond or letter of credit in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII;
(f)Indebtedness in connection with Cash Management Services, cash management or custodial agreements, netting services, overdraft protections and otherwise similarly in connection with deposit accounts, Indebtedness in connection with credit card, debit card or other similar cards or payment processing services and reimbursement obligations pursuant to corporate credit cards;
(g)Guarantees by the Borrower of Indebtedness of a Restricted Subsidiary or Guarantees by a Restricted Subsidiary of Indebtedness the Borrower or another Restricted Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1; provided that (i) if the Indebtedness that is being Guaranteed is unsecured and/or subordinated to the Obligations, the Guarantee shall also be unsecured and/or subordinated to the Obligations and (ii) no Guarantee by any Restricted Subsidiary of any Junior Financing incurred by a Loan Party shall be permitted unless such Restricted Subsidiary shall have also provided a Guaranty;
(h)Indebtedness existing on the Restatement Effective Date and described in Schedule 6.1 to the Disclosure Letter and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

(i)obligations under any Swap Agreement, provided, that with respect to obligations other than obligations under a Permitted Call Spread Transaction, such obligations are entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary, or to hedge currency exposure or to hedge energy costs or exposure, which, in any case, are not entered into for speculative purposes;
(j)obligations arising with respect to purchase price adjustments, earnouts, holdbacks and other similar deferred consideration related to the performance of the Borrower or any Subsidiary pursuant to the agreements related thereto, in each case in connection with Permitted Acquisitions or Investments permitted under Section 6.7;
(k)Indebtedness incurred by a Securitization Subsidiary;
(l)other Indebtedness of Restricted Subsidiaries of the Borrower that are not Loan Parties in an aggregate principal outstanding amount not to exceed the greater of (x) $60,000,000 and (y) 2.5% of Consolidated Total Assets as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.1(a) or (b) and calculated on a Pro Forma Basis; provided that any such Indebtedness is not guaranteed by the Borrower or any Restricted Subsidiary that is a Guarantor;
(m)Incremental Equivalent Debt;
(n)to the extent constituting Indebtedness, transfer pricing, cost plus or similar arrangements entered into by the Borrower with its Subsidiaries in the ordinary course of business;
(o)Indebtedness in respect of Credit Product Programs in an aggregate amount outstanding at any time not to exceed the greater of (x) [***] and (y) 50% of Consolidated Credit EBITDA as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.1(a) or (b) and calculated on a Pro Forma Basis; and
(p)other unsecured Indebtedness of any Loan Party in an aggregate outstanding amount at the time of incurrence not to exceed the sum of (i) $1,800,000,000 plus (ii) an amount that would not cause the Total Net Leverage Ratio to exceed 4.00 to 1.00 (or, subject to the Leverage Increase Limitations, upon the consummation of a Material Acquisition, 4.50 to 1.00 if the Borrower makes a Leverage Ratio Increase Election) calculated on a Pro Forma Basis (without netting the cash proceeds thereof) as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.1(a) or (b).
Section 6.2Liens.  The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it except:
(a)Permitted Encumbrances;

(b)any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the Restatement Effective Date and set forth in Schedule 6.2 to the Disclosure Letter (provided that Liens securing Indebtedness or other obligations of less than $2,000,000 individually and $10,000,000 in the aggregate do not need to be set forth in Schedule 6.2 to the Disclosure Letter to be permitted Liens under this clause (b)) and any modifications, renewals and extensions thereof and any Lien granted as a replacement or substitute therefor; provided that (i) such replacement, renewal or extension Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary other than (y) improvements thereon or proceeds thereof and (z) after-acquired property that is affixed or incorporated into the property covered by such Lien and (ii) the obligations secured or benefited by such modified, replacement, renewal or extension Lien, to the extent constituting Indebtedness, are permitted by Section 6.1;
(c)any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary (other than pursuant to a redesignation or deemed redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary as provided in Section 5.12), in each case after the Restatement Effective Date and prior to the time such Person becomes a Restricted Subsidiary and any modifications, replacements, renewals or extensions thereof; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any other Restricted Subsidiary (other than any replacements of such property or assets and additions and accessions thereto, the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced plus accrued interest and expenses and fees, and (iv) if such Liens secure Indebtedness, such Indebtedness is permitted by Section 6.1;
(d)Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness that is permitted by Section 6.1(b), (ii) such Liens and the Indebtedness secured thereby are initially incurred prior to or within 180 days after the acquisition or the completion of the construction or improvement of such fixed or capital assets, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and customary related expenses, and (iv) such Liens shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary other than additions, accessions, parts, attachments or improvements on or proceeds of such fixed or capital assets; provided that clause (ii) shall not apply to any refinancing, extension, renewal or replacement thereof;
(e)easements, licenses, sublicenses, leases or subleases granted to others (A) not interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, or (B) not securing any Indebtedness;
(f)the interest and title of a lessor under any lease, license, sublease or sublicense entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business and other statutory and common law landlords’ Liens under leases;

(g)in connection with the sale or transfer of any assets in a transaction not prohibited hereunder, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;
(h)in the case of any Joint Venture, any Liens on its Equity Interests pursuant to its organizational documents or any related joint venture or similar agreement;
(i)Liens securing Indebtedness to finance insurance premiums owing in the ordinary course of business to the extent such financing is not prohibited hereunder;
(j)Liens on earnest money deposits of cash or Cash Equivalents or Marketable Securities made in connection with any Acquisition not prohibited hereunder;
(k)bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents or other securities on deposit in one or more accounts maintained by the Borrower or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks, securities intermediaries or other depository institutions with which such accounts are maintained, securing amounts owing to institutions with respect to cash management operating account arrangements and similar arrangements;
(l)Liens in the nature of the right of setoff in favor of counterparties to contractual agreements not otherwise prohibited hereunder with the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(m)Liens securing the Obligations pursuant to any Loan Document;
(n)Liens on Securitization Assets incurred in connection with a Securitization Facility and Liens on any Securitization Assets transferred in connection with a Receivables Financing Transaction, including Liens on assets securing the Standard Securitization Undertakings and Liens on such Securitization Assets resulting from UCC filings or from recharacterization of any such sale as a financing or a loan;
(o)other Liens; provided that, at the time of incurrence of the obligations secured thereby, the aggregate outstanding principal amount of obligations secured by Liens in reliance on this clause (o) does not exceed the greater of (x) $120,000,000 and (y) 5% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.1(a) or (b)  and calculated on a Pro Forma Basis;
(p)Liens to secure Incremental Equivalent Debt to the extent permitted or provided for under Section 2.19(d);
(q)Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.7 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any disposition permitted under Section 6.3 (including any letter of intent or purchase agreement with respect to such Investment or disposition), or (B) consisting of an agreement to dispose of any property in a disposition permitted under Section 6.3, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(r)Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Restricted Subsidiary and Liens granted by a Loan Party in favor of any other Loan Party;
(s)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(t)receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;
(u)any Lien securing Indebtedness permitted by Section 6.1(l); provided that such Lien shall not apply to any property or assets of any Loan Party.
(v)Liens on cash or Investments permitted under Section 6.4 securing Swap Agreements in the ordinary course of business submitted for clearing in accordance with applicable law;
(w)customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to Indebtedness not prohibited under this Agreement;
(x)security deposits paid to landlords in the ordinary course of business securing leases and subleases permitted hereunder;
(y)with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by any requirement of applicable Law; and
(z)any Lien securing Indebtedness permitted by Section 6.1(o) and Specified Indemnity Obligations arising under Customer CMS Programs, so long as such Liens are on cash or Cash Equivalents held in an account subject to a control agreement and related property.
Section 6.3Fundamental Changes; Asset Sales.
(a)The Borrower will not, and will not permit any Restricted Subsidiary to, (x) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, (y) sell, transfer, lease, enter into any sale-leaseback transactions with respect to, or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, or all or substantially all of the Equity Interests of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired) (it being agreed, for the avoidance of doubt, that sales, leases, transfers and other dispositions will not include any performance- or milestone-based feature of any Capital Product that adjusts the principal (or equivalent) of such Capital Product), or (z) liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:
(i)any Subsidiary or any other Person may merge into or consolidate with the Borrower in a transaction in which the surviving entity is (x) the Borrower or (y) a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, which corporation shall expressly assume, by a written instrument in form and substance reasonably satisfactory to the Administrative Agent, all the Obligations of the Borrower under the Loan Documents and shall deliver all information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act;

(ii)any Person (other than the Borrower) may merge into or consolidate with any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary (provided that any such merger or consolidation involving a Guarantor must result in a Guarantor as the surviving entity);
(iii)any Loan Party may sell, transfer, lease or otherwise dispose of its assets to any other Loan Party, and any Restricted Subsidiary that is not a Loan Party may sell, transfer, lease or otherwise dispose of its assets to any Loan Party or any other Restricted Subsidiary;
(iv)in connection with any Acquisition, any Restricted Subsidiary may merge into or with, or consolidate with any other Person, and any other Person may merge into such Restricted Subsidiary, so long as the Person surviving such merger or consolidation shall be a Restricted Subsidiary (provided that any such merger or consolidation involving a Guarantor must result in a Guarantor as the surviving entity);
(v)any Restricted Subsidiary may merge into or consolidate with any other Person, or have any other Person merge into or consolidate with it, in a transaction in which such Restricted Subsidiary ceases to be a direct or indirect Subsidiary if such transaction is also permitted by clause (ix) below;
(vi)any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;
(vii)any Restricted Subsidiary that is not a Guarantor may sell or transfer Equity Interests owned by such Restricted Subsidiary to any other Restricted Subsidiary that is not a Guarantor or to any Loan Party; and
(viii)the Borrower or any Restricted Subsidiary of the Borrower may make any sale, transfer or disposition permitted pursuant to Section 6.3(b).
(b)The Borrower will not, and will not permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose (it being agreed, for the avoidance of doubt, that sales, transfers, leases and other dispositions will not include either any performance- or milestone-based feature of any Capital Product that adjusts the principal (or equivalent) of such Capital Product) (a “Disposition”) of any asset, including any Equity Interest, owned by it, nor will the Borrower permit any of the Restricted Subsidiaries to issue any additional Equity Interest in such Restricted Subsidiary, except:
(i)sales, transfers and other dispositions of inventory, used or surplus equipment and other fixed assets in the ordinary course of business and dispositions of cash, Investments permitted pursuant to Section 6.7 and other cash equivalents in a manner not otherwise prohibited hereunder;
(ii)sales, transfers and other dispositions (A) to a Loan Party or (B) among any Restricted Subsidiaries that are not Loan Parties;

(iii)issuances of Equity Interests in a Restricted Subsidiary (A) as incentive compensation to officers, directors or employees of such Restricted Subsidiary; provided in the case of this clause (A), such Restricted Subsidiary is not a Guarantor, (B) to the Borrower or a Wholly Owned Subsidiary; provided that any such issuance that would result in any Loan Party directly owning a lesser percentage of the Equity Interests in such Restricted Subsidiary than such Loan Party owned immediately prior to giving effect thereto would only be permitted if such issuance, were it treated as a corresponding disposition of such Equity Interests by such Loan Party, would otherwise be permitted hereunder, or (C) as a Restricted Payment made in reliance on Section 6.04(b);
(iv)dispositions of assets to the extent that (A) such assets are exchanged for credit against the purchase price of similar replacement assets or (B) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement assets;
(v)licenses, sublicenses, leases and subleases that do not interfere in any material respect with the business of the Borrower of its Restricted Subsidiaries;
(vi)(A) sales or discounts of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business and (B) sales, transfers or other dispositions of accounts receivables and other Securitization Assets in connection with any Receivables Financing Transaction, any Securitization Facility or any other receivables financing (including factoring) or securitization transaction to any Person that is not an Affiliate of the Borrower pursuant to a “true sale” that is not otherwise prohibited under the Loan Documents;
(vii)the granting of Liens permitted by Section 6.2.
(viii)the making of any Restricted Payments permitted by Section 6.4 and any Investment permitted by Section 6.7;
(ix)dispositions or transfers in the form of (A) the contribution or other disposition to a CFC Holdco or a Foreign Subsidiary of Equity Interests in, or Indebtedness of, any other CFC Holdco or a Foreign Subsidiary owned directly by such Loan Party in exchange for Equity Interests in (or additional share premium or paid in capital in respect of Equity Interests in), or Indebtedness of, such CFC Holdco or Foreign Subsidiary, or a combination of any of the foregoing, and (B) an exchange of Equity Interests in any CFC Holdco or Foreign Subsidiary for Indebtedness of, or of Indebtedness of such CFC Holdco or Foreign Subsidiary for Equity Interests in, such CFC Holdco or Foreign Subsidiary;
(x)any sale, transfer or disposition of the Equity Interests of any Restricted Subsidiary or other assets owned by such Person for fair market value (as determined in good faith by the Borrower); provided that 75% or more of the aggregate consideration received or to be received in respect of any such sale, transfer or disposition is comprised of cash or Cash Equivalents;
(xi)sales, transfers or other dispositions consisting of the unwinding of any permitted Swap Agreement in accordance with its terms; and
(xii)Permitted IP Transfers.

Section 6.4Restricted Payments.  (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, except: so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the aggregate amount of such Restricted Payments do not exceed the sum of (a) the greater of (x) $120,000,000 and (y) 5.0% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.1(a) or (b)  and calculated on a Pro Forma Basis, plus (b) an amount that would not cause the Total Net Leverage Ratio to exceed 3.75 to 1.00 calculated on a Pro Forma Basis as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.1(a) or (b);
(a)any Restricted Subsidiary may declare and pay dividends or make other Restricted Payments ratably to (i) its equity holders, (ii) the Borrower or (iii) any Guarantor; provided that, in the case of clause (i), any Restricted Payment made by a Guarantor to a Restricted Subsidiary that is not a Guarantor is promptly further distributed to a Guarantor;
(b)the Borrower may make Restricted Payments to redeem in whole or in part any of its Equity Interests (including Disqualified Equity Interests) for another class of its Equity Interests or rights to acquire its Equity Interests (other than, in each case, Disqualified Equity Interests) or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests (other than Disqualified Equity Interests); provided that the only consideration paid for any such redemption is Equity Interests of the Borrower or the proceeds of any substantially concurrent equity contribution or issuance of Equity Interest (other than, in each case, Disqualified Equity Interests);
(c)Restricted Payments made in connection with equity compensation that consist solely of the withholding of shares to any employee (or other provider of services) in an amount equal to the employee’s (or other provider of services’) tax obligation on such compensation and the payment in cash to the applicable Governmental Authority of an amount equal to such tax obligation;
(d)the Borrower may declare and make dividends payable solely in additional shares of the Borrower’s Qualified Equity Interests and may exchange Equity Interests for its Qualified Equity Interests;
(e)the Borrower may make any Restricted Payment that has been declared by it, so long as (A) such Restricted Payment would be otherwise permitted under this Section 6.4 at the time so declared and (B) such Restricted Payment is made within 60 days of such declaration;
(f)the Borrower may repurchase Equity Interests pursuant to any accelerated stock repurchase or similar agreement; provided that the payment made by the Borrower with respect to such repurchase would be otherwise permitted under clause (a) of this Section 6.4 at the time such agreement is entered into and at the time such payment is made;
(g)the Borrower may make Restricted Payments pursuant to and in accordance with equity compensation plans or other similar agreements for directors, officers, employees or consultants of the Borrower and its Restricted Subsidiaries or in connection with a cessation of service of such Person;
(h)the Borrower may repurchase Equity Interests or rights in respect thereof granted to directors, officers or employees of the Borrower or its Restricted Subsidiaries; provided that the aggregate cash consideration paid pursuant to this clause (h) shall not exceed $15,000,000 in any fiscal year;

(i)the Borrower may (i) repurchase fractional shares of its Equity Interests arising out of stock dividends, splits or combinations, business combinations or conversions of convertible securities, exercises of warrants or options, or settlements of restricted stock units or (ii) “net exercise” or “net share settle” warrants or options;
(j)the receipt or acceptance by the Borrower or any Subsidiary of the return of Equity Interests issued by the Borrower or any Subsidiary to the seller of a Person, business or division as consideration for the purchase of such Person, business or division, which return is in settlement of indemnification claims owed by such seller in connection with such acquisition;
(k)the Borrower may make any payments of cash or deliveries in shares of Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock) (and cash in lieu of fractional shares) pursuant to the terms of, and otherwise perform its obligations under, any Permitted Convertible Indebtedness (including, without limitation, making payments of interest and principal thereon, making payments due upon required repurchase thereof and/or making payments and deliveries upon conversion or settlement thereof);
(l)to the extent constituting Restricted Payments, payments in connection with transfer pricing, cost plus or similar arrangements entered into by the Borrower with its Subsidiaries in the ordinary course of business;
(m)distributions or payments of Securitization Fees; and
(n)the Borrower may pay the premium in respect of, make any payments (of cash or deliveries in shares of Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock and cash in lieu of fractional shares)) required by, and otherwise perform its obligations under, any Permitted Call Spread Transaction, including in connection with any settlement, unwind or termination thereof.
Section 6.5Restrictive Agreements.

(a)The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (A) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations or (B) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or of any Restricted Subsidiary to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary under the Loan Documents; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Restatement Effective Date identified on Schedule 6.5 to the Disclosure Letter (and shall apply to any extension or renewal of, or any amendment or modification materially expanding the scope of, any such restrictions or conditions taken as a whole), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or assets of the Borrower or any Restricted Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Restricted Subsidiary or assets to be sold and such sale is not prohibited hereunder, (iv) the foregoing shall not apply to any agreement or restriction or condition in effect at the time any Person becomes a Restricted Subsidiary, so long as such agreement was not entered into solely in contemplation of such Person becoming a Restricted Subsidiary and such restrictions and conditions apply only to such Restricted Subsidiary, (v) the foregoing shall not apply to customary provisions in joint venture agreements and other similar agreements applicable to Joint Ventures, (vi) clause (A) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted to be incurred under Section 6.1(b) if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vii) clause (A) of the foregoing shall not apply to customary provisions in leases, licenses, sub-leases and sub-licenses and other contracts restricting the assignment thereof or restricting the grant of Liens in such lease, license, sub-lease, sub-license or other contract, (viii) the foregoing shall not apply to restrictions or conditions set forth in any agreement governing any other Indebtedness not prohibited by Section 6.2; provided that such restrictions and conditions are no more restrictive, taken as a whole, than those contained in this Agreement, (ix) the foregoing shall not apply to restrictions created in connection with any Securitization Facility or Receivables Financing Transaction that, in the good faith determination of the Borrower, are necessary or advisable to effect such Securitization Facility or Receivables Financing Transaction and (x) the foregoing shall not apply to restrictions on cash or other deposits (including escrowed funds) imposed under contracts entered into in the ordinary course of business.
(b)[Reserved].

Section 6.6Transactions with Affiliates.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than between or among the Borrower and its Restricted Subsidiaries and not involving any other Affiliate, or as otherwise permitted hereunder, including as a Permitted IP Transfer), except (a) on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties as determined in good faith by the independent directors of the Board of Directors (with respect to transactions with a consideration or amount in excess of $15,000,000), (b) payment of customary directors’ fees, customary out-of-pocket expense reimbursement, indemnities (including the provision of directors and officers insurance) and compensation arrangements for members of the board of directors, officers, employees or other providers of services of the Borrower or any of its Restricted Subsidiaries, (c) any transaction involving amounts less than $1,000,000 individually or $10,000,000 in the aggregate in any fiscal year, (d) any Restricted Payment permitted by Section 6.4, (e) any sale, lease, transfer or other disposition permitted by Section 6.3 and (f) any Investment permitted by Section 6.7.
Section 6.7Investments.  No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:
(a)Investments in cash and Cash Equivalents and Marketable Securities;
(b)Investments (including intercompany loans) in the Borrower or any other Loan Party;
(c)other Investments (including Investments in Subsidiaries that are not Loan Parties, Unrestricted Subsidiaries and Joint Ventures); provided that, at the time any such Investment is made, such Investment does not exceed an aggregate amount equal to (i) the sum of (A) the greater of (x) $120,000,000 and (y) 5% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.1(a) or (b) and calculated on a Pro Forma Basis, plus (B) an amount that would not cause the Total Net Leverage Ratio to exceed 4.00 to 1.00 calculated on a Pro Forma Basis as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.1(a) or (b) plus (ii) any return of capital from previous Investments made under this clause (c)(i)(A), less (iii) any amounts previously utilized under this clause (c); provided, further, that such Investment does not include any sale, disposition, transfer or exclusive license of any Intellectual Property other than a Permitted IP Transfer;
(d)Investments described in Schedule 6.7 to the Disclosure Letter;
(e)Swap Agreements which constitute Investments;
(f)trade receivables in the ordinary course of business;
(g)guarantees to insurers required in connection with worker’s compensation and other insurance coverage arranged in the ordinary course of business;
(h)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(i)intercompany Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party;
(j)lease, utility and other similar deposits in the ordinary course of business;
(k)Investments of any Person in existence at the time such Person becomes a Restricted Subsidiary; provided such Investment was not made in connection with or anticipation of such Person becoming a Restricted Subsidiary;
(l)the purchase of any Permitted Call Spread Transaction by the Borrower and the performance of its obligations thereunder;
(m)Investments in a Securitization Subsidiary or as are necessary or advisable to effect any Securitization Facility (including distributions or payments of Securitization Fees) or any obligation in respect of a Standard Securitization Undertaking in connection therewith (including the contribution or lending of cash equivalents to Subsidiaries to finance the purchase of such assets from the Borrower or any Restricted Subsidiary or to otherwise fund required reserves);
(n)Investments in Unrestricted Subsidiaries, Joint Ventures and Restricted Subsidiaries that are not Loan Parties; provided that, at the time any such Investment is made, such Investment does not exceed an aggregate amount equal to (i) the sum of (A) the amount by which Liquidity (determined on a pro forma basis at the time of (and after giving effect to) such Investment) exceeds $500,000,000 and (B) the greater of (x) $180,000,000 and (y) 7.5% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.1(a) or (b) and calculated on a Pro Forma Basis, plus (ii) any return of capital from previous investments made under this clause (n), less (iii) any amounts previously utilized under this clause (n)(i); provided, further, that such Investment does not include any sale, disposition, transfer or exclusive license of any Intellectual Property other than a Permitted IP Transfer;
(o)any Investment by any Captive Insurance Subsidiary in connection with its provision of insurance to the Borrower or any of its Subsidiaries, which Investment is made in the ordinary course of business or consistent with industry practice of such Captive Insurance Subsidiary, or by reason of applicable Law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable;
(p)(i) Investments made as a result of the receipt of noncash consideration from any sale, transfer or other disposition of any asset in compliance with Section 6.3(b)(i) and (ii) to the extent constituting Investments, sales, transfers and other dispositions permitted by Sections 6.3(b)(ix) and 6.3(b)(x); and
(q)Permitted Acquisitions.
For purposes of covenant compliance with this Section 6.7, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.

Section 6.8Financial Covenant.  At the end of each of its fiscal quarters ending on and after June 30, 2025, the Borrower will not permit the Senior Net Leverage Ratio to exceed 3.50 to 1.00 for the most recently ended four fiscal quarter period ended on such date; provided that, upon the consummation of a Material Acquisition, the Borrower may elect (the “Leverage Ratio Increase Election”) to increase the Senior Net Leverage Ratio to 4.00 to 1.00 for the period beginning with the fiscal quarter in which such Material Acquisition is consummated and for each of the following four full consecutive fiscal quarters (the period during which any such increase is in effect, the “Leverage Ratio Increase Period”); provided that (x) if a Leverage Ratio Increase Election is made, the Borrower may not make another Leverage Ratio Increase Election until two full fiscal quarters have elapsed following the expiration of the most recent prior Leverage Ratio Increase Period and (y) the Borrower shall not be permitted to make more than two Leverage Ratio Increase Elections prior to the Revolving Loan Maturity Date (clauses (x) and (y), collectively, the “Leverage Increase Limitations”).
Section 6.9Certain Payments of Indebtedness.
(a)The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make or pay, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of principal of or interest of any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Financing (a “Restricted Debt Payment”), except:
(i)refinancings of Indebtedness to the extent permitted by Section 6.1;
(ii)payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by the terms of Section 6.3(b);
(iii)so long as (A) no Default or Event of Default has occurred and is continuing or would result therefrom and (B) the amount thereof does not exceed the sum of (I) the greater of (x) $120,000,000 and (y) 5.0% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.1(a) or (b) and calculated on a Pro Forma Basis plus (II) an amount that would not cause the Total Net Leverage Ratio to exceed 3.75 to 1.00 calculated on a Pro Forma Basis as of the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 5.1(a) or (b);
(iv)the Borrower may convert any convertible securities into Qualified Equity Interests pursuant to the terms of such convertible securities or otherwise in exchange thereof and pay cash in lieu of fractional shares;
(v)payment of regularly scheduled interest and principal payments as, in the form of payment and when due in respect of any Indebtedness, other than payments in respect of any Junior Financing prohibited by the subordination provisions thereof;
(vi)[Reserved]; and
(vii)payments in connection with transfer pricing, cost plus or similar arrangements entered into by the Borrower with its Subsidiaries in the ordinary course of business.
(b)[Reserved].

Section 6.10Outbound Investment Rules. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
ARTICLE VII

GUARANTY
Section 7.1Guaranty of the Obligations.  The Guarantors jointly and severally hereby irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”); provided that the Guaranteed Obligations of the Borrower in its capacity as a Guarantor shall exclude any Direct Borrower Obligations.
Section 7.2Payment by Guarantors.  The Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Borrower or any other Guarantor to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, Guarantors will upon demand pay, or cause to be paid, in cash, to the Administrative Agent for the ratable benefit of the Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to the Beneficiaries as aforesaid.
Section 7.3Liability of Guarantors Absolute.  Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(a)this Guaranty is a guaranty of payment when due and not of collectability and this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;
(b)the Administrative Agent may enforce this Guaranty during the continuation of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Beneficiary with respect to the existence of such Event of Default;
(c)the obligations of each Guarantor hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower, any such other guarantor or any other Person and whether or not the Borrower, any such other guarantor or any other Person is joined in any such action or actions;

(d)payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;
(e)any Beneficiary, upon such terms as it deems appropriate under the relevant Loan Document, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Loan Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents; and

(f)this Guaranty and the obligations of the Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made) and the cancellation or expiration or cash collateralization of all Letters of Credit in an amount equal to 103% of Letter of Credit Usage at such time on terms satisfactory to the applicable Issuing Banks), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) the change, reorganization or termination of the corporate structure or existence of the Borrower or any of its Restricted Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations, whether or not consented to by any Beneficiary; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which the Borrower or any other Person may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor in respect of its Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Agreement subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any similar federal or state law; provided, however, that this limitation shall not apply to the Borrower with respect to its Direct Borrower Obligations.

Section 7.4Waivers by Guarantors.  Each Guarantor hereby waives, for the benefit of the Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (1) proceed against the Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (2) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of any Loan Party or any other Person, or (4) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) any rights to set offs, recoupments and counterclaims, (iii) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto, and (iv) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 7.3 and any right to consent to any thereof; and (f) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof, in each case other than the indefeasible payment in full of the Guaranteed Obligations.

Section 7.5Guarantors’ Rights of Subrogation, Contribution, Etc.  Until the Guaranteed Obligations shall have been paid in full (other than contingent indemnification obligations for which no claim has been made) and the Commitments shall have terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including, (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower with respect to the Guaranteed Obligations, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the Borrower, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been paid in full (other than contingent indemnification obligations for which no claim has been made) and all Letters of Credit shall have expired or been cancelled or cash collateralized in an amount equal to 103% of Letter of Credit Usage at such time on terms satisfactory to the applicable Issuing Banks and the Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against the Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made) shall not have been paid in full, such amount shall be held in trust for the Administrative Agent on behalf of the Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of the Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
Section 7.6Subordination of Other Obligations.  Any Indebtedness of the Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of the Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of the Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.
Section 7.7Continuing Guaranty.  This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made) shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or cash collateralized in an amount equal to 103% of Letter of Credit Usage at such time on terms satisfactory to the applicable Issuing Banks. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
Section 7.8Authority of Guarantors or the Borrower.  It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

Section 7.9Financial Condition of the Borrower.  Any Loan may be made to the Borrower or continued from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower or any other Loan Party at the time of any such grant or continuation, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrower or any other Loan Party. Each Guarantor has adequate means to obtain information from the Borrower and the other Loan Parties on a continuing basis concerning the financial condition of the Borrower and the other Loan Parties and their respective ability to perform their obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and each other Loan Party and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower or any other Loan Party now known or hereafter known by any Beneficiary.
Section 7.10Bankruptcy, Etc.  (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any other Loan Party. The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Loan Party or by any defense which the Borrower or any other Loan Party may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(a)Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and the Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower or any other Loan Party of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
(b)In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower or any Subsidiary, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.
ARTICLE VIII

EVENTS OF DEFAULT
If any of the following events (each, an “Event of Default”) shall occur:

(a)the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable or any amount due and payable to any Issuing Bank in reimbursement of any drawing under any Letter of Credit, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under any of the Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
(c)any representation or warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any certificate furnished pursuant to or in connection with this Agreement, any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.2, Section 5.3 (solely with respect to the Borrower’s existence), Section 5.9, or in Article VI;
(e)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any of the Loan Documents (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);
(f)the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure shall have continued after the applicable grace period, if any;
(g)after giving effect to any grace period, the Borrower or any Restricted Subsidiary fails to observe or perform any term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Material Indebtedness (other than as described in clause (f) above), if the failure referred to in this clause (g) causes, or permits the holder or holders of such Material Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Material Indebtedness to become due prior to its stated maturity (or in the case of any such Indebtedness constituting a Guarantee in respect of Indebtedness to become payable) or become subject to a mandatory offer purchase by the obligor; provided that, for the avoidance of doubt, this clause (g) shall not apply to (x) any redemption, repurchase, conversion of or exchange or Indebtedness that is convertible into Common Stock (other than Disqualified Equity Interests) (or other securities or property following a merger event, reclassification or other change of the Common Stock), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Stock or such other securities or property), (y) any early payment requirement or unwinding or termination with respect to any Permitted Call Spread Transaction, any Structured Repurchase, any other derivative instrument referencing Equity Interests of the Borrower or any of its Affiliates, or any Swap Agreement, or (z) any Indebtedness that becomes due as a result of a voluntary refinancing thereof or a change of control provision of any Indebtedness of a Subsidiary as a result of the acquisition of such Subsidiary;

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Debtor Relief Law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)the Borrower or any Restricted Subsidiary shall become unable and admit in writing its inability or fail generally to pay its debts as they become due;
(k)one or more judgments for the payment of money in excess of $100,000,000 in the aggregate, to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage, shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof (to the extent not paid or covered by a reputable and solvent independent third-party insurance company which has not disputed coverage) and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed (or an action of similar effect in any jurisdiction outside the U.S.), or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment and such action shall not be stayed (or an action of similar effect in any jurisdiction outside the U.S.);
(l)one or more ERISA Events shall have occurred that would reasonably be expected to result in a Material Adverse Effect;
(m)a Change in Control shall occur;
(n)any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except as a result of (i) a sale or transfer of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) the release thereof as provided in the applicable Security Document or Section 10.17, (iii) the Administrative Agent no longer having possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreement or (iv) a Uniform Commercial Code filing having lapsed because a Uniform Commercial Code continuation statement was not filed in a timely manner; and
(o)any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the obligations hereunder or thereunder, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments and the obligation of the Issuing Banks to issue any Letters of Credit, and thereupon the Commitments and such obligations shall terminate immediately, (ii) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Article VIII(h) or (i) to pay) to the Administrative Agent such additional amounts of cash as are reasonably requested by the applicable Issuing Banks, to be held as security for the Borrower’s reimbursement Obligations in respect of Letters of Credit then outstanding as set forth in Section 2.4(j) and (iii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder (including any amounts required to be deposited in respect of Letters of Credit pursuant to Section 2.4(j)), shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In addition to any other rights and remedies granted to the Administrative Agent, the Issuing Banks and the Lenders in the Loan Documents, the Administrative Agent, on behalf of the Issuing Banks, the Lenders and the other Secured Parties, may exercise all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Loan Party of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign, given an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Issuing Banks, the Lenders and the other Secured Parties, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent, any Issuing Bank, any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Administrative Agent, any Issuing Bank, any Lender and any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released. Each Loan Party further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Loan Party’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this paragraph, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent, the Issuing Banks and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Loan Parties under the Loan Documents, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the Uniform Commercial Code, need the Administrative Agent account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, each Loan Party waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder, absent gross negligence or willful misconduct (as determined by a final, non-appealable judgment of a court of competent jurisdiction). If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

ARTICLE IX

THE ADMINISTRATIVE AGENT
Each of the Lenders and Issuing Banks hereby irrevocably appoints JPMCB as the Administrative Agent (and JPMCB hereby accepts such appointment) and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Except, in each case, as set forth in the sixth and twelfth paragraphs of this Article, the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. Each Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks, and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. Without limiting the generality of the foregoing, the Administrative Agent: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2 or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The

Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or (ii) in the absence of its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vi) the creation, perfection or priority of Liens on the Collateral. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any Liabilities, costs or expenses suffered by the Borrower, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of any Dollar Equivalent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
The Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the Lenders and the Borrower. The Administrative Agent shall have the right to appoint a financial institution to act as the Administrative Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Required Lenders, and the Administrative Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation, (ii) the acceptance of such successor Administrative Agent by the Borrower and the Required Lenders or (iii) such other date, if any, agreed to by the Borrower and the Required Lenders. Upon any such notice of resignation, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor Administrative Agent. If neither the Required Lenders nor the Administrative Agent have appointed a successor Administrative Agent, the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent. Any successor Administrative Agent shall be a bank with an office in the United States or an Affiliate of any such bank with an office in the United States. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall promptly transfer to such successor Administrative Agent all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents, whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document and the other Loan Documents, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest). After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.

Any resignation of JPMCB or its successor as the Administrative Agent pursuant to this Article IX shall also constitute the resignation of JPMCB or its successor as Swing Line Lender and Issuing Bank, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become successor Swing Line Lender and Issuing Bank for all purposes hereunder. In such event (i) the Borrower shall prepay any outstanding Swing Line Loans made by the retiring Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to the Borrower for cancellation, and (iii) the Borrower shall issue, if so requested by successor Administrative Agent and Swing Line Lender, a new Swing Line Note to the successor Administrative Agent and Swing Line Lender, in the principal amount of the Swing Line Sublimit then in effect and with other appropriate insertions. After such resignation of JPMCB as an Issuing Bank hereunder, JPMCB shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit.
Each Lender and each Issuing Bank represents and warrants as of the date it becomes a Lender or Issuing Bank that (i) it is such Lender’s or Issuing Bank’s intention that the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Anything herein to the contrary notwithstanding, no Arranger shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
Subject to Section 10.2, without further written consent or authorization from any Lender, the Administrative Agent may execute any documents or instruments necessary to release any Guarantor from the Guaranty pursuant to Section 10.17 or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.2) have otherwise consented.
Anything contained in any of the Loan Documents to the contrary notwithstanding, each Loan Party, the Administrative Agent and each Lender hereby agree that no Lender shall have any right individually to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Lenders in accordance with the terms hereof.
Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than contingent indemnification obligations for which no claim has been made) have been paid in full, all Commitments have terminated or expired and all Letters of Credit shall have terminated or expired without any pending drawing thereon (or the outstanding Letters of Credit have been cash collateralized in an amount equal to 103% of all Letter of Credit Usage at such time in a manner satisfactory to the applicable Issuing Banks), upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to release all Guaranties provided for in any Loan Document. Any such release of any Guaranty shall be deemed subject to the provision that such Guaranty shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
In addition, unless sub-clause (i) in the immediately preceding paragraph is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding paragraph, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that neither the Administrative Agent, nor any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

Each Lender (which term shall for the purposes of this and the succeeding paragraphs of this Article IX include the Issuing Banks) hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender under this paragraph shall be conclusive, absent manifest error.
Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of satisfying Obligations or from the proceeds of Collateral.
Each party’s obligations under this paragraph shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
The Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Loan Parties) between the Loan Parties and their Affiliates, on the one hand, and JPMCB and its Affiliates, on the other hand. Without limiting the foregoing, the Loan Parties or their Affiliates may provide information, including updates to previously provided information to JPMCB and its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders acknowledge that neither JPMCB nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Loan Party, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of a Loan Party.

ARTICLE X

MISCELLANEOUS
Section 10.1Notices.  (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy (or other facsimile transmission or, subject to clause (b) below, other electronic image scan transmission (e.g., email)), as follows:
(i)if to the Borrower, to it at Toast, Inc., 333 Summer Street, Boston, MA 02210, Attention: Elena Gomez (email: elena.gomez@toasttab.com) and Brian Elworthy (email: belworthy@toasttab.com) with a copy to Goodwin Procter LLP, Attention: Anna Dodson, Esq., 100 Northern Avenue, Boston, MA 02210, (email: adodson@goodwinlaw.com);
(ii)if to the Administrative Agent from the Borrower, to the address or addresses separately provided to the Borrower;
(iii)if to the Administrative Agent from the Lenders, to it at JPMorgan Chase Bank, N.A., 131 South Dearborn, Floor 04, Chicago, Illinois 60603-5506, Attention: Loan and Agency Services (email: jpm.agency.cri@ jpmorgan.com; agency.tax.reporting@jpmorgan.com; covenant.compliance@jpmchase.com);
(iv)if to the Swing Line Lender, at the address separately provided to the Borrower;
(v)if to an Issuing Bank, to it at the address separately provided to the Borrower; and
(vi)if to any other Lender, to it at its address (or telecopy (or other facsimile transmission) number) set forth in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopy (or other facsimile transmission) shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications or Approved Borrower Portals, to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(a)Notices and other communications to the Lenders, Swing Line Lender, the Administrative Agent and Issuing Banks hereunder may be delivered or furnished by electronic communications or Approved Borrower Portals (as applicable), in each case, pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender, Swing Line Lender and applicable Issuing Bank. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(b)Any party hereto may change its address or telecopy (or other facsimile or electronic transmission) contact information for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
(c)Borrower Communications.
(i)The Administrative Agent, the Lenders and the Issuing Banks agree that the Borrower may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”). “Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower to the Administrative Agent through an Approved Borrower Portal.
(ii)Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Restatement Effective Date, a user ID/password authorization system), each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that. the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrower that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

(iii)The Borrower agrees that the Administrative Agent may make the Communications (as defined below) available to the Lenders by posting the Borrower Communications on Debt Domain, IntraLinks, Syndtrak, ClearPar, the Internet or another similar electronic system chosen by the Administrative Agent to be its electronic transmission system (the “Platform”). THE APPROVED BORROWER PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ADEQUACY OR COMPLETENESS OF THE BORROWER COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED BORROWER PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, THE “AGENT PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.
(iv)Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(v)Nothing herein shall prejudice the right of the Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Section 10.2Waivers; Amendments.  (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance, amendment, extension or increase of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the applicable Issuing Bank may have had notice or knowledge of such Default at the time.
(a)Except as provided in Section 2.13(b), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders;

provided, however, that, subject to Section 2.13(b), no such amendment, waiver or consent shall: (i) extend or increase the Commitment of any Lender without the written consent of such Lender (or make any changes to the definition of “Applicable Percentage”), (ii) reduce the principal amount of any Loan, reduce the rate of interest thereon, or reduce any reimbursement obligation in respect of any Letter of Credit, or reduce any fees payable hereunder, without the written consent of each Lender and Issuing Bank directly and adversely affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder or any reimbursement obligation in respect of any Letter of Credit, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby; provided, however, that notwithstanding clause (ii) or (iii) of this Section 10.2(b), only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the default rate set forth in Section 2.12(c), (iv) change Section 2.17(b), Section 2.17(c), Section 4.02 of the Collateral Agreement or any other Section hereof providing for the ratable treatment of the Lenders, in each case in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release all or substantially all of the value of any Guaranty, without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Article IX or Section 10.17 (in which case such release may be made by the Administrative Agent, acting alone), (vi) change any of the provisions of this Section or the percentage referred to in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vii) extend the expiration date of any Letter of Credit beyond the Maturity Date without the written consent of the applicable Issuing Bank, each Lender directly and adversely affected thereby, and the beneficiary(ies) of such Letter of Credit, (viii) change the definition of “Pro Rata Share” without the written consent of each Lender or (ix) release all or substantially all the Collateral from the Liens of the Security Documents, or subordinate any such Liens to Liens securing any other Indebtedness for borrowed money, in each case, without the written consent of each Lender (except as expressly provided in Section 10.17 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents). Notwithstanding anything to the contrary herein, (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent, (B) no such amendment shall amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.4(d) without the written consent of the Administrative Agent and of each Issuing Bank, and no such agreement shall amend, modify or otherwise affect the rights or duties of any Issuing Bank hereunder without the prior written consent of such Issuing Bank, (C) no such amendment shall amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of Swing Line Lender, (D) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or the termination thereof extended without the consent of such Lender, (y) the principal amount of any Defaulting Lender’s Loan, or the interest rate thereon or any fees payable hereunder to any Defaulting Lender may not be reduced without the consent of such Lender and (z) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (E) this Agreement may be amended to provide for a

Commitment Increase in the manner contemplated by Section 2.19 and the extension of the Maturity Date as contemplated by Section 2.20, (F) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency, so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (G) any amendment or waiver (including any waiver of the conditions precedent set forth in Section 4.2) that by its terms disproportionately affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (as compared to Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of such disproportionately affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders.
Section 10.3Expenses; Limitation of Liability; Indemnity. (a) Expenses. The Borrower shall pay (i) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent, each Arranger, any syndication agent and their respective Affiliates, including, without limitation, the reasonable, documented and invoiced fees, disbursements and other charges of one firm of counsel for the Administrative Agent, the Arrangers and any syndication agent, taken as a whole (and if reasonably necessary (as determined by the Administrative Agent in consultation with the Borrower), of a single regulatory counsel and a single local counsel in each appropriate jurisdiction) in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement, any other Loan Document or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent, each Arranger, each Issuing Bank and each Lender, including, without limitation, the fees, disbursements and other charges of one firm of counsel for the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders, taken as a whole (and if reasonably necessary (as determined by the Administrative Agent in consultation with the Borrower), of a single regulatory counsel and a single local counsel in each appropriate jurisdiction and in the case of an actual or potential conflict of interest where the Administrative Agent or any Arranger affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected person), in connection with the enforcement, collection or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section, or in connection with the Loans made, or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(a)Limitation of Liability. To the extent permitted by applicable law (i) the Borrower and any Loan Party shall not assert, and the Borrower and each Loan Party hereby waive, any claim against the Administrative Agent, any Arranger, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet and any Approved Borrower Portal), except as determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Lender-Related Person, and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 10.3(b) shall relieve the Borrower and each Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 10.3(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(b)Indemnity. Each Loan Party shall indemnify Administrative Agent, each Arranger, each Issuing Bank, each Lender and any syndication agent and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and reasonable, documented and invoiced expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use of the proceeds thereof (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned, leased or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective Proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or the Borrower or any Affiliate of the Borrower); provided that such indemnity shall not, as to any Indemnitee, be available (v) with respect to Taxes (and amounts relating thereto), the indemnification for which shall be governed solely and exclusively by Sections 2.14 and 2.16, other than any Taxes that represent losses, claims or damages arising from any non-Tax claim, (w) to the extent that such Liabilities or reasonable, documented and invoiced expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (x) if arising from a material breach by such Indemnitee or one of its Affiliates of its express obligations under this Agreement or any other Loan Document (as determined by a court of competent jurisdiction by final and non-appealable judgment), (y) if arising from any dispute between and among Indemnitees that does not involve an act or omission by the direct parent of the Borrower, the Borrower or any of its Subsidiaries (as determined by a court of competent jurisdiction by final and non-appealable judgment) other than any proceeding against Administrative Agent, the Arrangers or the Issuing Banks in such capacity, or (z) if arising from any settlement with respect to indemnified liabilities which is entered into by such Indemnitee without Borrower’s written consent (such consent not to be unreasonably withheld, conditioned or delayed).

(c)Lender Reimbursement. Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraphs (a), (b) or (c) of this Section 10.3 to the Administrative Agent, each Issuing Bank and the Swing Line Lender, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and indemnify each Agent-Related Person from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct.  The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(d)Payments. All amounts due under this Section 10.3 shall be payable promptly after written demand therefor.
Section 10.4Successors and Assigns.  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and each Issuing Bank (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(a)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (but not to the Borrower or an Affiliate thereof or any natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural person)) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)the Borrower; provided that (x) the Borrower shall be deemed to have consented to an assignment of all or a portion of the Loans and Commitments unless it shall have objected thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof and (y) no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B)the Administrative Agent and each Issuing Bank; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; provided further that no consent of an Issuing Bank shall be required if (x) an Event of Default occurs with respect to the Borrower under clause (h), (i) or (k) of Article VIII and (y) such Issuing Bank has no outstanding Letters of Credit at such time; and
(C)each Swing Line Lender; provided further that no consent of a Swing Line Lender shall be required if (x) an Event of Default occurs with respect to the Borrower under clause (h), (i) or (k) of Article VIII and (y) such Swing Line Lender has no outstanding Swing Line Loans at such time.
(i)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or a greater amount that is an integral multiple of $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement (except that an assignment may be of only Commitments of a single Class without the requirement to assign Commitments of any other Class);
(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;
(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.16(e) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;
(E)no such assignment shall be made to (i) any Loan Party nor any Affiliate of a Loan Party or (ii) any Defaulting Lender or any of its subsidiaries, or any Person, who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) or (iii) any Disqualified Lender; and

(F)in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
For the purposes of this Section, the term “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(ii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.14, Section 2.15, Section 2.16 and Section 10.3); provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iii)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and amounts on the Loans owing to, and drawings under Letters of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register is intended to establish that each Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 10.4(b)(iv), except to the extent that such losses, claims, damages or liabilities are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent. The Loans (including principal and interest) are registered obligations and the right, title, and interest of any Lender or its assigns in and to such Loans shall be transferable only upon notation of such transfer in the Register.
(iv)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.16(e) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.6(b), Section 2.17(d) or Section 10.3(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(b)(i) Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent, any Issuing Bank or any Swing Line Lender, sell participations to one or more banks or other entities (but not to the Borrower or an Affiliate thereof or any natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.2(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.14, Section 2.15 and Section 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(e) (it being understood and agreed that the documentation required under Section 2.16(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant agrees to be subject to the provisions of Section 10.12 as if it were an assignee under paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.
(i)A Participant shall not be entitled to receive any greater payment under Section 2.14 or Section 2.16, with respect to any participation, than its participating Lender would have been entitled to receive.
(ii)Each Lender that sells a participation shall, acting solely for United States federal income tax purposes as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, the Bank of England or the European Central Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(d)(i) No assignment or participation shall be made to any Person that was a Disqualified Lender (other than, in the case of participations (but not assignments), a Person who was a Disqualified Institution solely as a result of clause (c) of the definition thereof) as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment or participation). With respect to any assignee that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Lender”), (A) such assignee shall not retroactively be disqualified from becoming a Lender and (B) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.
(i)If any assignment or participation is made to any Disqualified Lender without the Borrower’s sole prior written consent in violation of clause (e)(i) above, or if any Person becomes a Disqualified Lender after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) in the case of outstanding Loans held by Disqualified Lenders, purchase or prepay such Loans by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (B) require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.4), all of its interest, rights and obligations under this Agreement to one or more Persons at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(ii)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws, each Disqualified Lender party hereto hereby agrees (1) not to vote on such plan, (2) if such Disqualified Lender does vote on such plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iii)The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent to (1) post the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform and/or (2) provide the DQ List to each Lender requesting the same. The parties to this Agreement hereby acknowledge and agree that the Administrative Agent will not have any duty, responsibility or liability to monitor or enforce assignments, participations or other actions in respect of Disqualified Lenders, or otherwise take (or omit to take) any action with respect thereto.
Section 10.5Survival.  All covenants, agreements, representations and warranties made by the Loan Parties herein or in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance or any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.14, Section 2.15, Section 2.16 and Section 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, the resignation of the Administrative Agent, the replacement of any Lender, or the termination of this Agreement or any provision hereof.
Section 10.6Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall be deemed an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5 of the Amendment Agreement, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 10.7Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.8Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held by, and other obligations (in whatever currency) at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of any Loan Party against any of and all the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or Issuing Bank may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 10.9Governing Law; Jurisdiction; Consent to Service of Process.  (a) THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE UNDER, ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER BASED IN CONTRACT (AT LAW OR IN EQUITY), TORT OR ANY OTHER THEORY, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW.
(a)Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent or any of its Related Parties relating to this Agreement, any other Loan Document or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.
(b)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party in a jurisdiction where Collateral is located or to enforce a judgment in the courts of any jurisdiction.

(c)Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 10.10WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.11Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 10.12Confidentiality.  (a) Each of the Administrative Agent and the Lenders (which term shall for the purposes of this Section 10.12 includes the Issuing Banks) agrees to (i) maintain the confidentiality of the Information (as defined below), (ii) not disclose any Information to any individual or organization, either internally or externally, without the prior written consent of the Borrower, and (iii) not use the Information for any purpose except in connection with the Loan Documents, except that Information may be disclosed (A) to its and its Affiliates’ directors, officers, employees, other providers of services and agents, including accountants, legal counsel and other advisors, or to any credit insurance provider relating to any Loan Party and its obligations, in each case whom it reasonably determines needs to know such information in connection with this Agreement and the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and required to keep such Information confidential), (B) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case the Administrative Agent or such Lender, as applicable, agrees (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority), to the extent practicable and permitted by applicable law, to inform the Borrower promptly thereof), (C) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the Administrative Agent or such Lender, as applicable, agrees, to the extent permitted by applicable law, to inform the Borrower promptly thereof), (D) to any other party to this Agreement or to any rating agency in connection with rating the Borrower or its Subsidiaries or the Loans made to the Borrower, (E) in connection with the exercise of any remedies hereunder or under any Loan Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder or under any Loan Document, (F)

subject to an agreement containing provisions substantially the same as those of this Section, to any permitted assignee of any of its rights or obligations under this Agreement, (G) with the consent of the Borrower, (H) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower, (I) to any Participant or “bona fide” prospective Participant in, or any “bona fide” prospective assignee of, the Commitments, the Loans or any Lender’s rights or obligations under this Agreement (in each case other than any Disqualified Lender) or (J) to any actual or prospective counterparty (or its advisors) to any swap, derivative or insurance transaction relating to the Borrower and its obligations in each case other than any Disqualified Lender; provided that, in the case of clauses (I) and (J) of this Section 10.12, such Participant, prospective Participant, prospective assignee, actual or prospective counterparty or advisor is advised of and agrees, in advance of such disclosure, in writing (including pursuant to customary “click-through” procedures), to be bound by either the provisions of this Section 10.12 or other provisions that are at least as restrictive as the provisions contained in this Section 10.12. For the purposes of this Section, “Information” means all information received from the Borrower, or from any of its Affiliates, representatives or advisors on behalf of the Borrower, relating to the Borrower or its business (including, for the avoidance of doubt, the DQ List), other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower, or by any of its Affiliates, representatives or advisors on behalf of the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and each Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or any Lender in connection with the administration or servicing of this Agreement, the other Loan Documents and the Commitments. For the avoidance of doubt, nothing in this Section 10.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 10.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
(a)EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 10.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(b)ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY OR ON BEHALF OF THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS RELATED PARTIES OR ITS SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 10.13Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.
Section 10.14No Advisory or Fiduciary Responsibility.  In connection with all aspects of each Transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by Administrative Agent, the Arrangers and the Lenders (which term shall for the purposes of this Section include the Issuing Banks) are arm’s-length commercial transactions between such Loan Party and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) such Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the Transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Arrangers and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its subsidiaries, or any other Person and (B) neither Administrative Agent, any Arranger nor any Lender has any obligation to any Loan Party or any of its Affiliates with respect to the Transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions, in addition to providing or participating in commercial lending facilities such as that provided hereunder, that involve interests that differ from those of such Loan Party and its Affiliates, and neither the Administrative Agent, any Arrangers nor any Lender has any obligation to disclose any of such interests to such Loan Party or its Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.15Electronic Execution.  Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 10.16Certain Notices.  Each Lender (which term shall for the purposes of this Section include the Issuing Banks) that is subject to the requirements of the USA Patriot Act and the Beneficial Ownership Regulation, the Administrative Agent (for itself and not on behalf of any Lenders) hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA Patriot Act and the Beneficial Ownership Regulation. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation.
Section 10.17Release of Liens and Guarantees. (a) (i) A Loan Party shall automatically be released from its obligations under the Loan Documents and all security interests created by the Security Documents in Collateral owned by such Loan Party shall be automatically released (A) upon the consummation of any transaction or designation permitted by this Agreement (for the avoidance of doubt, as in effect from time to time) as a result of which such Loan Party ceases to be a Restricted Subsidiary (including pursuant to a permitted merger or amalgamation with a Subsidiary that is not a Loan Party or a designation as an Unrestricted Subsidiary) or becomes an Excluded Subsidiary or (B) upon the request of the Borrower, in connection with a transaction permitted under this Agreement, as a result of which such Loan Party ceases to be a Designated Subsidiary and (ii) the security interests created by the Security Documents in Collateral owned by a Loan Party shall be automatically released, (A) with respect to any property of such Loan Party that becomes an Excluded Asset, (B) with respect to any assets of such Loan Party that are sold, transferred, leased or otherwise disposed of in a transaction permitted by Section 6.3, and (C) with respect to all property of such Loan Party, upon the release of such Loan Party from its Guaranty otherwise in accordance with the Loan Documents; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other transfer by any Loan Party (other than to the Borrower or any other Loan Party, or to any Restricted Subsidiary that, upon the consummation of such sale or other transfer would be required to become a Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 10.2(b), the security interests in such Collateral created by the Security Documents shall be automatically released.
(a)Upon termination of the aggregate Commitments and payment in full of all Obligations (other than contingent amounts not yet due) under any Loan Document have been paid in full and all Letters of Credit have expired or been terminated (unless such Letters of Credit have been (i) cash collateralized in an amount equal to 103% of Letter of Credit Usage at such time on terms reasonably satisfactory to the applicable Issuing Bank, (ii) backstopped by a letter of credit in form, amount and substance and by an institution reasonably satisfactory to the applicable Issuing Bank or (iii) deemed reissued under another facility reasonably acceptable to the applicable Issuing Bank), all obligations of the Loan Parties under the Loan Documents shall be automatically released and all security interests created by the Security Documents shall be automatically released.

(b)In connection with any termination or release pursuant to this Section 10.17, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all Uniform Commercial Code termination statements and other documents and take all further actions that such Loan Party shall reasonably request to evidence such termination or release, and shall promptly deliver to the Borrower any possessory collateral subject to such release held by the Administrative Agent.
(c)Each of the Lenders and the Issuing Bank irrevocably authorizes the Administrative Agent to provide any release or evidence of release, termination or subordination contemplated by this Section 10.17.
(d)In the event that (i) all the Equity Interests in any Guarantor are sold, transferred or otherwise disposed of to a Person other than the Borrower or its Restricted Subsidiaries in a transaction permitted under this Agreement, (ii) a Guarantor ceases to be a Designated Subsidiary or (iii) a Guarantor would become an Excluded Subsidiary upon the consummation of any transaction permitted hereunder, the Administrative Agent shall, at the Borrower’s expense, promptly take such action and execute such documents as the Borrower may reasonably request to terminate the Guaranty of such Guarantor. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, without the consent of the Required Lenders, no Guarantor shall be released from its obligations under the Loan Documents if such Guarantor ceases to be a Wholly-Owned Subsidiary solely by virtue of a disposition or issuance of Equity Interests, unless such disposition or issuance is a good faith disposition or issuance to a bona-fide unaffiliated third party whose primary purpose is not the release of the Guaranty and obligations of such Guarantor under the Loan Documents.
Section 10.18Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(A)a reduction in full or in part or cancellation of any such liability;
(B)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(C)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.19Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regime”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Section 10.20Collateral Matters.  (a) Except with respect to the exercise of setoff rights in accordance with Section 2.17(c) or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.
(a)In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Cash Management Services the obligations under which constitute Secured Cash Management Obligations and no Swap Agreement the obligations under which constitute Secured Swap Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Cash Management Services or Swap Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(b)The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.2(a). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

Section 10.21Credit Bidding.  The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.2 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Section 10.22Certain ERISA Matters.  (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(a)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(b)The Administrative Agent, and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
[Signature Pages Follow]

Exhibit B

Schedules to Credit Agreement

[See attached.]

Exhibit C

Disclosure Letter

[See attached.]

Exhibit D

Exhibits

[See attached.]

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